As filed with the Securities and Exchange Commission on
July 31, 2025
Registration No. 333-285121

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FRANKLIN SOLANA ETF
A SERIES OF FRANKLIN SOLANA TRUST
SPONSORED BY FRANKLIN HOLDINGS, LLC
(Exact name of Registrant as specified in its charter)
Delaware	6221	39-6814889
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Franklin Parkway
San Mateo, CA 94403-1906
(650) 312-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Franklin Holdings, LLC
One Franklin Parkway
San Mateo, CA 94403-1906
(650) 312-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Navid J. Tofigh One Franklin Parkway San Mateo, CA 94403-1906 (650) 312-2000	Miranda Sturgis, Esquire Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia PA, 19103-7098 (215) 564-8131	J. Stephen Feinour, Jr., Esquire Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia PA, 19103-7098 (215) 564-8521

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐  Accelerated filer ☐
Non-accelerated filer ☒ Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per share	Proposed maximum aggregate offering price	Amount of registration fee
Franklin Solana ETF Shares	(1)	(1)	(1)	(2)

(1)
In accordance with Rule 456(d) under the Securities Act of 1933, as amended, an indeterminate number of Franklin Solana ETF Shares are being registered as may from time to time be offered hereunder at indeterminate prices.

(2)
In accordance with Rules 456(d) and 457(u) under the Securities Act of 1933, as amended, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

i

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED July 31, 2025

Franklin Solana Trust—Shares of Franklin Solana ETF

The Franklin Solana Trust (the “Trust”) is organized as a Delaware statutory trust. The Franklin Solana ETF series of the Trust (the “Fund”) issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The assets of the Fund consist primarily of Solana held by a custodian on behalf of the Fund. The Fund seeks to reflect generally the performance of the price of Solana and rewards from staking as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) to the extent the Sponsor in its sole discretion determines that the Fund may do so without undue legal or regulatory risk, such as without limitation, by adversely affecting the Fund’s status as a grantor trust for U.S. federal income tax purposes (the “Staking Requirement”). The Fund seeks to reflect such performance before payment of the Fund’s expenses and liabilities. Franklin Holdings, LLC (the “Sponsor”) is the sponsor of the Trust and Fund; CSC Delaware Trust Company, a subsidiary of Corporation Service Company (the “Trustee”), is the sole trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Solana Custodian”) is the custodian for the Fund’s Solana holdings; and the Bank of New York Mellon is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Solana Custodian, the “Custodians”) and also serves as the Fund’s administrator and transfer agent (the “Administrator” or “Transfer Agent”). Franklin Distributors, LLC is the marketing agent of the Fund (the “Marketing Agent”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act. The Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust and the Fund. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Fund.

The Fund intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rules 456(d) and 457(u) under the Securities Act of 1933, as amended (the “Securities Act”). A block of 50,000 Shares is called a “Creation Unit.” The Fund issues and redeems Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of Solana attributable to each Share (net of accrued but unpaid renumeration due to the Sponsor (the “Sponsor’s Fee”) and any accrued but unpaid expenses or liabilities). These transactions take place in exchange for Solana and/or cash.

The Sponsor generally seeks to stake as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) through one or more trusted staking providers, which may include an affiliate of the Sponsor (“Staking Providers”). Subject to the Staking Requirement being met, [ ] is expected to serve as the Staking Provider for the Fund. In consideration for any staking activity in which the Fund may engage, the Fund would receive certain Staking Rewards of Solana tokens, which may be treated as income to the Fund. The Fund will not acquire and will disclaim any Incidental Right (as defined below) or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV (as defined below).

Creation Units will be offered continuously at the net asset value per Share (“NAV”) for 50,000 Shares on the day that an order to create or redeem a Creation Unit is accepted by the Fund. Only institutional investors that become authorized participants by entering into a contract with the Sponsor and the Administrator (“Authorized Participants”) may purchase or redeem Creation Units. Shares will be offered to the public from time to time at varying prices that will reflect the price of Solana and the trading price of the Shares on the Cboe BZX Exchange, Inc. (“Cboe BZX Exchange” or the “Exchange”) at the time of the offer.

Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on the Cboe BZX Exchange under the ticker symbol “SOEZ.” Market prices for the Shares may be different from the NAV.

CME CF Solana-Dollar Reference Rate - New York Variant for the Solana - U.S. Dollar trading pair (the “CF Benchmarks Index”), produced by CF Benchmarks Ltd., on July 30, 2025 was $ $174.15.

Except when aggregated in Creation Units, Shares are not redeemable securities. Creation Units are only redeemable by Authorized Participants.

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page [ ].

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Sponsor, the Seed Capital Investor, the Trustee, the Administrator, the Custodians, the Marketing Agent or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

On [ ], Franklin Resources Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, subject to conditions, purchased [ ] Shares at a per-Share price equal to $[ ] (the “Initial Seed Shares”). Delivery of the Initial Seed Shares was made on [ ]. Total proceeds to the Fund from the sale of the Initial Seed Shares were $[ ]. On [ ], the Initial Seed Shares were redeemed for $[ ] and the Seed Capital Investor purchased [ ] creation units in a cash transaction comprised of a total of [ ] Shares at a per-Share price based on [ ] Solana per Creation Unit (or [ ] Solana per Share), for a total of [ ] Solana (the “Seed Creation Units”). The cash proceeds to the Fund from the sale of the Seed Creation Units were used by the Fund to purchase [ ] Solana at the price of $[ ] per Solana on [ ] (exclusive of transaction and other costs incurred in connection with the conversion of the cash proceeds to Solana, which were paid by the Seed Capital Investor). Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $[ ] (an amount representing [ ] Solana). As noted above, the transaction and other costs incurred in connection with the Seed Creation Units were paid by the Seed Capital Investor and not borne by the Fund. The Seed Capital Investor will act as a statutory underwriter with respect to the Seed Creation Units. See “Seed Capital Investor” and “Plan of Distribution” for further information.

Creation Units will be sold at a per-Share offering price that will vary depending on, among other things, the price of Solana and the trading price of the Shares on the Cboe BZX Exchange, Inc. at the time of the offer. Shares offered at different times may have different offering prices. Prior to this offering, there was no public market for the Shares. This offering of an indeterminate amount of the Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act. The offering of Shares pursuant to this prospectus is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the Securities Act.

The date of this prospectus is [ ].

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	v
PROSPECTUS SUMMARY	1
THE OFFERING	9
SUMMARY FINANCIAL CONDITION	18
RISK FACTORS	18
USE OF PROCEEDS	80
OVERVIEW OF THE SOLANA INDUSTRY	80
BUSINESS OF THE FUND	90
DESCRIPTION OF THE SHARES AND THE TRUST	102
CREATIONS AND REDEMPTIONS	105
THE TRUSTEE	124
STATEMENTS, FILINGS AND REPORTS	124
FISCAL YEAR	124
THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY	125
THE SPONSOR	126
THE TRUSTEE	128
THE ADMINISTRATOR	129
THE CUSTODIANS	130
THE PRIME BROKER AND THE TRADE CREDIT LENDER	132
TRADING COUNTERPARTIES	138
THE MARKETING AGENT	140
THE INDEX ADMINISTRATOR AND SECONDARY INDEX PROVIDER	140
U.S. FEDERAL INCOME TAX CONSEQUENCES	140
ERISA AND RELATED CONSIDERATIONS	146
SEED CAPITAL INVESTOR	146
PLAN OF DISTRIBUTION	147
CONFLICTS OF INTEREST	148
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION	149
LEGAL MATTERS	150
EXPERTS	150
WHERE YOU CAN FIND MORE INFORMATION	150
GLOSSARY	151

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust, on behalf of the Fund, nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Until [ ] (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on [ ].

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for Solana and the Shares), the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. None of the Trust, the Fund, the Sponsor, or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions, other than as required by applicable laws.

v

PROSPECTUS SUMMARY

Although the Sponsor believes that this summary is materially complete, you should read the entire prospectus, including “Risk Factors” beginning on page [ ], before making an investment decision about the Shares.

Definitions of terms used in this prospectus can be found in the Glossary on page [ ].

Trust Structure

The Trust was formed as a Delaware statutory trust on February 10, 2025. The Fund is the sole series of the Trust. The purpose of the Fund is to own Solana. Each Share represents a fractional undivided beneficial interest in the net assets of the Fund. The assets of the Fund consist primarily of Solana held by the Solana Custodian on behalf of the Fund and cash.

Key Service Providers—The Sponsor, Trustee, Custodians, Administrator, Marketing Agent, Staking Provider(s) and Trade Credit Lender

The Sponsor of the Trust and the Fund is Franklin Holdings, LLC. The Sponsor is a Delaware limited liability company and was formed on July 21, 2021. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Franklin Advisers, Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. Franklin Resources, Inc. (“Franklin” or “FRI”), a corporation registered under Delaware law, is the ultimate parent company of the Sponsor.

The Trust is governed by the provisions of an Agreement and Declaration of Trust (the “Declaration of Trust”) executed as of [ ] by the Sponsor and the Trustee.

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of Solana attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Creation Units are issued and redeemed in exchange for Solana and/or cash. Individual Shares will not be redeemed by the Fund but will be listed and traded on the Cboe BZX Exchange under the ticker symbol “SOEZ.” The Fund seeks to reflect generally the performance of the price of Solana and rewards from staking as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) to the extent the Sponsor in its sole discretion determines that the Fund may do so without undue legal or regulatory risk, such as without limitation, by adversely affecting the Fund’s status as a grantor trust for U.S. federal income tax purposes (the “Staking Requirement”), before payment of the Fund’s expenses and liabilities. To the extent the Sponsor determines to stake the Fund’s Solana, the Sponsor plans to engage one or more trusted staking providers (each a “Staking Provider”), which may include an affiliate of the Sponsor, to conduct such staking activities (“Staking Activities”).  The material terms of the Trust and the Shares are discussed in greater detail under the section “Description of the Shares and the Trust.” The Trust is not registered as an investment company under the Investment Company Act and is not required to register under such Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust or the Fund. The Fund will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Fund is not a commodity pool for purposes of the CEA, and none of the Sponsor, the Trustee or the Marketing Agent is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Fund intends to continuously offer Shares but may suspend issuances of Shares at any time.

The Sponsor has arranged for the creation of the Trust and the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Cboe BZX Exchange. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: fees charged by the Administrator, the Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, up to $[ ] per annum in ordinary legal fees and expenses.

The Sponsor bears expenses in connection with the Trust’s and Fund’s organization and initial offering costs. The Fund will sell Solana on an as-needed basis to pay the Sponsor’s Fee. The Fund bears transaction costs, including any Solana Network fees or other similar transaction fees, in connection with any sales of Solana necessary to pay the Sponsor’s Fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above). Any Solana Network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

The Sponsor’s Fee, which is compensation for the Sponsor’s services rendered to the Fund, is calculated and accrued daily at an annualized rate of [ ]% (i.e., [_]%/365 days)  of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Fund will sell Solana as needed to pay the Sponsor’s Fee. The Fund bears transaction costs, including any Solana Network fees or other similar transaction fees, in connection with any sales of Solana necessary to pay the Sponsor’s Fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above). Any Solana Network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.  [As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor’s Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee.] In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website. The Administrator will calculate the Sponsor’s Fee on a daily basis with respect to the NAV of the Fund, and the Sponsor’s Fee will be paid directly by the Fund to the Sponsor.

The net asset value of the Fund will be equal to the total assets of the Fund, which consist solely of Solana and cash, less total liabilities of the Fund, each determined by the Administrator as described herein. The methodology used to calculate an index (the “Index”) price to value Solana in determining the net asset value of the Fund may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

The Sponsor has the exclusive authority to determine the Fund’s net asset value. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. In determining the Fund’s net asset value, the Administrator values the Solana held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (referred to herein as a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices and escalate to the Sponsor if detected. Notification of a material change to the Index or CF Benchmarks Ltd. (the “Index Administrator”) will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund will be responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to: taxes and governmental charges; any applicable brokerage commissions; Solana Network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above; financing fees; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the owners of beneficial interests in the Shares (“Shareholders”) (including, for example, in connection with any fork of the Solana blockchain, any Incidental Rights (as defined below) and any IR Virtual Currency (as defined below)); any indemnification of the Cash Custodian, Solana Custodian, Prime Broker, Staking Provider, Administrator or other agents, service providers or counterparties of the Trust or the Fund; and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $[ ] per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $[ ] per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale (i.e., by ensuring that the Fund’s expenses remain competitive with similar products offered by competitors to help the Fund to gain sufficient assets such that the continued operation of the Fund by the Sponsor is economically viable). To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Trust’s and Fund’s organizational and initial offering costs are borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and initial offering costs.

The Sponsor will maintain a public website on behalf of the Fund, containing information about the Fund and the Shares. The Internet address of the Fund’s website will be [ ]. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this prospectus.

The Sponsor is responsible for establishing the Fund and for the registration of the Shares. The Sponsor will generally oversee the performance of the Fund’s principal service providers, but will not exercise day-to-day oversight over such service providers.

CSC Delaware Trust Company, a subsidiary of the Corporation Service Company, serves as Trustee of the Trust. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808. The structure of the Trust and the number and/or identity of the Trustee may be amended in the future via amendments to the Trust’s Certificate of Trust and the Declaration of Trust. The material terms of the Trust’s Declaration of Trust are discussed in greater detail under the section “The Description of the Shares and the Trust.” The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations. The Sponsor also has the right to select any new or additional custodian.

The Sponsor, the Marketing Agent or any of their respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in Solana or another digital asset, or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s management intend to devote as much time to the Fund as is deemed appropriate to perform their duties, the Sponsor’s management may allocate their time and services among the Fund and the other accounts, funds or trusts. In addition, the Sponsor, in its sole discretion, may determine to amend the Declaration of Trust, including to increase the remuneration due to the Sponsor (the “Sponsor’s Fee”), without Shareholder consent. See “Conflicts of Interest.”

The Solana Custodian is Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and the Cash Custodian and the Administrator is the Bank of New York Mellon.

The Solana Custodian is responsible for safekeeping the Solana owned by the Fund. The Solana Custodian is appointed by the Sponsor on behalf of the Fund. The general role and responsibilities of the Solana Custodian are further described in “The Custodians—The Solana Custodian.”

The Administrator is generally responsible for the day-to-day administration of the Fund, including the calculation of the Fund’s NAV per Share. The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting. The general role and responsibilities of the Administrator are discussed in greater detail under the section “The Administrator.”

The Fund may borrow Solana or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Post-Trade Financing Agreement (the “Trade Financing Agreement”). The Sponsor does not intend to fund the Solana maintained in a trading account of the Fund (the “Trading Balance”) at the Prime Broker with sufficient Solana to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of Solana (e.g., sales of Solana to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and purchases and sales in connection with cash creations and redemptions), the Fund may borrow Solana or cash as Trade Credit from the Trade Credit Lender on a short-term basis. The Trade Credit Lender has established a maximum amount of Trade Credits that the Fund may have outstanding at any one time. A Trade Credit may not be in an amount that would cause the US dollar notional amount of all Trade Credits outstanding to exceed the maximum authorized amount. The Fund is required to maintain its Trading Balance to be equal to or greater than the US dollar notional value of all outstanding Trade Credits at the time of execution of trades on the trading platform, by asset, until such Trade Credits have been repaid. Interest rates on Trade Credits will be an amount to be determined, on a daily basis, based on the Trade Credit Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Fund.

The Fund’s Objective

The Fund seeks to reflect generally the performance of the price of Solana and rewards from staking as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) to the extent the Sponsor in its sole discretion determines that the Fund may do so without undue legal or regulatory risk, such as without limitation, by adversely affecting the Fund’s status as a grantor trust for U.S. federal income tax purposes (the “Staking Requirement”), before payment of the Fund’s expenses and liabilities. To the extent the Sponsor determines to stake the Fund’s Solana, the Sponsor plans to engage one or more trusted staking providers (each a “Staking Provider”), which may include an affiliate of the Sponsor, to conduct such staking activities (“Staking Activities”). The Shares are intended to offer a convenient means of making an investment similar to an investment in Solana relative to acquiring, holding and trading Solana directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove obstacles associated with the complexities and operational burdens involved in a direct investment in Solana by providing an investment with a value that reflects the price of the Solana owned by the Fund at such time, less the Fund’s expenses. The Fund is not a proxy for a direct investment in Solana. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets that is similar to an investment in Solana.

The Fund is a passive investment vehicle and is not a leveraged product. The Sponsor does not actively manage the Solana held by the Fund. This means that the Sponsor does not sell Solana at times when its price is high or acquire Solana at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or similar instruments or transactions in seeking to meet its investment objective.

The Sponsor generally seeks to stake as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) through one or more trusted Staking Providers. Subject to the Staking Requirement being met, [ ] is expected to serve as the Staking Provider for the Fund. In consideration for any staking activity in which the Fund may engage, the Fund would receive certain Staking Rewards of Solana tokens, which may be treated as income to the Fund. The Fund will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of “forks” or “airdrops,” and such assets will not be taken into account for purposes of determining.

Subject to the Staking Requirement being met, the Fund intends to stake as much of the Fund’s Solana as is practicable through one or more Staking Providers at all times, except as necessary to pay the Sponsor’s Fee and any other Fund expenses or liabilities, or in connection with creation and redemption activity, including to satisfy existing and expected redemption requests.  Additionally, if staking the Fund’s Solana raises doubts about the Fund’s continued ability to satisfy the Staking Requirement and any other related requirement, as determined by the Sponsor, or in other exceptional circumstances that raise doubts about the security or liquidity of the Fund’s Solana holdings, also as determined by the Sponsor, the Fund may not engage in staking some or all of its Solana. As a result of any staking activity in which the Fund may engage, the Fund expects to receive certain Staking Rewards of Solana, which may be treated for U.S. federal income tax purposes as income to the Fund.

Staking activity on the Solana Network involves the delegation of Solana to validators and carries certain risks. Staked Solana may be subject to community-determined penalties for validator misbehavior, or slashing. If the Staking Provider causes the Fund’s staked Solana to be subject to such slashing losses, the Fund could suffer losses of the staked Solana. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked Solana is temporarily locked and inaccessible. These phases affect when Solana begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The description and considerations related to staking are discussed more fully in “Risk Factors Related to Digital Assets - Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Solana Network less attractive.”

Staking Providers will stake the Fund’s Solana as the node operator and will operate the validator by which the Fund’s Solana is staked. The Staking Provider will perform its staking services in collaboration with the Solana Custodian, as the Solana will be staked directly from the Fund’s Solana account with the Solana Custodian. The Fund will maintain control of the Solana while it is staked because it will remain in the Fund’s account with the Solana Custodian (i.e., it will be kept in a separate account for which the Fund is the beneficial and record owner and will not be commingled with the Solana Custodian’s other client accounts) and the Fund will retain the ability to un-stake its Solana while the Staking Provider(s) will not have this capability. With respect to the Fund, staking will be a passive activity as it will not participate in the operation of the staking program. Its role will be limited to determining which Staking Provider(s) with which to enter into a written agreement and instructing the Staking Provider(s) on when to stake and/or un-stake the Fund’s Solana.

The Fund will receive a portion of the Staking Rewards earned through Staking Activities, denominated in additional Solana or cash.  The remaining portion of the Staking Rewards will be retained by the [third party Staking Provider(s)] for providing and facilitating the Staking Activities.  Staking Rewards received by the Fund in the form of cash that are not reinvested in additional Solana will be used to pay the Sponsor’s Fee, to satisfy cash redemption requests or to pay other applicable Fund expenses.  The expenses of staking the Fund’s Solana will be paid from the proceeds of the staking program received by the Fund.  Any Staking Rewards earned by the Fund from Staking Activities in the form of Solana will accrue to the Fund’s account with the Solana Custodian and will generally be staked in the same manner as the Fund’s existing Solana holdings. The Fund may seek an opinion of a tax advisor or a private letter ruling from the Internal Revenue Service that would allow it to utilize a credit facility or an alternative means of satisfying redemption requests without un-staking the Fund’s Solana, but it will not take such actions in the absence of such an opinion or ruling.

An investment in Shares is:

Backed by Solana held by the Solana Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Solana Custodian will keep custody of all of the Fund’s Solana, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase Inc. (“Coinbase Inc.”

or the “Prime Broker”, which is an affiliate of the Solana Custodian), in accounts that are required to be segregated from the assets held by the Solana Custodian as principal and the assets of its other customers (the “Vault Balance”). The Solana Custodian will keep all of the private keys associated with the Fund’s Solana held by the Solana Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Fund’s Solana are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. For more information, see “The Custodians—The Solana Custodian” below. A portion of the Fund’s Solana holdings and cash holdings from time to time may be temporarily held with the Prime Broker in the Trading Balance, for certain limited purposes, in connection with creations and redemptions of Creation Units and the sale of Solana to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor. Even though Solana is only moved into the Trading Balance in connection with and to the extent of purchases and sales of Solana by the Fund, and such Solana is swept from the Fund’s Trading Balance to the Fund’s Vault Balance daily pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of Solana that can be held temporarily in the Trading Balance maintained by the Prime Broker. This could create greater risk of loss of the Fund’s Solana, which would cause Shareholders to suffer losses.

Within the Fund’s Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular Solana (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s Solana (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the Solana associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Solana on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of Solana that the Prime Broker holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling Solana directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Exchange listed.

Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on the Cboe BZX Exchange under the ticker symbol “SOEZ.”

Summary Risk Factors

Risk Factors Related to Digital Assets

•
The trading prices of many digital assets, including Solana, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•
The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of Solana as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Solana blockchain.

•	Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of Solana.

•
Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for Solana or cause a wider loss of confidence in the Solana Network, either of which could have an adverse impact on the value of Solana.

•
Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

•	A temporary or permanent “fork” could adversely affect the value of the Shares.

•
Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Avalanche, or Cardano, could have a negative impact on the demand for, and price of, Solana and thereby adversely affect the value of the Shares.

•
Staking activity comes with a risk of loss of Solana tokens, including in the form of “slashing” penalties. As of the date of this prospectus, no slashing penalty has ever been assessed on the Solana network. Additionally, as part of the “activating” and “deactivating” or “cooling down” processes of Solana staking, any staked Solana tokens will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that the Sponsor will seek to manage.

Risk Factors Related to the Digital Asset Markets

•	The value of the Shares relates directly to the value of Solana, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•	The Fund’s timing in reaching the market and fee structure relative to other competitor Solana products could have a detrimental effect on the scale and sustainability of the Fund.

•
The Index (as defined below) has a limited performance history, and could experience calculation or other errors, in which case the Index price could fail to track the global Solana price, and a failure of the Index price could adversely affect the value of the Shares.

•	The Index price used to calculate the value of the Fund’s Solana may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Fund and the Shares

•
If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Solana may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Solana Trading Counterparties.

•
Security threats to the Fund’s account at the Solana Custodian could disrupt or halt Fund operations and result in the loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

•
Solana transactions are irrevocable and stolen or incorrectly transferred Solana may be irretrievable. As a result, any incorrectly executed Solana transactions could adversely affect the value of the Shares.

•
If the Custodian Agreement, Prime Broker Agreement, an Authorized Participant Agreement or Solana Trading Counterparty agreement (as defined below) is terminated or the Solana Custodian, Prime Broker, an Authorized Participant or a Solana Trading Counterparty fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, prime broker, authorized participant or Solana trading counterparty, which could pose a challenge to the safekeeping of the Fund’s Solana, and the Fund’s ability to create and redeem Shares and continue to operate may be adversely affected.

•
Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

Risk Factors Related to the Regulation of the Fund and the Shares

•
Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of Solana or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of Solana, validation activity, digital wallets, the provision of services related to trading and custodying Solana, the operation of the Solana Network, or the digital asset markets generally.

•
If regulators subject the Fund, or the Sponsor, to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Fund or the Sponsor and also result in decreased liquidity for the Shares.

•
Regulatory changes or interpretations could obligate an Authorized Participant, the Fund, the Trust, the Sponsor or other Fund service providers to register and comply with new regulations, resulting in potentially extraordinary or nonrecurring expenses to the Fund.

•	The treatment of digital currency (including staking activities) for U.S. federal, state and local income tax purposes is uncertain.

•	The treatment of staking activities under U.S. federal securities laws may be unsettled.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

•	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•
the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Offices
The Sponsor’s office is located at One Franklin Parkway, San Mateo, CA 94403-1906 and its telephone number is (650) 312-2000. The Trust’s office is c/o Franklin Holdings, LLC, One Franklin Parkway, San Mateo, CA 94403-1906 and its telephone number is (650) 312-2000. The Trustee’s office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Solana Custodian’s office is located at 55 Hudson Yards, 550 West 34th Street, 4th Floor, New York, New York 10001. The Cash Custodian’s and the Administrator’s office is located at 240 Greenwich Street, New York, NY 10286.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund.

Use of proceeds
Proceeds received by the Fund from the issuance and sale of Creation Units will consist of Solana deposits or an amount of cash equal to the amount necessary to purchase the amount of Solana represented by the Creation Unit being created.  Solana deposits are held by the Solana Custodian or Prime Broker on behalf of the Fund until (i) delivered to Authorized Participants in connection with a redemption of Creation Units, (ii) sold (1) to pay the fee due to the Sponsor and any Fund expenses or liabilities not assumed by the Sponsor or (2) to meet redemption requests effected in cash; or (iii) used in Staking only if (and, then, only to the extent that) the Staking Requirement relating to the Fund’s status as a grantor trust for U.S. federal income tax purposes is satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Requirement.

Cboe BZX Exchange ticker symbol	SOEZ

CUSIP	354646101

Creation and redemption
The Fund issues and redeems Creation Units on a continuous basis. Creation Units are issued or redeemed in exchange for an amount of Solana and/or cash as determined by the Administrator on each day that Cboe BZX Exchange is open for regular trading.

For creation transactions conducted in cash, the amount of cash required to be delivered to the Fund will equal the amount of cash needed to purchase the amount of Solana represented by the Creation Unit(s) being created, as calculated by the Administrator, plus applicable fees, costs and adjustments. For redemption transactions conducted in cash, the Sponsor will arrange for the Solana represented by the Creation Unit(s) being redeemed to be sold and the cash proceeds, after applicable fees, costs and adjustments, distributed. No Shares are issued until the corresponding amount of Solana has been received in the Fund’s Trading Balance. Creation Units may be created or redeemed only by Authorized Participants, who pay (1) a transaction fee for each order to create or redeem Creation Units; (2) transfer, processing and other transaction costs charged by the Solana Custodian in connection with the issuance or redemption of Creation Units for such order; and (3) any other expenses, taxes, charges or adjustments.

[See “Creations and Redemptions—Creation Procedures” and “Creations and Redemptions—Redemption Procedures” for more details.]

Net Asset Value
The net asset value of the Fund will be equal to the total assets of the Fund, which consist solely of Solana and cash, less total liabilities of the Fund, each determined by the Administrator as described herein. The methodology used to calculate an index (the “Index”) price to value Solana in determining the net asset value of the Fund may not be deemed consistent with U.S. GAAP.

The Sponsor has the exclusive authority to determine the Fund’s net asset value. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. In determining the Fund’s net asset value, the Administrator values the Solana held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (referred to herein as a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices and escalate to the Sponsor if detected. Notification of a material change to the Index or Index Administrator will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Fund’s periodic financial statements may not utilize the net asset value of the Fund to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for Solana as of the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. The Fund intends to engage a third-party vendor to obtain a price from a principal market for Solana, which will be determined and designated by such third-party vendor based on its consideration of several exchange characteristics, including oversight and the volume and frequency of trades and those that the Fund can access at the measurement date. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Net Asset Value Calculation and Index
On each Business Day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Administrator evaluates the Solana held by the Fund as reflected by the CF Benchmarks Index and determines the net asset value of the Fund. For purposes of making these calculations, a Business Day means any day other than a day when the Cboe BZX Exchange is closed for regular trading.

The CF Benchmarks Index employed by the Fund is calculated on each Business Day by aggregating the notional value of Solana trading activity across major spot Solana platforms. The CF Benchmarks Index is regulated under the UK Benchmarks Regulation (“UK BMR”). The Index Administrator is a U.K. incorporated company, authorized and regulated by the UK Financial Conduct Authority (the “FCA”) as a registered Benchmark Administrator (FRN 847100) under the UK BMR. The CF Benchmarks Index serves as a once-a-day benchmark rate of the U.S. dollar price of Solana (USD/SOL), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several Solana exchange platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one Solana at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined in “Business of the Fund—Valuation of Solana; the CF Benchmarks Index”) of all of its constituent Solana platforms, which as of June 11, 2025, are Coinbase, Kraken, LMAX

Digital, and Gemini (the “Constituent Platforms”), and which may change from time to time.

The Fund is intended to provide a way for Shareholders to obtain exposure to Solana by investing in the Shares rather than by acquiring, holding and trading Solana directly on a peer-to-peer or other basis or via a digital asset platform. An investment in Shares of the Fund is not the same as, or a proxy for, a direct investment in Solana on a peer-to-peer or other basis or via a digital asset platform.

Intraday Indicative Value
In order to provide updated information relating to the Fund for use by Shareholders, an intraday indicative value per share (“IIV”) will be disseminated using the CME CF Solana-Dollar Real Time Index (“SDRTI”). One or more major market data vendors will make an IIV available, updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day. The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors, and through the facilities of the consolidated tape association and consolidated quotation system high speed lines. In addition, the IIV will be available through online information services, such as Bloomberg and Reuters.

Fund expenses
The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: the fees charged by the Administrator, the Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, up to $[ ] per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s and Fund’s organization and the initial offering costs, and may not seek reimbursement of such costs.

The Sponsor’s Fee, which is compensation for the Sponsor’s services rendered to the Fund, is calculated and accrued daily at an annualized rate of [ ]% (i.e., [_]%/365 days)  of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Fund will sell Solana as needed to pay the Sponsor’s Fee. The Fund bears transaction costs, including any Solana Network fees or other similar transaction fees, in connection with any sales of Solana necessary to pay the Sponsor’s fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above). Any Solana Network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant. [As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor’s Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee.] In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website. The Administrator will calculate the Sponsor’s Fee on a daily basis with respect to the NAV of the Fund, and the Sponsor’s Fee will be paid directly by the Fund to the Sponsor.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund will be responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Solana Network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Solana blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Solana Custodian, Prime Broker, Staking Provider, Administrator or other agents, service providers or counterparties of the Trust or the Fund and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $[ ] per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $[ ] per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Trust’s and Fund’s organizational and offering costs are borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and offering costs. The Fund will need to sell Solana to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Fund expenses not assumed by the Sponsor shall accrue daily and be payable by the Fund to the Sponsor at least quarterly in arrears. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Solana held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell Solana to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of Solana represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert Solana into U.S. dollars generally at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Prime Broker’s execution platform where the Sponsor may place an order (the “Trading Platform”), which the Sponsor is able to obtain using commercially reasonable efforts. The number of Solana represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling Solana. The Fund bears transaction costs, including any Solana Network fees or other similar transaction fees, in connection with any sales of Solana necessary to pay the Sponsor’s fee as well as other Fund expenses (if any) that are not assumed by the Sponsor. In the event of the liquidation of the Fund, the Fund will bear any liquidation-related expenses (including any transaction costs such as any Solana network fees or other similar transaction fees in connection with the liquidation of the Fund’s portfolio). The quantity of Solana to be sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Fund’s expenses and the value of Solana held by the Fund. Assuming that the Fund is a grantor trust for U.S. federal income tax purposes, each delivery or sale of Solana by the Fund for the payment of Fund expenses generally will be a taxable event to Fund Shareholders. See “U.S. Federal Income Tax Consequences.” The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the Fund, and other client accounts managed by affiliates of the Sponsor (including registered and unregistered funds and separately managed accounts (“Client Accounts”)) on a pro rata basis. See “Conflicts of Interest” for more information.

Subject to the Staking Requirement being met, the Fund will receive a portion of the Staking Rewards earned through Staking Activities, denominated in additional Solana or cash. The remaining portion of the Staking Rewards will be retained by the [third party Staking Provider(s)] for providing and facilitating the Staking Activities.  Staking Rewards received by the Fund in the form of cash that are not reinvested in additional Solana will be used to pay the Sponsor’s Fee, to satisfy cash redemption requests or to pay other applicable Fund expenses.  The expenses of staking the Fund’s Solana will be paid from the proceeds of the staking program received by the Fund.

Incidental Rights / IR Virtual Currency	From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than Solana) or other asset or right, which rights are incident to the Fund’s ownership of Solana and

Incidental Rights / IR Virtual Currency
arise without any action of the Fund, or of the Sponsor on behalf of the Fund (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of Solana, generally through a fork in the Solana blockchain, an airdrop offered to holders of Solana or other similar event. The Fund does not intend to hold assets other than Solana and cash.

Pursuant to the Declaration of Trust and the Sponsor Agreement, the Sponsor has the right to determine, in the Sponsor’s sole discretion, based on whatever factors the Sponsor deems relevant and subject to applicable regulatory requirements, what action to take in connection with the Fund’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency.

Under the terms of the Sponsor Agreement and the Declaration of Trust, the Sponsor may take any lawful action necessary or desirable in connection with the Fund’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Fund as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Declaration of Trust. The actions which the Sponsor may, in its sole discretion, determine the Fund shall take include (i) arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to the Depository Trust Company (“DTC”), (ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to DTC, (iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee and/or additional Fund expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration. Notwithstanding such provisions in the Sponsor Agreement and the Declaration of Trust, with respect to any airdrop of any non-Solana crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not Solana, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-Solana crypto asset and, in the event that the Fund seeks to change this position, an application would need to be filed with the SEC by the Cboe BZX Exchange, the listing exchange, seeking approval to amend its listing rules. The Fund will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV. For the avoidance of doubt, the only crypto asset to be held by the Fund will be Solana; the Fund does not have the ability or intention to hold any other crypto asset, and specific regulatory approval would be required in order to do so. In the case of abandonment of Incidental Rights or IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine the appropriate action on behalf of the Fund. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as the Solana Network and should therefore be considered the appropriate network, and the associated asset as Solana, for the Fund’s purposes.

The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Fund’s legal advisors, tax consultants, the Administrator, and the Custodians.

Tax Considerations
Owners of Shares will be treated, for U.S. federal income tax purposes, as if they owned a corresponding share of the assets of the Fund. They will also be viewed as if they directly received a corresponding share of any income of the Fund, or as if they had incurred a corresponding share of the expenses of the Fund. Consequently, each sale of Solana by the Fund will constitute a taxable event to the Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “ERISA and Related Considerations.”

Voting Rights
Owners of Shares do not have any voting rights, and take no part in the management or control of, and have no voice in, the Trust’s or Fund’s operations or business. See “Description of the Shares and the Trust—Voting Rights.”

Suspension of Issuance,	The Administrator may, and upon the direction of the Sponsor shall,
Transfers and Redemptions
suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Administrator may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of Solana or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Cboe BZX Exchange is suspended or restricted, or the exchange is closed, (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of Solana is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Broker, Solana Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Solana Network, hacking, cybersecurity breach, or power, Internet, or Solana Network outage, or similar event), or (iii) during such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Fund may reject any purchase order or redemption order that is not in proper form. If the Fund suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

Limitation on Obligations and Liability
The Sponsor and the Trustee:

The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Declaration of Trust, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Solana or other assets held in trust under the Declaration of Trust; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising hereunder.
The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Declaration of Trust, except as otherwise provided in the Declaration of Trust. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence.
See “Description of the Shares and the Trust—Limitations on Obligations and Liability.”

Termination events	The Sponsor may terminate and liquidate the Fund or Trust for any reason in its sole discretion. The Sponsor would likely terminate and liquidate the Fund if one of the following events occurs:

•	the Shares are delisted from the Cboe BZX Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•
a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Fund to shut down, or forces the Fund to liquidate its Solana, or seizes, impounds or otherwise restricts access to Fund assets;

•	the Sponsor determines, in its sole discretion, that the liquidation of the Fund is advisable or desirable for any reason;

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable;

•	Resignation of the Trustee or Solana Custodian, to the extent a suitable successor is not appointed or available;

•	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the

Investment Company Act, and the Sponsor has actual knowledge of that determination;

•
any ongoing event exists that either prevents or makes impractical the Fund’s holding of Solana, or prevents the Fund from converting or makes impractical the Fund’s reasonable efforts to convert Solana to U.S. dollars; or

•
the Fund fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Fund is advisable.

The term of the Trust and Fund is perpetual (unless terminated by the Sponsor in its discretion). The proceeds of any liquidation of the Fund’s assets are expected to be distributed in Solana and/or cash, in the Sponsor’s discretion. Shareholders are not entitled to any of the Fund’s underlying Solana holdings upon the dissolution of the Fund or the Trust. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or the Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Solana in such a manner so as to effectuate orderly sales and a minimal market impact. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust.

Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, and have entered into an agreement with the Sponsor and Administrator (the “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of Solana and/or cash in connection with such creations or redemptions. As of [ ], [     ], [     ] and [     ] have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. See “Creations and Redemptions” for more details.

Clearance and settlement
The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of [ ], the net asset value of the Fund was $[ ] and the net asset value per Share of the Fund was $[ ].
RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including Solana, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including Solana, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including Solana, over the course of 2021, and multiple market observers assert that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for Solana. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout Solana’s history. Over the past 3 years (using data ending May 31, 2025), Solana has exhibited a historical annualized volatility of 131% and maximum annual price decrease of -94% in 2022. As of the date of this prospectus, digital asset prices continued to fluctuate in 2025.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (‟FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the ‟2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. Some sources report the price of Solana declined 94% overall in 2022, including over 50% in the two months following FTX’s declaration of bankruptcy. The 2022 events also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including Solana, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.  In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Fund, its service providers or to the digital asset industry as a whole.

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of Solana and the Fund’s Shares. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of Solana in the expectation of the U.S. government acquiring Solana to fund such reserve, and the market price of Solana decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities with respect to Solana or other digital assets may negatively and significantly impact the price of Solana and the Fund’s Shares.

Extreme volatility in the future, including further declines in the trading prices of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Solana and other digital assets, including a depreciation in value. The Fund is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of Solana.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of Solana as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Solana blockchain.

Digital assets such as Solana were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•
Digital asset networks, including the Solana peer-to-peer network and associated blockchain ledger (such blockchain, the “Solana blockchain” and together with the peer-to-peer network, the “Solana Network” or “Layer 1 Solana Network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because Solana is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

•
Digital assets, including Solana, are controllable only by the possessor of both the unique public key and private key or keys relating to the Solana Network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

•
Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Solana Network, would affect the ability to transfer digital assets, including Solana, and, consequently, their value.

•
The acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network, such as the Solana Network, could result in a “fork” in such network’s blockchain, including the Solana blockchain, resulting in the operation of multiple separate networks.

•
Governance of the Solana Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Solana Network, which may stymie the Solana Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Solana Network, especially long-term problems.

•
The foregoing notwithstanding, the Solana Network’s protocol is informally overseen by a collective of core developers who, along with members of the Solana community, can introduce proposals through Solana Improvement Documents (“SIMDs”) for updating the Solana Network. The core developers evolve over time, largely based on self-determined participation. A Solana client (“Solana Client”) is a software application that implements the Solana Network specification and communicates with the Solana Network. A “node” is a computer or other device that has downloaded the Solana Client and is connected to other computers also running the Solana Client software, together forming the Solana Network. To the extent that node operators update their individual Solana Client to new specifications, the Solana Network could be subject to changes that may adversely affect the value of Solana. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

•
Over the past several years, digital asset validator operations have evolved from individual users to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, including due to a decrease in transaction fees, validators are more likely to immediately sell tokens earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

•
To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

•
Many digital asset networks, including the Solana Network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective or may result in unforeseen problems or issues, and such upgrades may fail, resulting in potentially irreparable damage to the Solana Network and the value of Solana.

•
Moreover, in the past, bugs, defects, and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Solana Network, Solana Client or DApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. For example, in May 2023, the main Ethereum network itself reportedly suffered outages or bugs that for a short time prevented transactions from finalizing and being recorded in blocks twice in two days. Major Ethereum Clients which nodes use to access the Ethereum network, such as Geth, Besu and Nethermind, have in the past suffered outages or disruptions due to bugs. For more on an unplanned for involving Geth clients, see “—A temporary or permanent “fork” or “clone” of the Solana Network could adversely affect the value of the Shares.” The cryptography underlying the Solana Network or Solana as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Solana Network or take the Fund’s Solana, which would adversely affect the value of the Shares. Moreover, normal operations and functionality of the Solana Network may be negatively affected. Such losses of functionality could lead to the Solana Network losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for Solana. Even if another digital asset other than Solana were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

•
The Solana Network has been in the process of implementing a series of software upgrades and other changes to its protocol, such as QUIC TPU, stake-weighted QoS, localized fee markets, sharding, token-22, token extensions, and Firedancer. These upgrades have resulted in, and are expected to continue to result in, changes to the Solana network. Many of the contemplated upgrades to the Solana network will include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as QUIC, stake-weighted QoS, and localized fee markets, which are currently live on Mainnet-beta, there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of Solana and the value of the Shares. One upgrade currently in development, Firedancer, is a validator client designed to significantly increase Solana’s transaction processing capabilities and provide support for sharding. In a live demo broadcast in 2022, Firedancer demonstrated an ability to process over 1 million transactions per second. As of January 2025, Solana core developers have expressed that they want a super majority of processing power on the chain’s test network to run through Frankendancer, an early version of Firedancer. As a result of this or future upgrades, it is possible that significant volumes of currently locked and illiquid Solana becomes unlocked and sold, which could increase volatility in Solana prices or have a material adverse effect on the value of Solana and the value of the Shares. Upgrades currently being considered to increase throughput and promote scaling, such as “sharding” the Layer 1 Solana network or greater reliance so-called “Layer 2” solutions, could have effects which are difficult to anticipate at this time, but could - if unsuccessfully implemented, or if they contain undiscovered flaws - materially adversely impact or even effectively eliminate the value of Solana, and therefore impact the price of the Shares. In addition, the acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks. See “—A temporary or permanent “fork” or “clone” of the Solana Network could adversely affect the value of the Shares” for additional information.

•
The Solana network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of Solana as well as other Solana network protocols. For example, in January 2025, a proposal to adjust the emission mechanism, which would lower the inflation rate of Solana, was added to the SIMD repository. Additionally, a significant upcoming planned hard fork—referred to as “Alpenglow”—was announced by the core developers in May 2025 and aims to reduce transaction finality time and enhance network security. The open-source nature of many digital asset network protocols, such as the protocol for the Solana network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the Solana network does not successfully develop its policies on supply and issuance and other major design decisions, or does so in a manner that is not attractive to network participants, it could lead to a decline in adoption of the Solana network and price of Solana.

•
Decentralized application and smart contract developers depend on being able to obtain Solana to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require Solana in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for Solana. Solana’s price volatility (particularly where Solana prices increase), or the Solana Network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Solana Network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Solana blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of Solana could be negatively affected.

Moreover, because digital assets, including Solana, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of Solana.

The first digital asset, bitcoin, was launched in 2009. The Solana Network launched in 2020. In general, digital asset networks, including the Solana Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Solana is only selectively accepted as a means of payment by retail and commercial outlets, and use of Solana by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for Solana transactions; process wire transfers to or from digital asset platforms, Solana-related companies or service providers; or maintain accounts for persons or entities transacting in Solana. As a result, the prices of Solana may be influenced to a significant extent by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept Solana in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as Solana, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

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Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks, including the Solana Network. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the Solana Network If any such features are introduced to the Solana Network, any platforms or businesses that facilitate transactions in Solana may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Solana Network.

The Fund is not actively managed and will not have any formal strategy relating to the development of the Solana Network.

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Solana Network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Solana Network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Historically, the development of the source code of the Solana Network has been overseen by Solana Labs, the Solana Foundation, and other core developers. Core developers’ roles evolve over time, largely based on self‑determined participation. If a significant majority of nodes, users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Solana Network’s protocols and software could, if accepted and authorized by the Solana Network community, adversely affect an investment in the Fund.

The Solana Network uses cryptographic protocols to govern the interactions within the Solana Network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to Solana on Github.com. The core developers can propose amendments to the Solana Network’s source code that, if accepted by nodes, validators and users, could alter the protocols and software of the Solana Network and the properties of Solana. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new Solana or changes to the Solana supply, which could undermine the appeal and market value of Solana. Alternatively, software upgrades and other changes to the protocols of the Solana Network could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Solana Network or Solana. As a result, the Solana Network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Fund.

The open-source structure of the Solana Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Solana Network protocol. A failure to properly monitor and upgrade the Solana Network protocol could damage the Solana Network and an investment in the Fund.

The Solana Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Solana Network development. As new Solana are rewarded solely for validator activity (other than the 500 million minted in 2018 upon launch of the Solana testnet) and are not sold on an ongoing basis to generate revenue to support development activity, and the Solana Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Solana Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Solana Network and the core developers may lack the resources to adequately address emerging issues with the Solana Network protocol. Although the Solana Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. In the event a high-profile contributor to the Solana Network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of Solana, which could adversely impact the value of the Shares.

In another example, FTX, one of the largest Digital asset trading platforms at the time, experienced a high-profile collapse in November 2022. Along with its CEO Sam Bankman-Fried and Alameda Research (a digital asset trading firm also owned by Bankman-Fried), FTX had provided substantial financial and developmental support to the Solana project. Bankman-Fried was also a strong and vocal supporter of Solana and the Solana Network. It does not appear, however, that FTX, Alameda Research, or any other Bankman-Fried-affiliated entity had a formal relationship with Solana Labs or the Solana Foundation, or that Solana Labs or the Solana Foundation were involved in any of FTX,

Alameda Research or Bankman-Fried’s alleged misconduct. Based on public information it does not appear that FTX or Alameda Research operated a validator node on the Solana Network. The price of Solana fell severely immediately following the news of FTX’s insolvency (although it has since recovered substantially).

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Solana Network. In addition, a bad actor could also attempt to interfere with the operation of the Solana Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Solana Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Solana Network and an investment in the Fund may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Solana Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

On June 12, 2025, the Solana Network handled approximately 4,000 transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high. Since inception, Solana transaction fees have stood at a fixed rate of 0.000005 SOL per Solana transaction.  Increased fees and decreased settlement speeds could preclude certain uses for Solana (e.g., micropayments), and could reduce demand for, and the price of, Solana, which could adversely impact the value of the Shares.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and applications built on the Solana Network (consistent with common usage, all such applications are referred to as “decentralized applications” or “DApps,” whether or not decentralized in fact) outside of the main Solana Network and Solana blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Solana Network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Solana Network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Solana Network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Solana Network and then post the data, typically in batches, back to the Layer 1 Solana Network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Solana Network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Solana Network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Solana Network runs in parallel with the existing Layer 1 Solana Network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Solana Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Solana Network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Solana Network to not adequately resolve scaling challenges and adversely impact the adoption of Solana and the Solana Network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Solana Network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Solana Network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Solana Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Solana Network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended, could suffer from centralization concerns, or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for Solana because it would eliminate a source of demand for using Solana to record transactions from the Layer 2 onto the Layer 1 Solana Network. Any of the foregoing could adversely affect the price of Solana or the value of the Shares of the Fund.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

As of June 12, 2025, the largest 100 Solana wallets held approximately 32% of the Solana in Circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Solana, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Solana.

If the digital asset award or transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of Solana and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Solana blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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A reduction in the processing power expended by validators on the Solana Network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 33% of the validating power on the Solana Network, or otherwise obtains control over the Solana Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Solana blockchain to adversely affect the value of the Shares or the ability of the Fund to operate.”

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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana blockchain or a software upgrade automatically charges fees for all transactions on the Solana Network, the cost of using Solana may increase and the marketplace may be reluctant to accept Solana as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana Network and force users to pay higher fees, thus reducing the attractiveness of the Solana Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana Network, the value of Solana and the value of the Shares.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana Network and could prevent the Administrator from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions with Authorized Participants.

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During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as Maximal Extractable Value (“MEV”). For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV system may lead to an increase in transaction fees on the Solana Network, which may diminish its use. Users or other stakeholders on the Solana Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the Solana Network generally. In addition, it is possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Solana Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of Solana and the value of the Shares.

If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Solana Network, or otherwise obtains control over the Solana Network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Solana blockchain, which could adversely affect the value of the Shares or the ability of the Fund to operate.

All networked systems are vulnerable to various types of attacks. As with any computer network, the Solana Network contains certain flaws. For example, the Solana Networks is currently vulnerable to several types of attacks, including:
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“33% attack” where, if a validator or group of validators were to gain control of more than 33% of the staked Solana, a malicious actor could temporarily impede or delay block confirmation or cause a temporary fork in the blockchain.

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“50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked Solana on the Solana Network, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending, and fraudulent block propagation, potentially for an extended period or even permanently, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

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“66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the staked Solana, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward- and backward-looking basis. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor, group or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power on the Solana Network, it may be able to alter the Solana blockchain on which transactions in Solana rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Solana Network or the Solana community did not reject the fraudulent blocks as malicious, reversing any changes made to the Solana blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked Solana on the Solana Network, they could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that they could in double-spending or fraudulent block propagation. Even without a 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Solana Network (similar to a denial of service attack).

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Solana Network, which could negatively impact the value of Solana and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Solana Network, it is possible that certain groups of coordinating or connected Solana holders may together have more than 50% of outstanding Solana, which if staked and if the users run validators, would permit them to exert authority over the validation of Solana transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of Solana, the feasibility of a malicious actor obtaining control of the validating power on the Solana Network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Solana Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Solana Network, the risk that a malicious actor may be able to obtain control of the Solana Network in this manner exists. Moreover, it is possible that a group of Solana holders that together control more than 50% of outstanding Solana are in fact part of the initial or current core developer group, or are otherwise influential members of the Solana community. To the extent that the initial or current core developer groups also control more than 50% of outstanding Solana, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Solana Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If validators exit the Solana Network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the Solana Network more vulnerable to a malicious actor obtaining control of a large percentage of staked Solana, which might enable them to manipulate the Solana blockchain by censoring or manipulating specific transactions, as discussed previously. If the Solana blockchain suffers such an attack, the price of Solana could be negatively affected, and a loss of confidence in the Solana Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana Network may adversely affect an investment in the Fund.

 A temporary or permanent “fork” or “clone” of the Solana Network could adversely affect the value of the Shares.

The Solana Network operates using open-source protocols, meaning that any user can become a node by downloading the Solana Client, and participating in the Solana Network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Solana Network’s source code and then propose that the Solana Network community support the modification. These proposed modifications to the Solana Network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process). For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

In the case of planned forks, the core developers, including those associated with or funded by the Solana Foundation, are able to access and alter the Solana Network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Solana Network’s source code called SIMDs. Any user can propose an idea for modifying the Solana Network’s source code, and the core developers are responsible for merging the proposed idea into the SIMD repository GitHub, where it formally becomes a SIMD. However, the release of proposed updates to the Solana Network’s source code by core developers does not guarantee that the updates will be adopted. The developers of each Solana Client must agree to implement the SIMD’s changes to the Solana Network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Solana Client software they use by choosing to individually download the modified Solana Client software, and ultimately a critical mass of validators and users - such as DApp and smart contract developers, as well as end users of DApps and smart contracts, and anyone else who transacts on the Solana blockchain or Solana Network - must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the SIMDs are formally introduced by being merged into the SIMD repository on GitHub, a robust debate within the Solana community as to the advisability of the proposed change ordinary follows. Assuming the core developers at the protocol level and the developers of individual Solana Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Solana Network’s source code is only effective with respect to the Solana nodes that download it and modify their Solana Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Solana Clients, the change is implemented and the Solana Network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Solana Clients, and the modification is not backwards compatible with the Solana blockchain or network or the Solana Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Solana Network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a hard fork would be the existence of two versions of the Solana Network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, in a hard fork, the two networks would compete with each other for developers, node operators, users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants, and can lead to ill will. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the total on either network, thereby making them both more susceptible to attack.

A significant upcoming planned hard fork—referred to as “Alpenglow”—was announced by the core developers in May 2025 and aims to reduce transaction finality time and enhance network security. Alpenglow is anticipated to introduce a new consensus architecture that is intended to replace Solana’s existing Proof of History (PoH) and Tower BFT consensus mechanisms with a redesigned protocol composed of Votor and Rotor. Votor is an off-chain consensus mechanism intended to increase the speed of finalizing blocks for faster transaction confirmation, whereas Rotor is a block propagation mechanism intended to replace the existing Turbine protocol to reduce block transmission times and cost. The core developers anticipate that Alpenglow will result in a 100x reduction in time to transaction finality. Depending on a validator’s geographic location, this will fall from 12.8 seconds to 100-150ms, allowing Solana to be competitive with more centralized Web2 infrastructure and enabling real-time applications. Alpenglow is expected to roll out to Solana Mainnet by early 2026. There can be no assurance Alpenglow will be implemented properly, or at all, and Alpenglow and future anticipated upgrades, if any, could fail to work as expected or create vulnerabilities, bugs, defects, outages, disruptions or other problems. Any failure to successfully implement Alpenglow or other future upgrades could undermine confidence in the Solana Network, disrupt application functionality, reduce validator participation and in turn could adversely affect the price of SOL, value of the Shares or the ability of the Fund to operate.

A future fork in the Solana Network could adversely affect the value of the Shares or the ability of the Fund to operate. A fork could also adversely affect the price of Solana at the time of announcement or adoption or subsequently. The announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Solana Network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Solana Network’s users, validators, or the Solana Network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Solana Network or Solana. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Declaration of Trust, determine which network is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Fund’s purposes, and there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Any future planned forks could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Solana Network’s nodes, users, validators, or the Solana Network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Solana Network or Solana. Alternatively, such hard forks could be contentious, leading to a split and fracture in the Solana community to its collective detriment, as discussed above. Any such outcomes could adversely affect the value of the Shares.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the work, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of Ethereum held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a “hard fork” that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic,” which is not backwards-compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum platforms through at least October 2016. A Ethereum platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Solana Client software that nodes run and use to access the Solana Network. For example, such an unplanned fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting with the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether trading platforms, and other market participants, reportedly ran numerous nodes using the Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers - such as Ethereum-based smart contracts, wallet providers like MetaMask, ether trading platforms, etc. - until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within any major Solana Client, or were to happen to the Solana Network as a whole (instead of being limited to a single Solana Client), such a fork could lead to nodes, users and validators losing confidence in the Solana Network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of Solana at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26,

2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Fund, the Sponsor, the Solana Custodian, Authorized Participants, or other entities.

The Fund will not hold any crypto asset other than Solana. Accordingly, Shareholders may not receive the benefits of any forks, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The Sponsor has the right, in the Sponsor’s sole discretion, to determine: (i) with respect to any fork, airdrop or similar event, what action the Fund shall take, and (ii) what action to take in connection with the Fund’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Fund’s legal advisors, tax consultants, the Administrator, and the Solana Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Fund.

Notwithstanding the foregoing, with respect to any airdrop of any non-Solana crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not Solana, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-Solana crypto asset and, in the event that the Fund seeks to change this position, an application would need to be filed with the SEC by Cboe BZX Exchange, the listing exchange, seeking approval to amend its listing rules. The Fund will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV. For the avoidance of doubt, the only crypto asset to be held by the Fund will be Solana; the Fund does not have the ability or intention to hold any other crypto asset, and specific regulatory approval would be required in order to do so.

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Fund, from any airdrop, fork or similar event. Additionally, as noted above the Fund may only hold Solana and cash.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in Solana directly rather than purchasing Shares. In the event of a hard fork of the Solana Network, the Sponsor will use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Solana Network, the Sponsor will, if permitted by the terms of the Declaration of Trust, use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Solana Network, the Sponsor will, as permitted by the terms of the Declaration of Trust, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Solana Network, is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Fund’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Solana, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Solana Network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Solana Custodian, other service providers, the Index Administrator, cryptocurrency platforms, or other market participants on what is generally accepted as Solana and should therefore be considered “Solana” for the Fund’s purposes, which may also adversely affect the value of the Shares as a result.

Any name change and any associated rebranding initiative by the core developers, users or validators of Solana or the Solana Network may not be favorably received by the digital asset community, which could negatively impact the value of Solana and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on Solana. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Solana and the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for Solana or cause a wider loss of confidence in the Solana Network, either of which could have an adverse impact on the value of Solana.

Smart contracts are programs that run on the Solana blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many ether-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana Networks, led to a $320 million theft of ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of Solana.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits Solana or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Solana Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for Solana. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Solana Network and represent a significant source of demand for Solana, public confidence in the Solana Network itself could be negatively affected, such sources of demand could diminish, and the value of Solana could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Solana Network less attractive.

Validation on the Solana Network requires Solana to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Solana Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Solana Networks dictate requirements for participation in validation activity, and may impose penalties, if the relevant activities are not performed correctly. The Solana Network sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the validation of blocks with invalid transactions. On the Solana Network, slashing generally operates by social consensus, rather than being automatically hardwired into the protocol’s code. The Solana community generally aspires to slash 100% of staked assets in cases where a Solana node is maliciously trying to violate safety rules and 0% during routine operation. There is currently no automatic slashing in the Solana Network. Rather, for regular consensus, after a safety violation, the Solana Network will halt. The validators will analyze the data prior to the halt and figure out who was responsible and propose that the stake of the malicious actors responsible for the safety violation should be slashed after restart, typically 100%. Separately, as part of the “activating” and “deactivating” or “cooling down” process of staking, staked SOL will be inaccessible for a variable period of time determined by a range of factors, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana Network’s proof-of-stake consensus protocol. “Deactivating” is the request to exit from the active set and no longer participate in the Solana Network’s proof-of-stake consensus protocol. As part of these “Activating” and “Deactivating” processes of staking on the Solana Network, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors. However, depending on demand, unstaking can generally take two to three days to complete on the Solana Network.

The Solana Network requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of Solana. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana Network’s adoption or the price of Solana.

Any disruption of validation on the Solana Network could interfere with network operations and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Solana to decrease. The limited liquidity during the “activation” or “deactivation” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Solana to decrease.

The Sponsor generally seeks to stake as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”)  through one or more trusted Staking Providers, which may include an affiliate of the Sponsor. In consideration for any staking activity in which the Fund may engage, the Fund would receive certain Staking Rewards of Solana tokens, which may be treated as income to the Fund. The amount of Solana the Fund may receive as reward for its staking activity can vary significantly. Staking activity comes with a risk of loss of Solana. Staked assets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The Fund may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains. There is currently no automatic slashing on the Solana network; slashing on the Solana network may occur only by social consensus. As of the date of this prospectus, there is no data available showing slashing incidents on the Solana network. The Sponsor believes that the Staking Providers are reputable and will not engage in harmful behavior that could lead to slashing or penalties.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Solana Network, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Solana Network, and their associated digital assets - including the Solana held by the Fund - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Fund’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Fund’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Fund’s assets.

The Solana Protocol was only conceived in 2017 and the Solana Protocol or its proof-of-history timestamping mechanism may not function as intended, which could have an adverse impact on the value of Solana and the investment in the Shares.

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper and introduced the Proof-of-History (“PoH”) timestamping mechanism. PoH is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations.

PoH is a new blockchain technology that is not widely used and may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH or the Solana protocol, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial-of-service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. The development of the Solana Network is ongoing and any further disruption could have a material adverse effect on the value of Solana and an investment in the Shares.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of Solana which has been in the past, and may continue to be, highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the Solana held by the Fund and fluctuations in the price of Solana could adversely affect the value of the Shares. The market price of Solana may be highly volatile, and fluctuate in value due to a number of factors, including:

•	an increase in the global Solana supply or a decrease in global Solana demand;

•	general market sentiment towards or unfavorable conditions or developments within, the digital asset markets and/or blockchain technology industry;

•	trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

•
the adoption of Solana as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Solana Network, and their ability to meet user demands;

•	manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated;

•	the needs of decentralized applications, smart contracts, their users, and users of the Solana Network generally for Solana to pay gas fees to execute transactions;

•
forks in the Solana Network, particularly where changes to the Solana Network source code are either not well-received by key constituencies within the Solana community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;

•	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Solana, and digital asset exchange rates;

•	consumer preferences and perceptions of Solana specifically and digital assets generally;

•	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

•	fiat currency withdrawal and deposit policies on digital asset platforms;

•	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

•
business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

•	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

•	investment and trading activities of large or active consumer and institutional users, speculators, validators, and investors;

•	a “short squeeze” resulting from speculation on the price of Solana, if aggregate short exposure exceeds the number of Shares available for purchase;

•	an active derivatives market for Solana or for digital assets generally;

•
monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Solana as a form of payment or the purchase of Solana on the digital asset markets;

•	global or regional political, economic or financial conditions, events and situations, or major public issues such as the novel coronavirus (“COVID-19”) outbreak;

•	fees associated with processing a Solana transaction and the speed at which Solana transactions are settled;

•	the maintenance, troubleshooting, and development of the Solana Network including by validators and developers worldwide;

•	the ability for the Solana Network to attract and retain validators to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of the Solana Network and Solana transactions, including vulnerabilities against hacks and scalability;

•
governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Solana Network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity and credit risk of digital asset platforms;

•	interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Solana Network;

•	decreased confidence in digital assets and digital assets platforms;

•	poor risk management or fraud by entities in the digital assets ecosystem;

•
increased competition from other forms of digital assets or networks, including other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Solana Network; and

•	the Fund’s own acquisitions or dispositions of Solana, since there is no limit on the number of Solana that the Fund may acquire.

Although returns from investing in Solana have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that Solana will maintain its value in the long, intermediate, short or any other term. In the event that the price of Solana declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of Solana as represented by the Index or other pricing source used by the Fund may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Solana has resulted, and may continue to result, in speculation regarding future appreciation in the value of Solana, inflating and making the Index more volatile. As a result, Solana may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index or other pricing source used by the Fund and could adversely affect the value of the Shares.

Because the Fund holds only Solana and cash, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund holds only Solana and cash. As a result, the Fund’s holdings are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of Solana are expected to have a direct impact on the value of the Shares.

An investment in the Fund may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Fund. Investors should review closely the objective and costs of the Fund, as discussed herein, and familiarize themselves with the risks associated with an investment in the Fund.

Solana is a relatively new technological innovation with limited operating history

Solana has a relatively limited history of existence and operations. Solana was conceived only in 2017 and first sold in 2018. There is a limited established performance record for the price of Solana and, in turn, a limited basis for evaluating an investment in Solana. Although past performance is not necessarily indicative of future results, if Solana had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Fund.

Due to the relative unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider Solana market, the value of Solana and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Risk of loss of market confidence due to lack of established regulatory framework. Digital asset platforms are relatively new and, in some cases, may be unregulated or subject to regulation by a relevant jurisdiction but potentially non-compliant with such regulations. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of Solana trading.

Risk of manipulative activity—wash trading. Many digital asset platforms are unlicensed, may be unregulated or subject to regulation by a relevant jurisdiction but potentially non-compliant with such regulations, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins. Although these reports concerned bitcoin, it is possible that similar concerns are present for Solana markets.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and Solana are different assets, there can be no assurance that Solana prices may not at times be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

Risk of manipulative activity—front running and other fraudulent activities. “Front running” is said to occur when a user spots a transaction and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction. Front running is a frequent activity on centralized as well as decentralized trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy tokens at a low price and later sell them at a higher price while simultaneously exiting the position. To the extent that front running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset trading platforms and Digital Assets more generally. The Solana market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many Solana trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of Solana on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s peer-to-peer network, protocols and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors —Risk Factors Related to Digital Assets —Prices of Solana may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect the Fund or cause losses to Shareholders.

Risks related to exchange bankruptcy, failure or closure, including as a result of criminal fraud, cyber attacks or other security breaches. In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoins had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. More recently, in February 2025, the crypto exchange Bybit was hacked, resulting in the theft of over $1.5 billion of ether.

Reputational harm and related industry contagion effects may exacerbate negative events in the digital asset markets or digital platforms. Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Solana Network and result in greater volatility or decreases in the prices of Solana. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares and may cause the Fund to lose substantial value.

Coinbase serves as the Custodian and prime execution agent for several competing exchange-traded digital assets products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Prime Broker and Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded crypto-asset company in the world by market capitalization and is also the largest crypto-asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of crypto-asset brokerage and custody services, Coinbase serves as the Custodian and prime execution agent for several competing exchange-traded digital assets products. Therefore, Coinbase has a critical role in supporting the U.S. spot digital assets exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Fund, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Index has a limited performance history, the Index price could fail to track the global Solana price, and a failure of the Index price could adversely affect the value of the Shares.

The CF Benchmarks Index was developed by the Index Administrator and has a limited performance history. Although the Index is based on materially the same methodology (except calculation time) as the Index Administrator’s Solana Reference Rate (“SOLUSD_RR”) which was first introduced on April 25, 2022, the Index itself has only been in operation since April 2022. The New York Variant of the Solana Reference Rate (“SOLUSD_NY”) was then introduced in September 16, 2024.The Index price is a composite CF Benchmarks Index calculated using volume-weighted trading price data from various Constituent Platforms. The Index has only featured its current list of Constituent Platforms since September 2024. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Constituent Platforms chosen by the Index Administrator could also change over time. The Index Administrator may remove or add Constituent Platforms to the CF Benchmarks Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the CF Benchmarks Index, see “Business of the Fund —Valuation of Solana; The CF Benchmarks Index.”

Although the Index is intended to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of Solana on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite CF Benchmarks Index for the price of Solana based on, in the case of the CF Benchmarks Index, the volume-weighted price of Solana on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a Solana as represented by the Index. It is possible that the price of Solana on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Solana, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the market price of Solana. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect the value of the Shares.

If the Index is not available, the Fund’s holdings may be fair valued by the Sponsor. To the extent the valuation determined by the Sponsor differs materially from the actual market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Solana, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the global market price of Solana. To the extent such prices differ materially from the market price for Solana, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect the value of the Shares.

Additionally, under certain circumstances as described herein under “Business of the Fund—Net Asset Value,” the Sponsor may utilize the Secondary Index (defined below) as a secondary pricing source. The Secondary Index incepted on June 17, 2021 and has a limited performance history. A longer history of performance through various economic and market conditions would provide greater and more reliable information regarding the performance of the Secondary Index over time. Accordingly, the Secondary Index is subject generally to the same risks as described above and may not accurately capture the price of Solana.
The Sponsor will seek to determine the fair value price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event, an alternate index selected by the Sponsor, the Lukka Digital Asset Reference Rate – Solana, (the “Secondary Index”) may be utilized as a secondary pricing source. The Secondary Index is available pursuant to a license agreement with the Sponsor on behalf of the Fund. If the Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable then the price set by the Fund’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.
The Lukka Digital Asset Reference Rate – Solana provides a reference rate for the U.S. dollar price of Solana (SOL/USD), calculated as of 4:00 p.m. ET. The Lukka Digital Asset Reference Rate - Solana aggregates executed transactions from several trading venues, during a calculation window between 3:00 p.m. and 4:00 p.m. ET and produces a U.S. Dollar price of Solana at 4:00 p.m. ET. Specifically, the Lukka Digital Asset Reference Rate - Solana is calculated based on eligible transactions from all of the eligible exchanges, which are currently Coinbase, Crypto.com, Bitfinex, Kraken, Bitstamp, LMAX, itBit, Bullish, Gemini, OKX, and which may change from time to time as approved by Lukka’s Price Integrity Oversight Board.
Methodology.
In determining the value of Solana, Lukka applies a multi-step process for aggregating executed transactions for Solana from several trading venues during a calculation window between 3:00 p.m. and 4:00 p.m. ET to produce a Solana price as of 4:00 p.m. ET.
Step 1: Executed transactions from eligible exchanges are collected by Lukka.
Step 2: The calculation window is sectioned into equal time intervals, called partitions.
Step 3: For each combination of partition, exchange and currency-pair, a Volume Weighted Average Price (“VWAP”) is calculated.
Step 4: For each partition and currency pair, the median of these VWAP’s by exchange is calculated.
Step 5: The Lukka Reference Rate for Solana is then calculated as the simple average of the partition medians calculated in the previous step.

The Index price used to calculate the value of the Fund’s Solana may be volatile, adversely affecting the value of the Shares.

The price of Solana on public digital asset platforms has a limited history, and during this history, Solana prices on the digital asset markets more generally, and on digital asset platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset platforms, the Index price, and the price of Solana generally, remains subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset platforms is limited, the Index will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform were subjected to regulatory, volatility or other pricing issues, in the case of the CF Benchmarks Index, the Index Administrator would have limited ability to remove such digital asset platform from the Index, which could skew the price of Solana as represented by the Index. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of Solana and, therefore, could have an adverse effect on the value of the Shares.

The Index Administrator could experience system failures or errors.

If the computers or other facilities of the Index Administrator, data providers and/or relevant constituent Solana platforms malfunction for any reason, calculation and dissemination of the CF Benchmarks Index may be delayed. Errors in the CF Benchmarks Index data, the CF Benchmarks Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to the errors in the CF Benchmarks Index, which may lead to a different investment outcome for the Fund and the Shareholders than would have been the case had such events not occurred.

The CF Benchmarks Index is used to determine the net asset value of the Fund and the NAV. Consequently, losses or costs associated with the CF Benchmarks Index’s errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index the Fund’s holdings may be fair valued by the Sponsor. See “Business of the Fund —Net Asset Value.” To the extent the valuation determined by the Sponsor differs materially from the actual market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the price of Solana, which could adversely affect an investment in the Fund and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of Solana.

The Index price being used to determine the net asset value of the Fund may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s net asset value determined using the Index pricing.

The Fund will determine the net asset value of the Fund on each Business Day based on the value of Solana as reflected by the Index. The methodology used to calculate the Index price to value Solana in determining the net asset value of the Fund may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Creation Units, the Sponsor’s Fee and other expenses borne by the Fund will be determined using the Fund’s net asset value determined daily based on the Index. Such net asset value of the Fund determined using the Index Price may differ, in some cases significantly, from the net asset value reported in the Fund’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of Solana and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Solana and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Solana. As a result of any of the foregoing factors, the value of Solana could decrease, which could adversely affect an investment in the Fund.

Prices of Solana may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.

While the Fund does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the Solana market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of Solana. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the Solana market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and if true, there is no assurance similar dynamics would not be at work in the market for Solana. There have been reports that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies, including Solana, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges. In addition, a large amount of Tether is issued as USDt tokens on the Solana Network. If Tether were to no longer be issued or operating on the Solana Network, there would be no need to use Solana to pay the gas fees needed to record USDt Tether transactions on the Solana blockchain, and a substantial source of demand for Solana could be eliminated, which could cause the price of Solana to decrease, affecting the value of the Shares.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the Solana market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for Solana. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including Solana), or regulatory concerns about stablecoin issuers or intermediaries, such as platforms, that support stablecoins, or the removal or migration of prominent stablecoins away from the Solana Network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Solana market, and affect the value of Solana, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in Solana could have a negative impact on the price of Solana and adversely affect the value of the Shares.

As of June 11, 2025, Solana was the 6th largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of June 11, 2025, the alternative digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $3.4 trillion (including the approximately $84 billion market cap of Solana), as calculated using market prices and total available supply of each digital asset, excluding stablecoins and tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Solana Network. Solana is supported by fewer regulated trading platforms than more established digital assets, such as Bitcoin and ether, which could impact its liquidity. Competition from the emergence or growth of alternative digital assets and smart contract platforms, such as Ethereum, Avalanche, Cardano and numerous others could have a negative impact on the demand for, and price of, Solana and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Solana Network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network. For additional information on the hard fork that resulted in the creation of Ethereum Classic, see “Risk Factors —A temporary or permanent “fork” or “clone” of the Solana Network could adversely affect the value of the Shares.”

Investors may invest in Solana through means other than the Shares, including through direct investments in Solana and other potential financial vehicles, possibly including securities backed by or linked to Solana and digital asset financial vehicles similar to the Fund, or Solana futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Solana directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of Solana are formed and represent a significant proportion of the demand for Solana, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding Solana, could negatively affect the Index, the Fund’s Solana holdings, the price of the Shares and the net asset value of the Fund.

Competitive pressures may negatively affect the ability of the Fund to garner substantial assets and achieve commercial success.
The Fund and the Sponsor face significant competition with respect to the development and launch of competing investment products that could have a detrimental effect on the Fund’s ability to achieve scale, such as other exchange-traded products offering exposure to the crypto-assets market. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Sponsor’s competitors may be able to launch similar products to the Fund before the launch of the Fund due to, for example, the satisfaction of all regulatory requirements required to launch before the Fund is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving Solana more rapidly, effectively or for a lower fee than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Fund will achieve initial market acceptance and sustainable revenues and/or economic viability or scale. For exchange-traded products similar to the Fund, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods. If the SEC were to approve several or all of the currently pending applications for spot Solana exchange-traded products, many or all of such products, including the Fund, could fail to acquire substantial assets, initially or at all. To the extent such competing products may become available for public exchange trading before the Fund and/or have a lower expense ratio than the Fund, the Fund’s ability to attract assets could be impaired.

In addition, the Fund will compete with direct investments in Solana, Solana futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Fund.
The Fund may struggle to attract new investors given the substantial number of existing cryptocurrency U.S. exchange-traded products in the market. Investors might prefer to allocate funds to one of the several spot Bitcoin U.S. exchange-traded products or spot ether U.S. exchange-traded products already available, which collectively hold significant market share. As of June 11, 2025, such spot Bitcoin products hold approximately $135.6 billion, and such spot ether products hold around $11.3 billion. The Fund will face competition from direct investments in Solana, other crypto assets, and other potential financial instruments, including securities tied to or backed by crypto assets, as well as other investment vehicles focused on other crypto assets. Market conditions, financial factors, and other external circumstances could make these alternatives more attractive, potentially impacting the Fund’s performance.
There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Fund and the Sponsor are successful in achieving the intended scale for the Fund may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Solana blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the Solana Network, could quickly collapse, and an investment in the Fund may be adversely affected.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Solana Network.

If transaction confirmation fees become too high, the marketplace may be reluctant to use Solana. This may result in decreased usage and limit expansion of the Solana Network in the retail, commercial and payments space, adversely impacting investment in the Fund. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions. Since inception, Solana transaction fees have stood at a fixed rate of 0.000005 Solana per transaction. Ultimately, if the awards of new Solana costs of validating transactions grow disproportionately, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Solana Network and could adversely affect the value of the Solana held by the Fund.

As a result of Solana’s fee burning mechanism, the incentives for validators to validate transactions with higher gas fees are reduced, since those validators would not receive those gas fees. An acute cessation of validator operations would reduce the collective processing power on the Solana Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of Shares of the Fund or the ability of the Sponsor to operate.

Risk Factors Related to the Fund and the Shares

The Fund will not stake its Solana until the Staking Requirement is met, any additional requirements are satisfied, and the Fund has entered into written agreements with Staking Provider(s), which could harm the value of the Shares.

Subject to the Staking Requirement being met, the Fund generally seeks to stake as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) through one or more Staking Providers at all times, except as necessary to pay the Sponsor’s Fee and any other Fund expenses or liabilities, or in connection with creation and redemption activity, including to satisfy existing and expected redemption requests.  Additionally, if staking the Fund’s Solana raises doubts about the Fund’s continued ability to satisfy the Staking Requirement and any other related requirement, as determined by the Sponsor, or in other exceptional circumstances that raise doubts about the security or liquidity of the Fund’s Solana holdings, also as determined by the Sponsor, the Fund may not engage in staking some or all of its Solana. As a result of any staking activity in which the Fund may engage, the Fund expects to receive certain Staking Rewards of Solana, which may be treated for U.S. federal income tax purposes as income to the Fund.

Staking activity on the Solana Network involves the delegation of Solana to validators and carries certain risks. Staked Solana may be subject to community-determined penalties for validator misbehavior, or slashing. If the Staking Provider causes the Fund’s staked Solana to be subject to such slashing losses, the Fund could suffer losses of the staked Solana. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked Solana is temporarily locked and inaccessible. These phases affect when Solana begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The description and considerations related to staking are discussed more fully in “Risk Factors Related to Digital Assets - Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Solana Network less attractive.”

Staking Providers will stake the Fund’s Solana as the node operator and will operate the validator by which the Fund’s Solana is staked. The Staking Provider will perform its staking services in collaboration with the Solana Custodian, as the Solana will be staked directly from the Fund’s Solana account with the Solana Custodian. The Fund will maintain control of the Solana while it is staked because it will remain in the Fund’s account with the Solana Custodian (i.e., it will be kept in a separate account for which the Fund is the beneficial and record owner and will not be commingled with the Solana Custodian’s other client accounts) and the Fund will retain the ability to un-stake its Solana while the Staking Provider(s) will not have this capability. With respect to the Fund, staking will be a passive activity as it will not participate in the operation of the staking program. Its role will be limited to determining which Staking Provider(s) with which to enter into a written agreement instructing the Staking Provider(s) on when to stake and/or un-stake the Fund’s Solana.

The Fund will receive a portion of the Staking Rewards earned through Staking Activities, denominated in additional Solana or cash.  The remaining portion of the Staking Rewards will be retained by the [third partyStaking Provider(s)]  for providing and facilitating the Staking Activities.  Staking Rewards received by the Fund in the form of cash that are not reinvested in additional Solana will be used to pay the Sponsor’s Fee, to satisfy cash redemption requests or to pay other applicable Fund expenses.  The expenses of staking the Fund’s Solana will be paid from the proceeds of the staking program received by the Fund.  Any Staking Rewards earned by the Fund from Staking Activities in the form of Solana will accrue to the Fund’s account with the Solana Custodian and will generally be staked in the same manner as the Fund’s existing Solana holdings.  The Fund may seek an opinion of a tax advisor or a private letter ruling from the Internal Revenue Service that would allow it to utilize a credit facility or an alternative means of satisfying redemption requests without unstaking the Fund’s Solana, but it will not take such actions in the absence of such an opinion or ruling.

If the Staking Requirement is met, owners of Shares may incur tax liability without a corresponding cash distribution from the Fund.

There can be no assurance that the Staking Requirement will be met and that the Fund will be able to stake some or all of its Solana. The Internal Revenue Service has stated that the receipt of Staking Rewards gives rise to current, ordinary income for U.S. federal income tax purposes. Assuming that the Fund is treated as a grantor trust for U.S. federal income tax purposes, beneficial owners of the Fund’s Shares will be required to take their proportional share of any such income into account in determining their own tax liability, regardless of whether the Fund makes any corresponding distributions. The Fund does not currently intend to make distributions from the cash proceeds of Staking Rewards.

The Fund may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Fund.

A public health emergency, such as the COVID-19 pandemic, could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID‑19 outbreak.

Future public health emergencies could result in an increase of the costs of the Fund and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Fund, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Fund’s service providers, including the Sponsor, the Trustee, Administrator, Prime Broker, Staking Provider(s) and the Custodians, rely, and could otherwise disrupt the ability of employees of the Fund’s service providers to perform essential tasks on behalf of the Fund. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of Solana and the price of the Shares.

The Fund will rely on the information and technology systems of the Custodians, Administrator, Trustee, Sponsor, Staking Provider(s), Authorized Participants, Solana Trading Counterparties, listing exchange, and the Fund’s other service providers and counterparties (referred to herein as the “Service Providers”), each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Fund.

The Fund and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Fund assets), interference with the Fund’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders or other price movements, the inability of the Fund or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Fund assets and transactions, Shareholder ownership of the Shares, and other data integral to the functioning of the Fund inaccessible, inaccurate or incomplete. The Fund may incur substantial costs in order to resolve or prevent cyber incidents.

The amount of the Fund’s assets represented by each Share will decline over time as the Fund pays the Sponsor’s Fee and additional expenses born by the Fund, and as a result, the value of the Shares may decrease over time.

If the Solana rewards that the Fund receives in connection with staking activity do not exceed the Fund’s expenses, the amount of Solana represented by each Share will decrease over the life of the Fund due to the sales of Solana necessary to pay the Sponsor’s Fee and other Fund expenses. Without increases in the price of Solana sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Fund, not all Fund expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Fund’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Fund’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Fund not in excess of $[ ] per annum. Any legal fees and expenses in excess of the amount required under the Sponsor Agreement will be the responsibility of the Fund.

The Fund will need to sell Solana to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Solana held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Sponsor will still need to sell Solana to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of Solana represented by each Share. Creation orders for shares of the Fund do not reverse this trend.

A decrease in the amount of Solana represented by each Share results in a decrease in its price even if the price of Solana has not changed. To retain the Share’s original price, the price of Solana has to increase. Without that increase, the lesser amount of Solana represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of Solana represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Sponsor to sell larger amounts of Solana, and will result in a more rapid decrease of the amount of Solana represented by each Share and a corresponding decrease in its value.

The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of Solana. The Fund is not actively managed, does not seek to generate excess returns beyond tracking the price of Solana and will be adversely affected by a general decline in the price of Solana.

The Fund is a passive investment vehicle that does not seek to generate returns beyond the price of Solana. The Sponsor does not actively manage the Solana held by the Fund. This means that the Sponsor does not speculatively sell Solana at times when its price is high, or speculatively acquire Solana at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or any similar instruments or transactions in seeking to meet its investment objective. Any losses sustained by the Fund will adversely affect the value of your Shares.

An investment in the Shares deviates from a direct investment in Solana.

The market value of the Shares may not have a direct relationship with the prevailing price of Solana, and changes in the prevailing price of Solana similarly will not necessarily result in a comparable change in the market value of the Shares. The performance of the Fund will not reflect the specific return an investor would realize if the investor actually held or purchased Solana directly. The differences in performance may be due to factors such as fees, transaction costs, and operating hours of Cboe BZX Exchange. Investors will also forgo certain rights conferred by owning Solana directly, such as the right to claim airdrops.

The value of the Shares may be influenced by a variety of factors unrelated to the value of Solana.

The value of the Shares may be influenced by a variety of factors unrelated to the price of Solana and the digital asset platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

•
unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares may arise, including due to the complexity of the mechanisms and processes governing the offering, creation and redemptions of the Shares and storage of Solana;

•
the Fund could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•
the Fund could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Fund’s account with the Solana Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets;

•
service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Fund, or decide to terminate their relationships with the Fund, for a variety of reasons, which could affect the Fund’s ability to operate

•
if the Solana Network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Fund due to concerns that the introduction of privacy enhancing features to the Solana Network may increase the potential for Solana to be used to facilitate crime, exposing such service providers to potential reputational harm;

•	the Fund’s inability to stake its Solana if the Staking Requirement remains unsatisfied, which could have adverse consequences for the Fund;

•	the risk of loss of Solana from staking, which could adversely affect the value of the Shares;

•	the inaccessibility of staked Solana could result in certain liquidity risks to the Fund, including potential delays in the Fund’s ability to meet redemption requests;

•	legal and regulatory uncertainty regarding staking and in particular the potential impact of staking on the Fund’s status as a grantor trust for U.S. federal income tax purposes; or

•
potential tax liabilities for beneficial owners of Shares without receiving corresponding distributions from the Fund in connection with the Fund staking its Solana, subject to the Staking Requirement.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Fund’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Solana Trading Counterparties.

In the event that one or more Authorized Participants or Solana Trading Counterparties withdraw from or cease participation in creation and redemption activity for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

The Fund and the Shares may be negatively affected by Authorized Participant Concentration.

Only Authorized Participants may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Participants and the Fund’s Authorized Participants serve in the same capacity for various competitor products. Authorized Participants are not obligated to make a market in the Fund’s Shares or submit purchase and redemption orders for Creation Units. Authorized Participants that act in the same capacity for several competing products may be incentivized to prioritize making a market in a competing product’s shares over the Fund’s Shares, which may reduce liquidity in the Fund’s Shares or otherwise negatively affect the Fund. In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund failure to reflect the performance of the price of Solana. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Participant is able or willing to step forward to create or redeem Creation Units, the Fund’s Shares may trade at a discount to NAV and face trading halts and/or delisting. This risk may be more pronounced in volatile market conditions. In addition, due to the novelty of the Fund’s product structure and volatility in the Solana markets, risks relating to a limited number of Authorized Participants are heightened.

Certain shareholders may from time to time own a substantial amount of the Fund’s Shares.

In addition, a third-party investor, the Sponsor (or an affiliate of the Sponsor), an Authorized Participant, a lead market maker or another entity may invest in the Fund and hold its investment solely to facilitate commencement of the Fund’s operations or to facilitate the Fund’s achieving a specified size or scale. There can be no assurance that the size of the Fund would be maintained at such levels. Redemptions by large shareholders could have a significant negative impact on the Fund. In addition, transactions by large shareholders may account for a large percentage of the trading volume on the Cboe BZX Exchange and may, therefore, have a material upward or downward effect on the market price of the Shares.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

•	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this prospectus;

•	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

•
exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies.

 The Fund cannot predict if investors will find an investment in the Fund less attractive if it relies on these exemptions.

The Fund is subject to certain risks due to its concentration in only one asset.

The Fund is subject to risks due to its concentration of investments in only one asset. Unlike other funds that may invest in a diversified portfolio of assets, the Fund’s investment strategy is concentrated in one asset within a single asset class. This concentration maximizes the Fund’s exposure to a variety of market risks associated with Solana. By concentrating its investment strategy solely in Solana, any losses stemming from a decrease in the value of Solana can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in a diversified portfolio of assets.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares will be listed for trading on the Cboe BZX Exchange, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Solana may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of Solana to and by the Solana Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of Solana, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Broker or Solana Custodian, the closing of Solana trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Solana Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Solana may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “Creations and Redemptions,” the Sponsor may, suspend the process of creation and redemption of Creation Units. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Solana Network, the processing of transactions on the Solana Network may be disrupted, which in turn may impede processing of Solana transactions on behalf of the Fund by the Prime Broker or other executing broker/agent, which in turn could affect the creation or redemption of Creation Units. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of Solana and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for Solana should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of Solana.

Due to the time involved in “exiting” the staking process, there is a risk that the Fund could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Fund’s Solana that remains unstaked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Fund’s redemption program. Moreover, any staked Solana which must be unstaked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Fund’s Solana that has not been staked, or through another mechanism to manage liquidity in connection with redemption orders in respect of which the Fund has received an opinion of a tax advisor or a tax ruling) will be unstaked only after the redemption request is approved by the Fund, the Sponsor executes an unstake or withdrawal transaction through the Solana Custodian, and such transaction is processed by the Solana Network. The Staking Provider will not be able to transfer unstaked Solana or Staking Rewards to another address on the Solana Network.

To the extent the Fund uses cash creations and redemptions, that may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Solana and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Fund would not be able to use with in-kind creations and redemptions.  Additionally, due to the time involved in unstaking, redemption requests in excess of the Fund’s unstaked Solana can lead to delays [if the Fund is unable to enter a financing arrangement to borrow Solana to fulfill such redemption requests.] Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Fund, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the Fund’s underlying Solana, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of Solana, and as a result, the price of the Shares may fall or otherwise diverge from NAV and/or cause bid-ask spreads to widen. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying Solana held by the Fund or sell Shares at a price lower than the value of the underlying Solana held by the Fund, causing Shareholders to suffer losses.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “Description of the Shares and the Trust.”

The Sponsor may amend the Declaration of Trust without the consent of the Shareholders.

The Sponsor may, in its sole discretion, determine to amend the Declaration of Trust, including to increase the Sponsor’s Fee, and may do so without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of an amendment to the Declaration of Trust. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, advance notice of the change will be provided in accordance with applicable provisions of the Declaration of Trust, and will be disclosed via a prospectus supplement. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Declaration of Trust as amended without specific agreement to such increase. Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/ or on the Sponsor’s website for the Fund of a material amendment to the Declaration of Trust.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Fund will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Fund is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Fund. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the affairs of the Fund.

The Sponsor has a limited track record in operating passive investment vehicles such as the Fund that hold cryptoassets. This limited experience poses several potential risks to the effective management and operation of the Fund. Cryptoassets, such as Solana, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively, which could adversely affect the operations of the Fund.

The past performance of other investment vehicles sponsored by the Sponsor or managed by its affiliates are no indication of the Sponsor’s ability to successfully manage an investment vehicle such as the Fund. The unique nature of cryptoassets makes past performance an unreliable indicator of future success in this area. The cryptoasset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to cryptoasset transactions and custody.

Should the Sponsor’s experience prove inadequate or unsuitable for managing a cryptoasset-based investment vehicle like the Fund, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

Security threats to the Fund’s account at the Solana Custodian could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Fund’s Solana held in the Fund’s account at the Solana Custodian or Trading Balance held with the Prime Broker will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s Solana and will only become more appealing as the Fund’s assets grow. To the extent that the Fund, the Sponsor or the Solana Custodian or Prime Broker is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s Solana may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Fund, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards”, and other measures, are reasonably designed to safeguard the Fund’s Solana. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Solana Custodian’s or Prime Broker’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Fund’s Trading Balance (as defined below) at the Prime Broker, are held on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though Solana is only moved into the Trading Balance in connection with and to the extent of purchases and sales of Solana by the Fund and such Solana is swept from the Fund’s Trading Balance to the Fund’s Vault Balance daily pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of Solana that can be held temporarily in the Trading Balance maintained by the Prime Broker. This could create greater risk of loss of the Fund’s Solana, which would cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Solana Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Fund’s account at the Solana Custodian, the relevant private keys (and therefore Solana) or other data or property of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Solana Custodian to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Solana Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Fund’s account at the Solana Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, resulting in a reduction in the value of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Solana transactions are irrevocable and stolen or incorrectly transferred Solana may be irretrievable. As a result, any incorrectly executed Solana transactions could adversely affect the value of the Shares.

Solana transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the Solana blockchain, an incorrect transfer or theft of Solana generally will not be reversible and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of Solana will regularly be made to or from the Fund’s account at the Solana Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s Solana could be transferred from the Fund’s account at the Solana Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset platform Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s Solana through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred Solana. The Fund will also be unable to convert or recover its Solana transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the Custodian Agreement, Prime Broker Agreement, an Authorized Participant Agreement, Staking Provider Agreement or Solana Trading Counterparty Agreement is terminated or the Solana Custodian, Prime Broker, an Authorized Participant, a Staking Provider or a Solana Trading Counterparty fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, prime broker, authorized participant, Staking Provider or Solana trading counterparty, which could pose a challenge to the safekeeping of the Fund’s Solana, the Fund’s ability to create and redeem shares and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on the Solana Custodian, which is Coinbase Custody, and the Prime Broker, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Fund’s Solana in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Broker, facilitates the buying and selling or settlement of Solana by the Fund in connection with cash creations and redemptions between the Fund and the Authorized Participants, the selling of Solana, including to pay the Sponsor’s Fee and any other Fund expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Fund’s Solana. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Fund, the Fund may be unable to operate or create or redeem Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares.

Additionally, the Fund depends on Staking Providers to execute Staking. The amount of Staking Rewards that the Fund’s staking activity will generate will be dependent on the performance of the Staking Provider, including the adequacy and reliability of the hardware and software utilized by the Staking Provider. If the Solana Custodian or the Staking Provider experience service outages or otherwise are unable to optimally execute the Staking of the Fund’s Solana, the Fund’s Staking Rewards may be adversely affected.

Similarly, if an Authorized Participant or a Solana Trading Counterparty suffers insolvency, business failure or interruption, default, failure to perform, security breach, or in certain circumstances a force majeure event or if an Authorized Participant or a Solana Trading Counterparty chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Participants or Solana Trading Counterparties or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

On March 22, 2023, the Prime Broker and its parent (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. On February 27, 2025, the SEC announced that it had filed a joint stipulation with Coinbase Inc. and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities. The SEC’s complaint against the Relevant Coinbase Entities did not allege that Solana is a security nor did it allege that Coinbase Inc.’s activities involving Solana caused the alleged registration violations, and the Solana Custodian was not named as a defendant. In the event of any future SEC or other governmental, regulatory or other enforcement action of litigation, Coinbase Inc. could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide prime brokerage services to the Fund could be affected. If the Prime Broker were to be required or choose as a result of a regulatory action or litigation to restrict or curtail the services it offers, it could negatively affect the Fund’s ability to operate or process creations or redemptions of Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares. While the Solana Custodian was not named in the complaint, if Coinbase Global, as the parent of the Solana Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Fund, or its financial condition is negatively affected, it could negatively affect the Fund’s ability to operate.

Alternatively, the Sponsor could decide to replace Coinbase Custody as the Solana Custodian with custody of the Fund’s Solana, and Coinbase Inc. as Prime Broker. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Prime Broker Agreement respectively upon providing the applicable notice to the Fund for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Prime Broker Agreement as (i) the Fund materially breaches any provision of the Prime Broker Agreement; (ii) the Fund takes any action to dissolve or liquidate, in whole or part; (iii) the Fund becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Fund becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) the Prime Broker becomes aware of any facts or circumstances with respect to the Fund’s financial, legal, regulatory or reputational position which may affect Fund’s ability to comply with its obligations under the Prime Broker Agreement; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) the Fund’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance associated with Fund’s use of Prime Broker services; or (viii) the Prime Broker reasonably suspects Fund of attempting to circumvent Prime Broker’s controls or uses the Prime Broker Services in a manner Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties. Transferring maintenance responsibilities of the Fund’s account at the at the Prime Broker or at the Solana Custodian to another prime broker or custodian will likely be complex and could subject the Fund’s Solana to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Fund’s orders, including in the event of, among others, delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc., or the acceptance of the Fund’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Fund’s agreement with the Trade Credit Lender permits to be outstanding at any one time. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Fund, or abruptly discontinue the services they provide to the Fund for any reason, the Fund’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s Solana or as the Fund’s prime broker under the same terms as the current Custodian Agreement or Prime Broker Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Fund and liquidate the Fund’s Solana. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement or Prime Broker Agreement that is less favorable for the Fund or Sponsor, the value of the Shares could be adversely affected. If the Fund is unable to find a replacement prime broker, its operations could be adversely affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Administrator, Cash Custodian, Prime Broker and Solana Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s Solana for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Fund nor the Sponsor insure the Fund’s Solana. The Solana Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”), currently maintains a commercial crime insurance policy. Coinbase Global has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Solana Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Solana Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Fund’s Solana custodied by the Solana Custodian.  The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding Solana with the Solana

Custodian or Prime Broker, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Further, the coverage will not be sufficient to fully cover losses for the Fund in the event of a catastrophic, large scale or simultaneous incident affecting multiple Coinbase clients. Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss. In addition, the digital asset insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Fund. While the Solana Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Fund cannot be assured that the Solana Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Fund’s digital assets.

Furthermore, under the Custodian Agreement, the Solana Custodian’s liability is limited to the greater of (i) the aggregate amount of fees paid by the Fund to the Solana Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability or (ii) the value of the supported digital assets on deposit in the Fund’s custodial account(s) giving rise to such liability at the time of the event giving rise to such liability; provided, that in no event shall Solana Custodian aggregate liability in respect of each cold storage address exceed $100,000,000. In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement (the Custodian Agreement is part of the Prime Broker Agreement) will be limited, in the aggregate, to an amount equal to $2,000,000. Notwithstanding the foregoing, there is no liability limit for losses arising from the Solana Custodian’s fraud or willful misconduct. With regard to any incidental, indirect, special, punitive, consequential or similar losses, the Solana Custodian is not liable, even if the Solana Custodian has been advised of or knew or should have known of the possibility thereof. The Solana Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Solana Custodian. In the event of potential losses incurred by the Fund as a result of the Solana Custodian losing control of the Fund’s Solana or failing to properly execute instructions on behalf of the Fund, the Solana Custodian’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Solana Custodian directly caused such losses. Furthermore, the insurance maintained by the Solana Custodian may be insufficient to cover its liabilities to the Fund.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited to the greater of (a) the aggregate amount of fees paid by a Fund to the Prime Broker in respect of the prime broker services in the 12-month period prior to the event giving rise to such liability or (b) the value of the supported digital assets giving rise to such liability; In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement will be limited, in the aggregate, to an amount equal to $2,000,000. Notwithstanding the foregoing, there is no liability limit for losses arising from the Prime Broker’s fraud or willful misconduct. With regard to any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Fund and the Prime Broker and its affiliates (including the Solana Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Solana Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Solana Custodian or Prime Broker in the virtual currency industry, there is a risk that customers’ assets – including the Fund’s assets – may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Solana Custodian (in the case of the Vault Balance), and customers – including the Fund – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Prime Broker Agreement contains an agreement by the parties to treat the Solana credited to the Fund’s Trade Balance and Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”). In addition, the Custodian Agreement states that the Solana Custodian will serve as fiduciary and custodian on the Fund’s behalf. The Solana Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Solana Custodian became subject to insolvency proceedings and a court were to rule that the custodied Solana were part of the Solana Custodian’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in the Solana Custodian’s insolvency proceedings and the Fund could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Solana Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Solana Custodian, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Fund’s Solana and cash is held in omnibus accounts by the Prime Broker (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund”), could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Fund’s assets held in the Trading Balance. The Prime Broker is not required to hold any of the Solana or cash in the Fund’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular Solana (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Fund’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Fund could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Fund and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares. There are no policies that would limit the amount of Solana that can be held temporarily in the Trading Balance maintained by the Prime Broker.

Under the Declaration of Trust, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of Solana by the Solana Custodian or Prime Broker, absent gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor. As a result, the recourse of the Fund or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of Solana by the Solana Custodian or Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the holding of Solana or the provision of instructions relating to the movement of Solana, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Solana Custodian and Prime Broker. The Prime Broker Agreement provides that none of the Coinbase Entities have recourse, whether by set-off or otherwise, with respect to any amounts owed or liabilities incurred by the Fund, to or against any assets of the Sponsor or any affiliate of such Sponsor. Consequently, a loss may be suffered with respect to the Fund’s Solana that is not covered by the Solana Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Fund may face delays in buying or selling Solana that may adversely impact Shareholders; if the Fund does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of Solana in connection with cash creations and redemptions and sales of Solana to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, the Fund may borrow Solana or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. The Trade Credit Lender is only required to extend Trade Credits to the Fund to the extent such Solana or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of Solana related to cash creations and redemptions or the selling of Solana related to paying the Sponsor’s Fee and, to the extent applicable, (2) Fund assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Index price used to determine the Fund’s NAV. To the extent that the execution price for purchases and sales of Solana related to creations and redemptions and sales of Solana in connection with paying the Sponsor’s Fee and any other Fund expenses deviate significantly from the Index price used to determine the NAV of the Fund, the Shareholders may be negatively impacted because the added costs of such price deviations, which would be borne by the Authorized Participants, may be passed onto the Shareholders in the secondary market. The magnitude of this risk factor relating to the unavailability or exhaustion of the Trade Credits is heightened to the extent the Fund effectuates creations and redemptions in cash rather than in-kind. The Fund generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Fund has granted a security interest, lien on, and right of set off against all of the Fund’s right, title and interest, in the Fund’s Trading Balance and Vault Balance established pursuant to the Prime Broker Agreement and Custodian Agreement, in order to secure the repayment by the Fund of the Trade Credits and financing fees to the Trade Credit Lender. Upon a failure by the Fund to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Fund in the form of Trade Credits, the Solana Custodian and the Prime Broker have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Fund’s Vault Balance and Trading Balance respectively without further consent by the Fund. If the Fund fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Fund’s assets and liquidate them to repay the Trade Credit debt owed by the Fund to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

The Prime Broker facilitates the buying and selling or settlement of Solana by the Fund in connection with cash creations and redemptions between the Fund and the Authorized Participants, and the sale of Solana, including to pay the Sponsor’s Fee, any other Fund expenses, to the extent applicable, in connection with redemption transactions, and in extraordinary circumstances, to effect the liquidation of the Fund’s Solana. The Prime Broker relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of Solana. In particular, the Prime Broker has disclosed that customer cash held by the Prime Broker, including the cash associated with the Fund’s Trading Balance, is held (i) in one or more omnibus accounts in the Prime Broker’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to US dollars, liquid investments, which may include but are not limited to U.S. treasuries and money market funds operating in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service) (“Money Market Funds”), in accordance with state money transmitter laws and (iii) in the Prime Broker’s omnibus accounts at Connected Trading Venues. The Prime Broker represents that it will title the FBO accounts it maintains with U.S. depository institutions and maintain records of the Fund’s interest in a manner designed to enable receipt of FDIC deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Fund cash for the Fund’s benefit on a pass-through basis. The Prime Broker, however, does not guarantee that pass-through FDIC deposit insurance will apply to Fund cash, since such insurance is dependent in part on compliance of the depository institutions. The Prime Broker may also title its accounts at some or all Connected Trading Venues and maintain records of Fund interests in those accounts in a manner consistent with FDIC requirements for pass-through deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to the Prime Broker or any Solana held by the Prime Broker on Fund’s behalf. The Sponsor has not independently verified the Prime Broker’s representations. To the extent that the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Prime Broker’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund, or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Prime Broker holds customer cash, including the cash associated with the Fund’s Trading Balance (which is used by the Prime Broker to move cash flows associated with the Fund’s orders to sell Solana, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Broker has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Fund’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Fund’s or the Sponsor’s control, could impair the Fund’s ability to access the Fund’s cash held with the Prime Broker in the Fund’s Trading Balance or associated with the Fund’s orders to sell Solana, including in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses and/or redemption transactions. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Fund could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash, in the Fund’s Trading Balance associated with the Fund’s orders to sell Solana in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses, could result in losses to the Fund, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections. Although the Prime Broker has made certain representations to the Sponsor regarding the Prime Broker’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Broker maintains cash on behalf of its customers (including the Fund), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Fund may maintain cash balances with the Prime Broker that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Broker at money market funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Fund could suffer losses.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Fund.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold Solana with such Connected Trading Venues in order to effect customer orders, including the Fund’s orders. Cash may also be held in the Prime Broker’s omnibus account at the Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Fund. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s Solana or cash that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Fund or perform its obligations under the Prime Broker Agreement, and the Fund could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer Solana or cash, including Solana or cash associated with the Fund, could result in losses to the Fund, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

The Fund may be terminated and liquidated at a time that is disadvantageous to Shareholders.

The Sponsor may terminate and liquidate the Fund or Trust for any reason in its sole discretion. See “The Offering —Termination Events.”

If the Sponsor determines that it is appropriate to terminate and liquidate the Fund, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of Solana at such time is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Fund’s Solana are sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

The Declaration of Trust includes provisions that limit Shareholders’ voting rights and the ability to participate in shareholder derivative actions.

Under the Declaration of Trust, Shareholders generally have no voting rights and the Fund will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Declaration of Trust to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Declaration of Trust, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Declaration of Trust includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to these requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Declaration of Trust do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Declaration of trust limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Declaration of Trust may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Declaration of Trust provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Declaration of Trust also waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If a Shareholder opposed a jury trial demand based on the waiver, the applicable court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable federal laws. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the Declaration of Trust. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

The Sponsor is solely responsible for determining the value of the net asset value of the Fund, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Fund. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator determines the net asset value of the Fund as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Administrator’s determination is made utilizing data from the operations of the Fund and the Index, calculated at 4:00 p.m. ET, on such day. If the Sponsor determines in good faith that the Index does not reflect an accurate Solana price, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Fund’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Administrator may calculate the Index in a manner that ultimately inaccurately reflects the price of Solana. To the extent that the net asset value of the Fund, the Index, or the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor nor the Administrator may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Declaration of Trust and the Sponsor Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the net asset value of the Fund. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Fund’s periodic financial statements may not utilize the Fund’s net asset value. The Fund’s periodic financial statements will be prepared in accordance with GAAP, including ASC Topic 820, and utilize an exchange-traded price from the principal market for Solana as of the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements. To the extent that such valuation sources and policies used to prepare the Fund’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Declaration of Trust and the Sponsor Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Fund’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

Extraordinary expenses resulting from unanticipated events may become payable by the Fund, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Fund, with the exception of those described in “Business of the Fund—Fund Expenses”. Expenses incurred by the Fund but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Solana blockchain, any Incidental Rights and any IR Virtual Currency); or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Fund. The Sponsor will cause the Fund to either (i) sell Solana held by the Fund or (ii) deliver Solana in‑kind to the Sponsor to pay Fund expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Fund may be required to sell or otherwise dispose of Solana, at a time when the trading prices are depressed. The sale or other disposition of assets of the Fund in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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The Fund is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of Solana. Consequently, if the Fund incurs expenses in U.S. dollars, the Fund’s Solana may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

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Every time that the Fund pays expenses, it will deliver Solana to the Sponsor or sell Solana. Any sales of the Fund’s Solana in connection with the payment of expenses will decrease the amount of the Fund’s assets represented by each Share each time its Solana are sold or transferred to the Sponsor.

The Fund’s delivery or sale of Solana to pay expenses or otherwise in connection with operations of the Fund, as well as rewards from Staking, could result in Shareholders incurring tax liability without an associated distribution from the Fund.

Assuming that the Fund is treated as a grantor trust for U.S. federal income tax purposes, each delivery of Solana by the Fund to pay the Sponsor’s Fee or other expenses and each sale of Solana by the Fund to pay Fund expenses not assumed by the Sponsor and any Staking income received will be a taxable event to beneficial owners of Shares. Thus, the Fund’s payment of expenses or receipt of Staking Rewards could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Fund. Any such tax liability could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Sponsor, the Trustee, the Staking Provider, the Administrator, the Solana Custodian or the Cash Custodian pursuant to its contractual arrangements.

Under the Declaration of Trust and the applicable agreements with various Fund service providers, each of the Sponsor, the Trustee, the Staking Provider, the Administrator and the Custodians has a right to be indemnified by the Fund for certain liabilities or expenses that it incurs without, depending on the applicable arrangement, negligence or gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, the Staking Provider, the Administrator, or the Custodians may require that the assets of the Fund be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Fund’s Solana holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding Solana, or, receiving, on a temporary basis pending a determination by the Sponsor as to whether the Fund has received a non-Solana crypto asset, Incidental Rights or IR Virtual Currency. However, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in, holding of and transfer of Solana, or in connection with the receipt (on a temporary basis) of Incidental Rights or IR Virtual Currency. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Fund through the sale or transfer of its Solana, or disposition of Incidental Rights or IR Virtual Currency including in connection with disclaiming or irrevocably abandoning non-Solana crypto assets as determined by the Sponsor. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate its Solana. As a result, an intellectual property rights claim against the Fund could adversely affect the value of the Shares.

Risk Factors Related to the Regulation of the Fund and the Shares

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of Solana or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of Solana, validator activity, digital wallets, the provision of services related to trading and custodying Solana, the operation of the Solana Network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including Solana, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or

Solana in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Solana and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

Moreover, President Trump has issued executive orders addressing the administration’s intention to establish a comprehensive digital asset regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and Solana held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the U.S. Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling Solana and therefore may adversely affect the price of Solana and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether cryptocurrency that has been associated with such addresses in the past can be easily sold. This “tainted” cryptocurrency may trade at a substantial discount to untainted cryptocurrency. Reduced fungibility in the cryptocurrency markets may reduce the liquidity of cryptocurency and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of Solana and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Solana Network was to adopt any of these privacy-enhancing features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the Solana Network. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Solana Network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions - such as many virtual currency exchanges, or the Fund’s service providers, such as the Prime Broker or Cash Custodian - to reduce support for or cease offering services for Solana or to the Fund, which could impair the utility of Solana, the value of the Shares and the Fund’s ability to operate in compliance with new laws and regulations.

A determination that Solana or any other digital asset is a “security” may adversely affect the value of Solana and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements made in the past by senior officials at the SEC and endorsed by its previous Chairman in a letter to a member of Congress appeared to indicate that the SEC did not consider ether to be a security, at least currently, and the staff has reportedly provided informal assurances to a handful of promoters that their digital assets are not securities. However, a recent federal court decision ruled that the SEC has not to date issued a definitive statement of its position on whether ether is a security for purposes of federal law. HODL Law, PLLC v. Securities and Exchange Commission, Case No. 22-cv-1832-L-JLB, 2023 WL 4852322 (Jul. 28, 2023), at *6. On the other hand, the SEC under the prior administration brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. Under the prior administration, the SEC has also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms, including Solana, are securities. For example, in June 2023, the SEC brought suit against two of the largest operators of digital asset trading platforms in Securities and Exchange Commission v. Binance Holdings Ltd., et al (the “Binance Complaint”) and Securities and Exchange Commission v. Coinbase, Inc., and Coinbase Global, Inc. (the “Coinbase Complaint”), alleging that Binance and Coinbase had solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”). The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices.

In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, entered into a joint stipulation with the SEC to dismiss the SEC’s lawsuit against them with prejudice. These dismissals do not mean that the SEC has definitively determined that Solana is not a security and the ultimate impact of these dismissals is yet unknown. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants, remain uncertain.

Fraud or manipulation may also affect the constituent trading platforms used to calculate the CF Benchmarks Index. For example, Coinbase paid $6.5 million in 2021 to settle a CFTC enforcement action for reckless false, misleading, or inaccurate reporting as well as wash trading by a former employee on Coinbase’s GDAX platform. According to the CFTC’s order, during the relevant period prior to the enforcement action, Coinbase operated at least two trading programs which generated orders that, at times, matched with one another. Coinbase included the transactional information for these transactions, such as price and volume data, on its website and provided that information to reporting services, either directly or through access to its website, resulting in a perceived volume and level of liquidity of digital assets, on GDAX that was false, misleading or inaccurate.

The CFTC has for years considered ether to be a commodity subject to its regulatory jurisdiction, and ether futures have been listed for years on CFTC-regulated exchanges while cleared ether swaps have been listed for trading on CFTC-regulated swap execution facilities not registered with the SEC without being deemed “mixed swaps” subject to joint CFTC and SEC jurisdiction to the Sponsor’s knowledge.

Although the federal district court in the Southern District of New York has recently held that under certain transaction structures, Solana is not a security, this ruling is not yet definitive and the Sponsor and the Fund cannot be certain as to how future regulatory developments will impact the treatment of Solana under U.S. law.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether Solana is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of Solana as a security (or not). Finally, the Sponsor discusses the security status of Solana with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that Solana is not a security light of the uncertainties inherent in the Howey and Reves tests. In light of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that Solana may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may terminate and liquidate the Fund if the Sponsor determines Solana is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, and because the SEC has not taken a definitive position, for so long as the Sponsor believes there to be good faith grounds to conclude that the Fund’s Solana is not a security, the Sponsor does not intend to dissolve the Fund on the basis that Solana could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that Solana is a security, or a court decision to that effect would be expected to have an immediate material adverse impact on the trading value of Solana, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. The New York Attorney General alleged in several lawsuits filed since March 2023 that various cryptocurrencies were securities under New York and federal securities law and that several cryptocurrency exchanges unlawfully failed to register as securities dealers under New York state law. However, the New York Attorney General alleged in the alternative in a case that ether was a commodity under both New York state and federal law.

For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. The SEC’s action against XRP’s issuer underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if Solana is determined to be a security, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that Solana is a security, it is likely that the value of the Shares of the Fund would decline significantly, and that the Fund itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or crypto asset platforms, which could adversely impact the value of Solana and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the digital asset platform market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Solana Network), the digital asset markets (including the Solana market), and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers’ ability to produce or sell semiconductors or hard drives in connection with validating, it would have a material adverse effect on digital asset networks (including the Solana Network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), became law in 2023. The FSMB brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of Solana. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Fund or Solana is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

If regulators subject the Fund or the Sponsor to regulation as a money services business or money transmitter, this could result in extraordinary expenses to the Fund or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of the Fund or the Sponsor cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Fund or the Sponsor may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Fund or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation.

Such additional regulatory obligations may cause the Fund or the Sponsor to incur extraordinary expenses. If the Fund or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. The Sponsor may decide to discontinue and wind up the Fund. A dissolution of the Fund in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Additionally, to the extent the Fund or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or the Sponsor, and have a material adverse effect on the price of the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Solana blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Solana Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset mixing application consisting of a website, user interface and smart contracts designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that the Solana Network is global and anyone can program DApps or smart contracts that will operate and record transactions on the Solana Blockchain, and the fact that their creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so.

The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, or a digital asset, or prominent DApp or smart contract were associated with bad actors or illicit activity, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Fund, the Sponsor or another Fund service provider were to transact with a sanctioned entity, the Fund, the Sponsor or service provider would be at risk of potential criminal or civil lawsuits or liability.

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the digital asset markets, including markets for Solana. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks materialize, the Fund, the Sponsor or other key service providers and/or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

In accordance with applicable regulation, affiliates of the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and or a thorough KYC process, such as the Authorized Participants, the Prime Broker and Solana Custodian. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor has in place processes and controls designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Broker and Solana Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants and trade with Solana counterparties who have each represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Fund will not hold any Solana except those that have been purchased on behalf of the Fund via the Prime Broker or other executing agent/broker in connection with creations and redemptions. Moreover, the Prime Broker has represented to the Fund that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating Solana deposits to, and withdrawals from, the Fund’s Trading Balance, as required by law.

The Prime Broker and Solana Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party. The Prime Broker performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Broker’s blockchain analytics screening program, any Solana that is delivered to the Fund’s account will undergo screening designed to assess whether the origins of that Solana are illicit.

The Prime Broker conducts screening on transactions by an Authorized Participant to determine whether transactions are in violation of certain applicable sanctions laws. The Prime Broker and its affiliates, including the Solana Custodian, will (a) block or reject the deposit into the Fund’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Fund of its actions, so long as permitted by applicable law. However, there is no guarantee that such procedures will always be effective or that the Prime Broker and its affiliates will always perform their obligations. Such screening may also result in a transaction identified by such screening being blocked or frozen by the Prime Broker, and thus made unavailable to the Fund. Moreover, the Custodian Agreement requires the Fund to withdraw and deposit assets to public blockchain addresses and accounts for which the Fund has conducted the necessary “know your customer” and anti-money laundering due diligence. Although the Fund arranges for such diligence to be performed, including by the Fund’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. If the Authorized Participants have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Fund’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Fund, the Sponsor or other Fund service providers or their respective affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Solana Custodian, under the Prime Broker Agreement and Custodian Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Fund’s ability to operate

Regulatory changes or interpretations could obligate the Fund or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Fund.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which Solana are treated. In particular, Solana may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. The Sponsor and the Fund cannot be certain as to how future regulatory developments will impact the treatment of Solana under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Fund. If the Sponsor decides to terminate the Fund in response to the changed regulatory circumstances, the Fund may be terminated or liquidated at a time that is disadvantageous to Shareholders.

To the extent that Solana is deemed to fall within the definition of a “commodity interest” under the CEA, the Fund and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Fund, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Fund. Any such termination could result in the liquidation of the Fund’s Solana at a time that is disadvantageous to Shareholders.

To the extent that Solana is deemed to fall within the definition of a security under U.S. federal securities laws, the Fund, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Fund. Any such termination could result in the liquidation of the Fund’s Solana at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including Solana, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including Solana. The Sponsor is studying the impact that such amendments may have on the Fund and its arrangements with the Solana Custodian and Prime Broker. It is possible that such amendments, if adopted, could prevent the Solana Custodian and Prime Broker from serving as service providers to the Fund, or require potentially significant modifications to existing arrangements under the Custody Agreement and Prime Broker Agreement, which could cause the Fund to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Solana Custodian and Prime Broker currently play, the Fund’s operations (including in relation to creations and redemptions of Creation Units and the holding of Solana) could be negatively affected, the Fund could be terminated (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Fund could be affected.

Further, the proposed amendments could have a severe negative impact on the price of Solana and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to Solana, or causing certain holders of Solana to sell their holdings.

The treatment of the Fund for U.S. federal income tax purposes is uncertain.

The Sponsor will treat the Fund as a grantor trust for U.S. federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Fund operates as expected, the Fund should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). Assuming that the Fund is a grantor trust, the Fund will not be subject to U.S. federal income tax. Instead, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Fund’s assets and a pro rata portion of the Fund’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The Fund may take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge any of these positions the Fund might not qualify as a grantor trust.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Fund is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Fund to continue to be treated as a grantor trust for such purposes.

If the Fund is not properly classified as a grantor trust, the Fund might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency (including Solana) for U.S. federal income tax purposes, there can be no assurance in this regard. If the Fund were classified as a partnership and not a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Fund were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes (including if the Fund were considered a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes). If it were treated as a corporation, the Fund would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes, on its net taxable income, and certain distributions made by the Fund to Shareholders would be treated as taxable dividends to the extent of the Fund’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be provided in an applicable tax treaty).

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

Assuming that the Fund is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the Solana (and, if applicable, any Incidental Rights and/or IR Virtual Currency) held in the Fund. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. Additionally, in 2023, the IRS released a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that Staking Rewards will, under certain circumstances, be treated as giving rise to taxable income (the “Staking Guidance”). However, the Notice, the Ruling & FAQs, and the Staking Guidance do not address other significant aspects of the U.S. federal income tax treatment of digital currencies.  For example, for a non-U.S. Holder, there currently is no guidance directly addressing whether or in what circumstances engaging in certain activities to generate yield on digital assets, including Staking, could give rise to income that is effectively connected with a trade or business in the United States. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Fund will hold certain types of digital currency that are not within the scope of the Notice.

As noted above, with respect to any airdrop of any non-Solana crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not Solana, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-Solana crypto asset and, in the event that the Fund seeks to change this position, an application would need to be filed with the SEC by Cboe BZX Exchange, the listing exchange, seeking approval to amend its listing rules. For the avoidance of doubt, the only crypto asset to be held by the Fund will be Solana; the Fund does not have the ability or intention to hold any other crypto asset, and specific regulatory approval would be required in order to do so.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice, the Ruling & FAQs and the Staking Guidance. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of Solana in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.

The treatment of staking activities under U.S. federal securities laws may be unsettled.

On May 29, 2025, the staff of the SEC’s Division of Corporation Finance issued its “Statement on Protocol Staking Activities” (the “Staking Statement”). The Staking Statement gave the staff’s view regarding staking on networks that use proof of stake as a consensus mechanism that certain of such activities do not involve the offer and sale of securities within the meaning of the Securities Act and the Exchange Act. Accordingly, under such an interpretation, the participants of such staking activities do not need to register such transactions with the SEC under the Securities Act. Immediately following the issuance of the Staking Statement, SEC Commissioner Crenshaw provided a dissenting statement indicating her belief the conclusion expressed in the Staking Statement were erroneous and that certain transactions covered by the Staking Statement do involve the purchase and sale of securities within the meaning of the federal securities laws. The Sponsor believes its staking program is of the type described in the Staking Statement and therefore does not involve the purchase and sale of securities. However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position contrary to the views expressed in the Staking Statement, the Trust or its service providers may be deemed to be in violation of the Securities Act, the Exchange Act, the Investment Company Act or other applicable law.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as Solana, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of Solana in digital asset platforms, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Fund to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York and New Jersey, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of Solana may have negative consequences, including the imposition of a greater tax burden on investors in Solana or the imposition of a greater cost on the acquisition and disposition of Solana generally.

The treatment of digital currencies for tax purposes by non‑U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non‑U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of Solana users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for Solana in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non‑U.S. tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of Solana in digital asset platforms. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops, Staking Rewards and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Shareholders could incur a tax liability without an associated distribution of the Fund.

In the normal course of business, it is possible that the Fund could incur a taxable gain in connection with the sale of Solana (such as sales of Solana, including to obtain fiat currency with which to pay the Sponsor’s Fee or Fund expenses, as well as deemed sales of Solana as a result of the Fund using Solana to pay the Sponsor’s Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Fund even though there is not a corresponding distribution from the Fund.

A hard “fork” of the Solana blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Solana blockchain, the Fund could temporarily hold both the original Solana and the alternative new Solana. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Declaration of Trust provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute Solana. The Fund shall treat whichever asset the Sponsor determines is not Solana as Incidental Rights or IR Virtual Currency.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency.

The receipt, distribution and/or sale of the alternative Solana may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Sponsor and its affiliates have no fiduciary duties to the Fund or its Shareholders, which may permit them to favor their own interests to the detriment of the Fund and its Shareholders.

The Sponsor will manage the affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

•
the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Fund and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

•
the Trust, on behalf of the Fund, has agreed to indemnify the officers, affiliates, directors, employees or agents of the Trustee and the shareholders, members, directors, officers, employees, affiliates and subsidiaries of the Sponsor pursuant to the Declaration of Trust;

•
the Sponsor is responsible for allocating its own limited resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

•
the Sponsor and its staff also service affiliates of the Sponsor and their respective clients, and may also service other digital asset investment vehicles (including serving as the sponsor of other digital asset related exchange-traded products such as the Franklin Bitcoin ETF, Franklin Ethereum ETF and Franklin Crypto Index ETF), and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Fund;

•	the Sponsor’s trading decisions for the Fund may be influenced by the effect they would have on the on the other funds and accounts it manages;

•	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;

•
affiliates of the Sponsor may have substantial direct investments in Solana, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Fund or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

•
The Sponsor’s and its affiliates’ positions on changes that should be adopted in various Solana Networks could be adverse to positions that would benefit the Fund or its shareholders. Additionally, before or after a hard fork on the network of a Solana held by the Fund, the Sponsor’s and its affiliates’ positions regarding which fork among a group of incompatible forks of such network should be considered the “true” network could be adverse to positions that would most benefit the Fund;

•	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund, including vendors with respect to valuation of the Fund’s assets; and

•	the Sponsor may appoint an agent to act on behalf of the Shareholders, which may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Declaration of Trust.

Investment vehicles advised or managed by affiliates of the Sponsor may, from time to time, hold an interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Fund’s Prime Broker and operates one of the digital asset platforms included in the Index price and is the parent of the Solana Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, and may take positions in Coinbase Global, the publicly traded parent of Coinbase Inc. which operates the Coinbase platform and serves as the Fund’s Prime Broker. The Fund values its digital assets by reference to the Index price. Coinbase is one of the digital asset platforms included in the Index. The Sponsor values its digital assets by reference to the Index price. Coinbase is one of the digital asset platforms included in the Index.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase’s interests over the interests of the Fund or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Broker. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of Solana in order to increase the Sponsor’s fees. This could make the Fund’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Fund and negatively affect Share trading prices.

Coinbase Global is also the parent company of the Solana Custodian, Coinbase Custody Trust Company, LLC. The Solana Custodian serves as a fiduciary and custodian on the Fund’s behalf, and is responsible for safeguarding digital assets held by the Fund, and holding the private keys that provide access to the Fund’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Solana Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Solana Custodian’s interests over the interests of the Fund or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Solana Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Fund but that could harm the Solana Custodian. This could make the Fund’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Fund and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund and a substitute sponsor is not appointed, the Fund will terminate and liquidate its Solana.

Appointment of a substitute sponsor will not guarantee the Fund’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Fund will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Fund and the Fund may terminate.

Although the Solana Custodian is a fiduciary with respect to the Fund’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Fund.

The Solana Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Fund’s Solana in trust on the Fund’s behalf. However, the Solana Custodian may terminate the Custodian Agreement for cause at any time, and the Solana Custodian can terminate the Custodian Agreement for any reason upon providing the applicable notice provided under the Custodian Agreement. If the Solana Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may terminate the Fund in accordance with the terms of the Declaration of Trust.

Coinbase serves as the Solana Custodian and prime execution agent for several competing exchange-traded Solana products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Prime Broker and Solana Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of cryptoasset brokerage and custody services, Coinbase serves as the Solana Custodian and prime execution agent for several competing exchange-traded Solana products. Therefore, Coinbase has a critical role in supporting the U.S. spot Solana exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Fund, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Fund.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel was appointed to represent investors in connection with the formation of the Fund or the establishment of the terms of the Declaration of Trust and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Solana Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Solana Custodian. Claims under the Custodian Agreement may only be asserted by the Sponsor on behalf of the Fund.

Risk Factors Related to ERISA

It is possible that the underlying assets of the Fund will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. If the assets of the Fund were deemed to be “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Fund and (ii) the possibility that certain transactions in which the Fund might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Fund from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Fund could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Fund.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Fund and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Fund by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.
USE OF PROCEEDS

The Fund will issue Creation Units in exchange for Solana and/or cash.  Proceeds received by the Fund from the issuance and sale of Creation Units will consist of Solana deposits or an amount of cash equal to the amount necessary to purchase the amount of Solana represented by the Creation Unit being created.  The Prime Broker or other executing broker/agent facilitates purchases and sales of Solana on behalf of the Fund.  Solana deposits are held by the Solana Custodian or Prime Broker on behalf of the Fund until (i) delivered to Authorized Participants in connection with a redemption of Creation Units; (ii) sold (1) to pay the fee due to the Sponsor and any Fund expenses or liabilities not assumed by the Sponsor or (2) to meet redemption requests effected in cash; or (iii) used in Staking only if (and, then, only to the extent that) the Staking Requirement relating to the Fund’s status as a grantor trust for U.S. federal income tax purposes, is satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition. See the “Business of the Fund—Fund Expenses” and “Creations and Redemptions” sections herein.
OVERVIEW OF THE SOLANA INDUSTRY

Introduction

Solana is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana Network, which is a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Solana Network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. The Solana Network allows people to exchange tokens of value, called Solana, which are recorded on a public transaction ledger known as the Solana blockchain. Solana can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on platforms that enable trading in Solana or in individual end-user-to-end-user transactions under a barter system.

The Solana Network allows users to write and implement computer programs called smart contracts-that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than Solana on the Solana Network. Smart contract operations are executed on the Solana blockchain in exchange for payment of Solana. The Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Solana protocol introduced the Proof-of-History (PoH) timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism to incentivize Solana holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (“Solana Labs”), a Delaware corporation, which administered the original network launch and token distribution. Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana Network, like the Ethereum network, is understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Solana.

In order to own, transfer or use Solana directly on the Solana Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Solana Network. Solana transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending Solana, a user must notify the Solana Network of the transaction by broadcasting the transaction data to its network peers. The Solana Network provides confirmation against double-spending by memorializing every transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Solana Network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain. Unlike other blockchains that rely solely on sequential production of blocks through proof-of-work or proof-of-stake mechanisms, however, the Solana Network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.

Smart Contracts and Development on the Solana Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Smart contracts and DApps can execute their code on the execution layer of the Layer 1 (as defined below) Solana Network, through Execution Clients located on the Layer 1 Solana Network.

Alternatively, one proposed path to enabling the Solana Network to scale - i.e., removing some computational load and thus network congestion from the Layer 1 Solana Network - is to facilitate smart contracts and DApps executing their code on Layer 2s (as defined below) and rolling up (as defined below) their transactions back to the main Layer 1 Solana Network through the Layer 1 network’s consensus mechanism.

Development on the Solana Network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.  In total, as of June 1, 2025, more than 400 Dapps are currently built on the Solana Network, including Dapps in the collectible non-fungible token, gaming, music streaming and decentralized finance categories.

Moreover, the Solana Network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of May 30, 2025, it is believed that a significant portion of digital assets not issued as the native token on their own blockchains were built on the Solana Network.

More recently, the Solana Network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of [ ], between [ ] and [ ] worth of digital assets were locked up as collateral on DeFi platforms on the Solana Network.

In addition, the Solana Network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Overview of Solana Network Operations

In order to own, transfer or use Solana directly on the Solana Network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Solana Network. Solana transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending Solana, a user must notify the Solana Network of the transaction by broadcasting the transaction data to its network peers. The Solana Network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Solana Network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain. Unlike other blockchains that rely solely on sequential production of blocks through proof-of-work or proof-of-stake mechanisms, however, the Solana Network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.

Summary of a Solana Transaction

Prior to engaging in Solana transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with a Solana address. The Solana Network software program and the Solana address also enable the user to connect to the Solana Network and transfer Solana to, and receive Solana from, other users.

Each user’s Solana Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Solana in a peer-to-peer transaction, the Solana recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the payor is transferring the Solana. The recipient, however, does not make public or provide to the sender its related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the Solana contained in the associated address. Likewise, Solana is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending Solana, a user’s Solana wallet must validate the transaction with the sender’s associated private key. In addition, since every computation on the Solana Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor and the resulting digitally validated transaction is sent by the user’s Solana Network software program to the Solana Network validators to allow transaction confirmation.

Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. No minimum amount of Solana is required to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of Solana transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the Solana balance in each party’s Solana Network public key, completing the Solana transaction. Once a transaction is confirmed on the Solana blockchain, it is irreversible.

Some Solana transactions are conducted “off-blockchain” and are therefore not recorded in the Solana blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Solana or the reallocation of ownership of certain Solana in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Solana transactions in that they do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of Solana between addresses recorded in the Solana blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of Solana ownership is not protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.

Creation of New Solana

Initial Creation of Solana

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 500 million Solana were created in connection with the launch of the Solana Network. The initial 500 million Solana were distributed as follows:

Investors: 189 million Solana, or 37.8% of the supply, was sold in private sales to venture capital and other investors conducted between 2018 to 2021.

Solana Foundation: 52 million Solana, or 10.4% of the supply, was distributed to the Solana Foundation for operational costs incurred in the development of the Solana Network.

Solana Labs, Inc.: 64 million Solana, or 12.8% of the supply, was retained by Solana Labs to be used, at least in part, to compensate the employees of Solana Labs.

Community: 195 million Solana, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.

Following the launch of the Solana Network, Solana supply increases through a progressive minting process. Solana supply and issuance rate varies based on factors such as recent use of the network.

Proof-of-Stake Process

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work.

Under a proof-of-stake protocol, token holders who voluntarily commit to staking are given the exclusive right to validate transactions and participate in consensus. Token holders can elect to stake their Solana in order to earn staked Solana rewards. Token holders can actively participate in the staking of their Solana by operating a validator node.
Alternatively, token holders can participate in staking by delegating their Solana to a validator node operated by another party.
Validator nodes are selected by the Solana Network to validate transactions and earn staked Solana rewards for completing such validation. Approximately every 400-600 milliseconds, a new block is added to the Solana blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded Solana. As such, there is not a competitive race to solve a mathematical puzzle that prevails in a proof-of-work consensus mechanism.
Fees are paid to validators that participate in the consensus and propose new blocks on the blockchain and other validators earn much lower fees for attesting to each block. Validators perform both roles on a continuous basis and are called upon on a basis determined by the protocol.

The Solana trading market may be impacted by the supply of Solana that voluntarily elects to commit to staking. The Solana Network issues a fixed amount of rewards for voting on blocks, which are divided among the participating validators. The less validators and the less users staking their Solana, the more rewards, and vice versa.

Staking

The Sponsor generally seeks to stake as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”)  through one or more trusted Staking Providers, which may include an affiliate of the Sponsor. In consideration for any staking activity in which the Fund may engage, the Fund would receive certain Staking Rewards of Solana tokens, which may be treated as income to the Fund. The amount of Solana the Fund may receive as reward for its staking activity can vary significantly. Staking activity comes with a risk of loss of Solana. Staked assets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The Fund may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains. As of the date of this prospectus, no slashing penalty has ever been assessed on the Solana network. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur.

The Sponsor believes that the Staking Providers are reputable and will not engage in harmful behavior that could lead to slashing or penalties.

Staking Rewards are computed and issued once per Epoch. An Epoch is approximately two days long on the Solana Network. Rewards accrued in a given Epoch are issued to all validators and delegators in the first block of the following Epoch. Staking yield is presented as an annualized figure, though the number varies each Epoch as the inflation rate and total active stake continually changes. Staking Rewards have historically ranged from a low of 4.69% in June 2022 to a high of 10.68% in February 2025.

Limits on Solana Supply

The rate at which new Solana supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the Solana supply by eliminating 50% of transaction fees paid to the network. As a result, net changes in Solana supply are expected to vary in the future.

At network launch, the Solana circulating supply was 8 million Solana. Between network launch and December 31, 2023, the circulating supply of Solana increased by roughly 5,266% to approximately 429 million Solana.

In February 2021, the Solana supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached. As of June 12, 2025, the Solana supply issuance rate was approximately 4.478% on an annual basis before any offsets for eliminated transaction fees.

Modifications to the Solana Protocol

Historically, the Solana Network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network’s source code.

For example, in March 2020, the Solana Network launched the Mainnet Beta version of the Solana Network, one month after launching the testnet, Tour de SOL. Solana Labs led the development of these reference implementations.

The Solana Network operates using open-source protocols, meaning that any user can become a node by downloading the Solana Client and participating in the Solana Network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Solana Network’s source code and then propose that the Solana Network community support the modification. These proposed modifications to the Solana Network’s source code, if adopted, can lead to forks (referred to as “planned forksˮ because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Solana Foundation, are able to access and alter the Solana Network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Solana Network’s source code called SIMDs. Any user can propose an idea for modifying the Solana Network’s source code, and the core developers are responsible for merging the proposed idea into the SIMD repository on GitHub, where it formally becomes a SIMD. However, the release of proposed updates to the Solana Network’s source code by core developers does not guarantee that the updates will be adopted. The developers of each Solana Client must agree to implement the SIMD’s changes to the Solana Network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Solana Client software they use by choosing to individually download the modified Solana Client software, and ultimately a critical mass of validators and users - such as DApp and smart contract developers, as well as end users of DApps and smart contracts, and anyone else who transacts on the Solana blockchain or Solana Network - must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the SIMDs are formally introduced by being merged into the SIMD repository on GitHub, a robust debate within the Solana community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Solana Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Solana Network’s source code is only effective with respect to the Solana nodes that download it and modify their Solana Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Solana Clients, the change is implemented and the Solana Network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Solana Clients, and the modification is not backwards compatible with the Solana blockchain or network or the Solana Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Solana Network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. See “Risk Factors —A temporary or permanent “fork” or “clone” could adversely affect an investment in the Shares.”

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and to allow for financial and non-financial next generation uses.

The Fund’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for Solana and the utility of the Solana Network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Solana blockchain, demand for Solana could potentially be reduced. Also, projects that operate and are built within the Layer 1 Solana blockchain and network may increase the data flow on the Solana Network and could either “bloat” the size of the Solana blockchain or slow confirmation times.

Forms of Attack Against the Solana Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana Network contains certain flaws. For example, the Solana Network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than the relevant threshold of the staked Solana, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana blockchain. Although referred to generically as “51% attacks”, there are different thresholds that could lead to different types of attack on the consensus process. For more information, see “Risk Factors —If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Solana Network, or otherwise obtains control over the Solana Network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Solana blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Fund to operate.” As of June 12, 2025, the top three largest staking pools on Solana, Jito (jitoSOL), Marinade (mSOL), and SolBlaze (bSOL), control approximately 59% of the total staked Solana, according to Everstake. JitoSOL holds the largest share at 43.49%, followed by mSOL at 17.90% and bSOL at 8.97%.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of Solana.

For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial-of-service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana Network that impact the ability to transfer Solana could have a material adverse effect on the price of Solana and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Solana Network. For additional information, see the “Risk Factors” section of this prospectus.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked coins.

Validators range from Solana enthusiasts to professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. On the Solana Network, a validator does not have any minimum staking requirement in order to participate in maintaining the network. When a validator confirms a transaction, the validator and any associated stakers receive fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Validators less commonly capture MEV in the Solana Network because, unlike the Ethereum Network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Solana Validators consistently capture MEV.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Solana transactions through the direct sending of Solana over the Solana Network, as well as users accessing Solana through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of Solana as a means of payment is still developing and has not been accepted in the same manner as bitcoin or ether due to Solana’s relative nascency and because Solana has a generally different purpose than bitcoin. In addition, end users of DApps and smart contracts built on the Layer 1 Solana Network can access many types of goods and services and engage in a variety of transactions using the functionality of the relevant DApp or smart contract.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of Solana. For example, Coinbase, Kraken, LMAX Digital, and Gemini are some of the larger Solana trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Solana Custodian for the Fund, is a digital asset custodian that provides custodial accounts that store Solana for users. If the Solana Network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Solana Network.

Competition

As of [ ], at least [ ] other digital assets, as tracked by CoinGecko.com, have been developed since the inception of Solana, which is currently the [ ] largest digital asset by market capitalization because of the length of time Solana has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Solana in transactions. While Solana has enjoyed some success in its limited history, the aggregate value of outstanding Solana is smaller than that of bitcoin and ether and may be eclipsed by the more rapid development of other digital assets. In addition, a number of newer digital assets also function as smart contracts platforms, including Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Solana.

Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.
Recently, President Trump has issued executive orders addressing the administration’s intention to establish a comprehensive digital asset regulatory framework.  It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and Solana held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies.

In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, entered into a joint stipulation with the SEC to dismiss the SEC’s lawsuit against them with prejudice. These dismissals do not mean that the SEC has definitively determined that Solana is not a security and the ultimate impact of these dismissals is yet unknown. ’’Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcomes of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on the industry participants, remain uncertain.

In January 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. However, the efforts of the Crypto Task Force have only recently begun, and how or whether the SEC regulates digital asset activity in the future remains uncertain.

Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the Solana futures markets. In addition, because the CFTC has determined that Solana is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Solana. The CFTC has pursued enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Solana that do not use collateral, leverage, or financing.

In March of 2025, the CME, a designated contract market (“DCM”) registered with the CFTC, launched new contracts for Solana futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self- regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other Solana prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Solana Network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Solana by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Solana economy in their jurisdictions or globally, or otherwise negatively affect the value of Solana. The effect of any future regulatory change on the Fund or Solana is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Solana Futures and Spot Solana Markets

Solana spot markets typically permit investors to open accounts with the market and then purchase and sell Solana via websites or through mobile applications. Prices for trades on Solana spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a Solana market and trading Solana is different from, and should not be confused with, the process of users sending Solana from one Solana address to another Solana address on the Solana blockchain. This latter process is an activity that occurs on the Solana Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of Solana in its internal books and records, rather than on the Solana blockchain. The spot market ordinarily does not transfer Solana to the investor on the Solana blockchain unless the investor makes a request to the exchange to withdraw the Solana in their exchange account to an off-exchange Solana wallet.

Outside of the spot markets, Solana can be traded in the over the counter (“OTC”) market in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Solana, investment managers, proprietary trading firms, high-net-worth individuals that trade Solana on a proprietary basis, entities with sizeable Solana holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Solana. The OTC market has no formal structure and no open-

outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of Solana could initiate the transaction by sending the Solana to the buyer’s Solana address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Solana spot markets.

Futures contracts are financial contracts the value of which depends on, or is derived from, the underlying reference asset. In the case of Solana futures, the underlying reference asset is Solana. Solana futures trading occurs on exchanges in the U.S. regulated by the CFTC. In addition, because the CFTC has determined that Solana is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Solana. The CFTC has pursued enforcement actions relating to fraud and manipulation involving digital asset markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Solana that do not use collateral, leverage, or financing.

In addition, Solana futures trading occurs on exchanges in the United States regulated by the CFTC. The market for CFTC-regulated trading of Solana is relatively new. As of [__], regulated Solana futures represented approximately $[__] million per day on average in notional trading volume on Chicago Mercantile Exchange (“CME”) in Q[_] 2025. Solana futures on the CME traded around $[___] million per day in the [period] ending [__] and represented around $[__] million in open interest per day (source: Bloomberg). Through the common membership of the Exchange and the CME Solana Futures market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed Solana derivatives from the CME Solana Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Solana Futures market allows for the surveillance of Solana futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Solana Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

Futures contracts may be physically-settled or cash-settled. Solana futures are generally traded on commodity exchanges registered with the CFTC. “Cash-settled” means that when the relevant futures contract expires, if the value of the underlying asset exceeds the futures contract price, the seller pays to the purchaser cash in the amount of that excess, and if the futures contract price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess. In a cash-settled futures contract on Solana, the amount of cash to be paid is equal to the difference between the value of the Solana underlying the futures contract at the close of the last trading day of the contract and the futures contract price specified in the agreement. The CME has specified that the value of Solana underlying Solana Futures traded on the CME will be determined by reference to a volume-weighted average of Solana trading prices on multiple digital asset trading platforms. Futures contracts exhibit “futures basis,” which refers to the difference between the current market value of the underlying Solana (the “spot” price) and the price of the cash-settled futures contracts.

BUSINESS OF THE FUND

The activities of the Fund are limited to (1) issuing Creation Units in exchange for Solana and/or cash, (2) selling or delivering Solana as necessary to cover the Sponsor’s Fee, Fund expenses not assumed by the Sponsor and other liabilities, and/or in connection with Creation Unit redemption transactions, and (3) engaging in any form of Staking, but only if (and, then, to the extent that) the Staking Requirement has been satisfied with respect thereto.

The Fund is not actively managed. It does not engage in any activities designed to obtain a profit from, or to mitigate losses caused by, changes in the price of Solana.

Fund Objective

The Fund seeks to reflect generally the performance of the price of Solana and rewards from staking as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) to the extent the Sponsor in its sole discretion determines that the Fund may do so without undue legal or regulatory risk, such as without limitation, by adversely affecting the Fund’s status as a grantor trust for U.S. federal income tax purposes (the “Staking Requirement”). The Fund seeks to reflect such performance before payment of the Fund’s expenses and liabilities. To the extent the Sponsor determines to stake the Fund’s Solana, the Sponsor plans to engage one or more trusted staking providers (each a “Staking Provider”), which may include an affiliate of the Sponsor, to conduct such staking activities (“Staking Activities”).  The Shares are intended to constitute a simple means of making an investment similar to an investment in Solana rather than by acquiring, holding and trading Solana directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in Solana, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the Solana owned by the Fund at such time, less the Fund’s expenses and liabilities. In consideration for any staking activity in which the Fund may engage, the Fund would receive certain Staking Rewards of Solana tokens, which may be treated as income to the Fund. Although the Shares are not the exact equivalent of a direct investment in Solana, they provide investors with an alternative method of achieving investment exposure to Solana through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by Solana held by the Solana Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Solana Custodian will keep custody of all of the Fund’s Solana, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The Solana Custodian will keep the private keys associated with the Fund’s Solana in the Vault Balance. The hardware, software, systems, and procedures of the Solana Custodian may not be available or cost-effective for many investors to access directly. A portion of the Fund’s Solana holdings and cash holdings from time to time may temporarily be held with the Prime Broker, an affiliate of the Solana Custodian, in the Trading Balance, in connection with creations and redemptions of Creation Units and the sale of Solana to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Fund’s Solana. These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s Solana held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Solana on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling Solana directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Exchange listed.

Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on the Cboe BZX Exchange under the ticker symbol “SOEZ.”

Competition

The Fund and the Sponsor face competitive pressures with respect to the creation of similar exchange-traded Solana products. There can be no assurance that the Fund will achieve market acceptance and scale.

Secondary Market Trading

While the Fund seeks to reflect generally the performance of the price of Solana  and rewards from staking as much of the Fund’s Solana as is practicable (i.e., up to 100%) (“Staking Rewards”) to the extent the Sponsor in its sole discretion determines that the Fund may do so without undue legal or regulatory risk, such as without limitation, by adversely affecting the Fund’s status as a grantor trust for U.S. federal income tax purposes (the “Staking Requirement”), before the payment of the Fund’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Fund’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major Solana markets and Cboe BZX Exchange. While the Shares will trade on the Cboe BZX Exchange until 4:00 p.m. ET, liquidity in the market for Solana may be reduced, negatively affecting the trading volume; alternatively, developments in Solana markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of Solana trading platforms due to fraud, failures, security breaches or otherwise that occur outside of the Cboe BZX Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Cboe BZX Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, the Sponsor believes that the Creation Unit size of 50,000 shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Fund. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Fund is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Fund. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Fund does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Fund is not a commodity pool for purposes of the CEA. Consequently, the Trustee, Marketing Agent and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Fund. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Net Asset Value

The net asset value of the Fund will be equal to the total assets of the Fund, which consist solely of all Solana and cash less total liabilities of the Fund, each determined by the Sponsor pursuant to policies or desktop procedures established from time to time by the Sponsor or otherwise described herein. The methodology used to calculate the Index price to value Solana in determining the net asset value of the Fund may not be deemed consistent with GAAP.

The Sponsor has the exclusive authority to determine the net asset value of the Fund. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator will determine the net asset value of the Fund each Business Day. In determining the net asset value of the Fund, the Administrator values the Solana held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (together a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices, and escalate to the Sponsor if detected. The Sponsor reserves the right to change, in its full discretion, either the index used for calculating NAV or the Index

Administrator. Notification of a material change to the Index or Index Administrator will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

A Fair Value Event value determination will be based upon all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

The Sponsor will seek to determine the fair value price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event, an alternate index selected by the Sponsor, the Lukka Digital Asset Reference Rate – Solana (the “Secondary Index”), may be utilized as a secondary pricing source. The Secondary Index is available pursuant to a license agreement with the Sponsor on behalf of the Fund. If the Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable then the price set by the Fund’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.
The Lukka Digital Asset Reference Rate – Solana provides a reference rate for the U.S. dollar price of Solana (SOL/USD), calculated as of 4:00 p.m. ET. The Lukka Digital Asset Reference Rate  – Solana aggregates executed transactions from several trading venues, during a calculation window between 3:00 p.m. and 4:00 p.m. ET and produces a U.S. Dollar price of Solana at 4:00 p.m. ET. Specifically, the Lukka Digital Asset Reference Rate - Solana is calculated based on eligible transactions from all of the eligible exchanges, which are currently Coinbase, Crypto.com, Bitfinex, Kraken, Bitstamp, LMAX, itBit, Bullish, Gemini, OKX, and which may change from time to time as approved by Lukka’s Price Integrity Oversight Board.
Methodology.
In determining the value of Solana, Lukka applies a multi-step process for aggregating executed transactions for Solana from several trading venues during a calculation window between 3:00 p.m. and 4:00 p.m. ET to produce a Solana price as of 4:00 p.m. ET.
Step 1: Executed transactions from eligible exchanges are collected by Lukka.
Step 2: The calculation window is sectioned into equal time intervals, called partitions.
Step 3: For each combination of partition, exchange and currency-pair, a Volume Weighted Average Price (“VWAP”) is calculated.
Step 4: For each partition and currency pair, the median of these VWAP’s by exchange is calculated.
Step 5: The Lukka Reference Rate for Solana is then calculated as the simple average of the partition medians calculated in the previous step.

For financial reporting purposes only, the Sponsor utilizes the following methodology for valuing the Fund’s assets and for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Sponsor (or its delegate) will determine the Fund’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in Solana markets and the Fund’s operations that would require a change in the Sponsor’s determination of the Fund’s principal market.

The Sponsor identifies and determines the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for Solana consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible to the reporting entity. The reporting entity is the Trust, on behalf of the Fund.

Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.

ASC 820-10 determines fair value to be the price that would be received for Solana in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that Solana is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Fund expects to transact in an exchange market, when necessary, to buy and sell Solana in association with cash creations and redemptions and to sell Solana to satisfy the Fund’s operating liabilities. As such, the Fund expects to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other Solana markets, their market accessibility is not considered because they are not part of the reporting entity.

The Sponsor intends to engage a third-party vendor to obtain a price from the Fund’s principal market for Solana. The third-party vendor is expected to follow the Sponsor’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:

1.
First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process.

2.	Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of Solana traded on these exchange markets.

3.
Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market.

4.
Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity, and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for Solana. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market, and principal-to-principal market.

For purposes of the Fund’s periodic financial statements, it is expected that an exchange-traded price from the Fund’s principal market for Solana will be utilized on the Fund’s financial statement measurement date.

The website for the Fund, which will be publicly accessible at no charge, will contain the following information: (a) the current NAV daily and the prior Business Day’s NAV; (b) the prior Business Day’s Cboe BZX Exchange official closing price; (c) the Cboe BZX Exchange official closing price in relation to the NAV as of the time the

NAV is calculated and a calculation of the premium or discount of such Cboe BZX Exchange official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Cboe BZX Exchange official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Fund, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Fund will also disseminate its holdings on a daily basis on the Fund’s website. The NAV for the Fund will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association (“CTA”).

Valuation of Solana; The CF Benchmark Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Administrator evaluates the Solana held by the Fund as reflected by the CF Benchmarks Index and determines the net asset value of the Fund. For purposes of making these calculations, a Business Day means any day other than a day when the Cboe BZX Exchange is closed for regular trading.

CF Benchmarks Index is calculated as of 4:00 p.m. ET. The CF Benchmarks Index is regulated under the UK Benchmarks Regulation (“UK BMR”). The Index Administrator is CF Benchmarks Ltd., a U.K. incorporated company authorized and regulated by the UK Financial Conduct Authority (the “FCA”) as a registered Benchmark Administrator (FRN 847100) under the UK BMR.

The CF Benchmarks Index was created to facilitate financial products based on Solana. It serves as a once-a-day benchmark rate of the U.S. dollar price of Solana (USD/SOL), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates spot transactions of Solana in U.S. dollars from several Constituent Platforms that facilitate trading, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one Solana at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms, as follows:

•	All Relevant Transactions are added to a joint list, recording the time of execution, and trade price for each transaction.

•	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The SOLUSD_NY is then determined by the equally-weighted average of the volume medians of all partitions.

The CF Benchmarks Index is solely calculated from spot Solana-USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the SOL/USD pair that is reported and disseminated by a Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Index Administrator. Although the CF Benchmarks Index is intended to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets and such transactions may take place at prices materially higher or lower than the CF Benchmarks Index price.

The following provides a hypothetical example of the CF Benchmarks Index calculation*.

1.	On a given calculation day, the below Relevant Transactions are observed in Constituent Platform APIs by the CF Benchmarks at 4:01 p.m. ET:

Partition	Time	Price	Size	Constituent Platform
1	15:02:33	202.0529	5,005	Coinbase
1	15:03:21	202.0533	16,004	Kraken
1	15:04:11	202.0598	31,554	Kraken
2	15:06:02	202.0677	10,067	LMAX Digital
2	15:08:35	202.0622	23,000	LMAX Digital
3	15:12:55	202.0811	20,019	Coinbase
3	15:14:14	202.0891	33,000	Gemini
4	15:19:01	202.1102	55,120	Coinbase
4	15:19:33	202.1301	1,601	LMAX Digital
5	15:21:22	202.1412	229	Kraken
5	15:21:44	202.1399	11,000	Gemini
5	15:24:09	202.1321	17,025	Kraken
6	15:26:11	202.1611	1,811	Kraken
6	15:28:07	202.1682	19,231	Kraken
7	15:31:01	202.1792	17,638	LMAX Digital
8	15:36:24	202.1788	201,281	LMAX Digital
8	15:37:21	202.1822	39,643	Coinbase
8	15:39:01	202.1801	21,763	Coinbase
8	15:39:56	202.1911	39,862	Coinbase
9	15:41:00	202.1934	9,187	Gemini
10	15:47:32	202.1966	12,700	Kraken
10	15:48:11	202.1988	40,129	LMAX Digital
10	15:48:32	202.1811	75,104	Kraken
11	15:51:32	202.1801	85,281	Coinbase
11	15:52:16	202.1816	8,801	Coinbase
12	15:55:01	202.1721	16,710	Gemini
12	15:55:42	202.1707	7,092	Gemini
12	15:57:02	202.1701	202	Coinbase
12	15:58:01	202.1698	4,617	Kraken

2.	The Index Administrator segments these transactions by their timestamp into [12] partitions of equal [5-minute] length as shown in the first column in the above table.

3.	The Index Administrator calculates the volume weighted median price for each partition, the result of which is shown below:

Partition	Volume (SOL)	Volume Weighted Median Price ($)
1	52,563	202.0598
2	33,067	202.0622
3	53,019	202.0891
4	56,721	202.1102
5	28,254	202.1321
6	21,042	202.1682
7	17,638	202.1792
8	302,549	202.1788
9	9,187	202.1934

10	127,933	202.1811
11	94,082	202.1801
12	28,621	202.1721

4.	The average of the [12] volume weighted medians is calculated to be $[ ]

5.
The volume weighted median for all transactions observed from each Constituent Platform is then calculated individually, the median of these six volume weighted medians and the percentage deviation of each Constituent Platform volume weighted median from this median is also calculated to determine whether the deviation is greater than 10% (where in accordance with the potentially erroneous data provisions of the Index Methodology the transaction data for any Constituent Platform that exhibits this is removed from the calculation). As shown in the below table, the deviation exhibited by each Constituent Platform is well within 10% and hence all Constituent Platform transaction data is used to determine the Index:

Constituent Platform Volume Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Gemini	Coinbase	Kraken	LMAX Digital	Median of VWMs
Volume Weighted Median ($)	202.1399	202.1801	202.1698	202.1788	202.1735
Deviation to Median	0.0166%	0.0033%	0.018%	0.0026%	N/A

6. The Index price for this given calculation date is $[ ].

* Source: CF Benchmarks

In seeking to ensure that the CF Benchmarks Index is administered through the Index Administrator’s codified policies for CF Benchmarks Index integrity, the Index is subject to oversight by the CME CF Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.

As of June 11, 2025, the Constituent Platforms included in the CF Benchmarks Index that is utilized by the Fund are Coinbase, Kraken, LMAX Digital, and Gemini.

Coinbase is a U.S.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Coinbase also holds a variety of other licenses and regulatory approvals to operate in jurisdictions such as Australia, Europe, U.K., Singapore and Bermuda.

Kraken is a U.S.-based platform that is registered as an MSB with FinCEN in various U.S. states. Kraken also holds a variety of other licenses and regulatory approvals to operate in in jurisdictions such as Australia, British Virgin Islands, Canada, Europe, Singapore and U.K.

Gemini is a U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. Gemini also holds a variety of other licenses and regulatory approvals to operate in jurisdictions such as the U.K. and Europe.

LMAX Digital is a Gibraltar-based platform regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of an FCA regulated Multilateral Trading Facility and Broker-Dealer.

The domicile, regulation and legal compliance of the Solana platforms included in the CF Benchmarks Index varies. Further information regarding each Solana platform may be found, where available, on the websites for such Solana platforms and public registers for compliance with local regulations, among other places.

The four Constituent Platforms that contribute transaction data to the CF Benchmarks Index with the aggregate volumes traded on their respective SOL/USD markets over the preceding four calendar quarters listed in the table below:

Aggregate Trading Volume in SOL-USD Markets from Constituent Platforms ($)
Period	Coinbase	Gemini	Kraken	LMAX Digital	Other*
2024 Q2	13,062,938,470	280,812,656	5,094,514,247	Not Offered	1,948,341,676
2024 Q3	11,993,591,726	295,569,951	4,348,575,865	656,030,998	1,801,087,549
2024 Q4	16,699,619,420	406,981,486	5,557,503,818	875,801,250	5,368,762,716
2025 Q1	24,655,638,012	627,260,015	5,317,551,702	212,661,978	7,109,864,237

The market share for SOL/USD trading of the four Constituent Platforms over the past four calendar quarters is shown in the table below:

Constituent Platform Market Share of
Period	Coinbase	Gemini	Kraken	LMAX Digital	Other*
2024 Q2	64.08%	1.38%	24.99%	No Market	9.56%
2024 Q3	62.81%	1.55%	22.77%	3.44%	9.43%
2024 Q4	57.77%	1.41%	19.22%	3.03%	18.57%
2025 Q1	63.58%	1.62%	13.81%	2.40%	18.59%

** Source: CF Benchmarks

The list of platforms on which the Fund executes transactions may change from time to time, and the Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. The platforms on which the Fund executes transactions do not impact the Constituent Platforms. Once the Fund has actual knowledge of material changes to the Constituent Platforms used to calculate the Index or the CF Benchmarks Index’s methodology to calculate the Index price, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Fund’s website.

The selection of platforms for use in the CF Benchmarks Index is approved by the Oversight Committee of the Index Administrator (the “Oversight Committee”). A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the Oversight Committee, fulfill the following criteria:

1. The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the SOLUSD_NY of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2. The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3. The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4. The platform complies with applicable law and regulations, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations.

5. The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfil the criteria 2 - 5. Should the average daily contribution of a Constituent Platform fall below 3% for any SOLUSD_NY then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

The Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the Index, the Fund will notify Shareholders in a prospectus supplement, in its periodic reports, and/or on the Fund’s website.

The Sponsor believes that the use of the CF Benchmarks Index is reflective of a reasonable valuation of the spot price of Solana and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Benchmarks Index thereby seeks to ensure that transactions in Solana conducted at outlying prices do not have an undue effect on the Index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the Index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that to ensure the integrity of the CF Benchmarks Index, it is subject to the UK BMR regulations, compliance with which regulations has been subject to a Reasonable Assurance Audit under the ISAE 3000 standard for the period of September 12, 2022 to September 12, 2024, which is publicly available www.cfbenchmarks.com.

The CF Benchmarks Index is administered under the CF Benchmarks Control Framework to ensure compliance with UK BMR. Specifically, provisions within the following the policies in combination are designed to ensure the integrity of its benchmarks, including the CF Benchmarks Index:

•
CF Benchmarks Input Data Policy - Governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks.

•
CF Benchmarks Surveillance Policy - Governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place in impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks.

•
CF Benchmarks Conflict of Interest Policy and CME CF Conflicts of Interest Policy - Governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks.

•
CF Benchmarks Governance & Oversight Framework - Lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO THE FUND OR THE SPONSOR AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY PRODUCTS OR SERVICES INCLUDING AS DESCRIBED HEREIN. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OFFERING AND SALE OF THE FUND. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE FUND OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Fund Expenses

The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Fund: the fees charged by the Administrator, the Marketing Agent, the Custodians, and the Trustee, Cboe BZX Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $[ ] per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $[ ] per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale (i.e., by ensuring that the Fund’s expenses remain competitive with similar products offered by competitors to help the Fund to gain sufficient assets such that the continued operation of the Fund by the Sponsor is economically viable). To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Sponsor will also pay the costs of the Trust’s and Fund’s organization and the initial offering costs.

The Sponsor’s Fee, which is compensation for the Sponsor’s services rendered to the Fund, is calculated and accrued daily at an annualized rate of [ ]% (i.e., [_]%/365 days) of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. [As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor’s Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee.] In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports and/or on the Sponsor’s website for the Fund.

The net asset value of the Fund will be equal to the total assets of the Fund, which consist solely of Solana and cash, less total liabilities of the Fund, each determined by the Administrator as described herein. The methodology used to calculate an index (the “Index”) price to value Solana in determining the net asset value of the Fund may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

The Sponsor has the exclusive authority to determine the Fund’s net asset value. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. In determining the Fund’s net asset value, the Administrator values the Solana held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (referred to herein as a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices and escalate to the Sponsor if detected. Notification of a material change to the Index or Index Administrator will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Solana Network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Solana blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Solana Custodian, Prime Broker, Staking Provider, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. The Fund will need to sell Solana to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Fund expenses not assumed by the Sponsor shall accrue daily and be payable by the Fund to the Sponsor at least quarterly in arrears. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Solana held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell Solana to pay the Sponsor’s Fee. The Fund bears transaction costs, including any Solana Network fees or other similar transaction fees, in connection with any sales of Solana necessary to pay the Sponsor’s fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor. The result of these sales is a decrease in the amount of Solana represented by each Share. Any Solana Network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert Solana into U.S. dollars generally at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of Solana represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling Solana. The Fund cannot reinvest any cash received from such sales into Solana, and must use that cash to pay the Sponsor’s Fee and/or other Fund expenses not assumed by the Sponsor, and/or distribute any excess cash to investors. In the event of the liquidation of the Fund, the Fund will bear any expenses, including transaction costs such as network fees or other similar transaction fees.

The quantity of Solana to be sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Fund’s expenses and the value of Solana held by the Fund. Assuming that the Fund is a grantor trust for U.S. federal income tax purposes, each delivery or sale of Solana by the Fund for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Fund and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Fund or another Client Account. The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Impact of Fund Expenses on the Fund’s Net Asset Value

The Fund sells Solana to raise the funds needed for the payment of the Sponsor’s Fee and all Fund expenses or liabilities not assumed by the Sponsor. See “The Sponsor—The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Fund’s sole source of funds to cover its liabilities. The Fund does not engage in any activity designed to derive a profit from changes in the price of Solana. As a result of the recurring sales of Solana necessary to pay the Sponsor’s Fee and the Fund expenses or liabilities not assumed by the Sponsor, the net asset value of the Fund and, correspondingly, the fractional amount of Solana represented by each Share will decrease over the life of the Fund. Creation transactions in the Fund do not reverse this trend.

Intraday Indicative Value (IIV)

In order to provide updated information relating to the Fund for use by Shareholders, an IIV will be disseminated using the SDRTI. One or more major market data vendors will make an IIV available, updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors, and through the facilities of the consolidated tape association and consolidated quotation system high speed lines. In addition, the IIV will be available through online information services, such as Bloomberg and Reuters.

All aspects of the Index Methodology are publicly available at the website of Index Administrator, CF Benchmarks (www.cfbenchmarks.com). The CME CF Solana-Dollar Real Time Index is calculated once per second, in real time by utilizing the Order Books of Solana - U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Bookˮ is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the SDRTI calculation agent. The Order Books are aggregated into one consolidated order book by the SDRTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The SDRTI is then given by the sum of the weighted mid price-volume curve obtained in the previous step.
DESCRIPTION OF THE SHARES AND THE TRUST

The Trust was formed on February 10, 2025. As of the date of this Prospectus, the Trust has established one series, Franklin Solana ETF, which is offered pursuant to this Prospectus. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the net assets of the Fund. The Trust is governed by the Declaration of Trust and sets out the rights of registered holders of Shares and the rights and obligations of the Sponsor and the Trustee. Delaware law governs the Declaration of Trust, the Fund and the Shares. The following is a summary of material provisions of the Declaration of Trust. It is qualified by reference to the entire Declaration of Trust, which is filed as an exhibit to the registration statement of which the prospectus is a part.

The Trust was formed and is operated in a manner such that a series is liable only for obligations attributable to such series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other series as may be created from time to time and shareholders of any such other series are not subject to the losses or liabilities of the Fund. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”) incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund and not against any other series as may be established or the Trust generally. This limitation on liability is referred to as the “Inter-

Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to each series of the Trust, including the Fund and any other series that may be established.

Each Share represents a fractional undivided beneficial interest in the net assets of the Fund. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Fund. All Shares are transferable, fully paid and non-assessable. The assets of the Fund consist primarily of Solana held by the Solana Custodian on behalf of the Fund and cash. Creation Units currently may be redeemed by the Fund in exchange for an amount of Solana or cash equal to the amount of Solana represented by the aggregate number of Shares redeemed. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund is not managed like a corporation or an active investment vehicle. The Solana held by the Fund will only be sold (1) on an as-needed basis to pay the Fund’s expenses and to meet redemption requests, (2) in the event the Fund terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The sale of Solana by the Fund is a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

Voting Rights

Under the Declaration of Trust, Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

Termination of the Trust or The Fund

The Sponsor may terminate the Trust or the Fund in its sole discretion. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or the Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Solana not already distributed to Authorized Participants redeeming Creation Units, if any, in such a manner so as to effectuate orderly sales. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust. The Sponsor may suspend its sales of the Fund’s Solana upon the occurrence of unusual or unforeseen circumstances.

Amendments to Declaration of Trust

The Declaration of Trust can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a supplement thereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by the Sponsor in its sole discretion. Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund of a material amendment to the Declaration of Trust.

Governing Law

The Declaration of Trust and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Declaration of Trust are governed by the laws of the State of Delaware.

Venue Provision

The Declaration of Trust provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Jury Trial Provision

The Declaration of Trust also waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Declaration of Trust, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Declaration of Trust includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to these requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Declaration of Trust do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal.

Limitations on Obligations and Liability
The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Declaration of Trust, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Solana or other Digital Assets or other assets held in trust under the Declaration of Trust; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising thereunder.
The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Declaration of Trust, except as otherwise provided in the Declaration of Trust. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(i)	the Trustee is not liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;
(ii)	the Trustee is not required to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Declaration of Trust, if the Trustee has reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(iii)	under no circumstances is the Trustee liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iv)	the Trustee will not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties;

(v)	in the exercise or administration of the Trust under the Declaration of Trust, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vi)	the Trustee is not liable for punitive, exemplary, consequential, special or other similar damages for a breach of the Declaration of Trust under any circumstances;

(vii)	the Trustee is not obligated to give any bond or other security for the performance of any of its duties under the Declaration of Trust.
CREATIONS AND REDEMPTIONS

The Fund expects to create and redeem Shares on a continuous basis but only in Creation Units consisting of 50,000 Shares or multiples thereof. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Administrator, can place orders.

For cash transactions, the Fund will engage in Solana transactions for converting cash into Solana (in association with purchase orders) and Solana into cash (in association with redemption orders). The Fund will conduct its Solana purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Solana Trading Counterparty”), who are not registered broker-dealers, pursuant to written agreements between such Solana Trading Counterparties and the Fund, or choosing to trade through the Prime Broker acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Broker Agreement. A Solana Trading Counterparty may be an affiliate of an Authorized Participant. As of [ ], in addition to the Prime Broker described above, the Trust on behalf of the Fund has entered into a Master Purchase and Sale Agreement for Digital Assets (the “Master Agreement”) with [       ] and a Liquidity Provider Agreement with [          ] to allow the Fund to enter into spot purchase or sale transactions in Solana on a principal to principal basis. Additional Solana Trading Counterparties

may be added in the future, subject to the discretion of the Sponsor. [      ] is under common control and ownership with [       ] and [      ] is under common control and ownership with [      ]. Additional Solana Trading Counterparties may be added in the future, subject of the discretion of the Sponsor. Both [      ] and [      ] serve as an Authorized Participant of the Fund as of [ ].

Cash Creation Procedures

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of Solana attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities), which may be in exchange for cash. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. Purchase orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received properly by the Transfer Agent is considered the purchase order date.

A creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Creation Units. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each purchase order and (2) the transfer, processing and other transaction costs charged by the Solana Custodian in connection with the issuance of Creation Units for such purchase order (including Solana Network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Solana Custodian according to the amounts invoiced by the Solana Custodian. Any Solana Network fees and similar transaction fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

The date the order is received will determine the estimated cash amount (the “Creation Unit Deposit Amount”) the Authorized Participant needs to deposit and the Solana amount (the “Creation Solana Amount”) the Fund needs to purchase from the Solana Trading Counterparty or through the Prime Broker. The final cash amounts will be determined after the net asset value of the Fund is struck and the Fund’s Solana transactions have settled. Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of a Solana smaller than [0.00000001] are disregarded for purposes of the computation of the Creation Solana Amount.

If the Sponsor (or its designee) accepts the purchase order, it will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 2:45 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor (or its designee) and indicating the Creation Unit Deposit Amount that the Authorized Participant must deliver to the Cash Custodian or Prime Broker in exchange for each Creation Unit. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Creation Units and will have no binding effect upon the Fund, the Sponsor, the Transfer Agent, the Solana Custodian or any other party.

The Creation Unit Deposit Amount necessary for the creation of a Creation Unit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator will adjust the cash amount constituting the Creation Unit Deposit Amount and the quantity of Solana constituting the Creation Solana Amount as appropriate to reflect sales of Solana, any loss of Solana that may occur, and accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. See “Business of the Fund —Net Asset Value” and “Business of the Fund —Valuation of Solana; the CF Benchmark Index” for a description of how the CF Benchmarks Index is determined, and description of how the Administrator determines the NAV. The Administrator will determine the Creation Unit Deposit Amount for a given day by multiplying the NAV by the number of Shares in each Creation Unit (50,000) and determine the Creation Solana Amount for a given day by dividing the Creation Unit Deposit Amount for that day by that day’s CF Benchmarks Index. The Creation Unit Deposit Amount and the Creation Solana Amount so determined will be made available to all Authorized Participants and Solana Transaction Counterparties, and will be made available on the Sponsor’s website for the Shares.

On the date of the purchase order, the Fund will choose, in its sole discretion, to enter into a transaction with a Solana Trading Counterparty or the Prime Broker to buy Solana in exchange for the cash proceeds from such purchase order. For settlement of a creation (which is generally expected to be the trade date plus one (T+1) Business Day), the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Solana Trading Counterparty or Prime Broker, as applicable, delivers the required Solana pursuant to its trade with the Fund into the Fund’s Trading Balance with the Prime Broker in exchange for cash. In the event the Fund has not been able to successfully execute and complete settlement of a Solana transaction by the settlement date of the purchase order, settlement may be delayed. With respect to a purchase order, as between the Fund and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the Solana price utilized in calculating NAV on trade date and the price at which the Fund acquires the Solana to the extent the price realized in buying the Solana is higher than the Solana price utilized in the NAV. To the extent the price realized in buying the Solana is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

Whether the purchase of Solana was entered into with a Solana Trading Counterparty or via the Prime Broker, such party will deliver Solana related to such transaction to the Fund’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Broker.

Because the Fund’s Trading Balance may not be funded with cash on trade date for the purchase of Solana associated with the purchase order, the Fund may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Fund to purchase Solana through the Prime Broker on trade date, with such Solana being deposited in the Fund’s Trading Balance. For settlement of a creation, the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Fund uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction. Any trade financing fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

Upon the deposit by the Solana Trading Counterparty or the Prime Broker of the corresponding amount of Solana with the Fund’s account at the Prime Broker, and the payment of the applicable transaction fee, Custody Transaction Costs, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Transfer Agent will deliver the appropriate number of Creation Units to the DTC account of the depositing Authorized Participant. As of [ ], [     ], [     ] and [     ] have each executed an Authorized Participant Agreement and are the only Authorized Participants. [  ] and [  ] are able to conduct creations and redemptions only in cash. [  ] and [  ] are able to conduct creations and redemptions in cash and in-kind. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Fund purchases Solana, the deposit of Solana will initially be credited to the Fund’s Trading Balance with the Prime Broker before being swept to the Fund’s Vault Balance with the Solana Custodian pursuant to a regular end-of-day sweep process. Transfers of Solana into the Fund’s Trading Balance are off-chain transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are “on-chain” transactions represented on the Solana blockchain. Any costs related to transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are borne by the Authorized Participant (and not the Fund or its Shareholders).

The Sponsor intends to cause the Administrator to make available on each Business Day an indicative Creation Unit Deposit Amount for the next Business Day. Authorized Participants may use that indicative Creation Unit Deposit Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Administrator in respect of purchase orders placed by them on such next Business Day and accepted by the Sponsor. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit with the Administrator the Creation Unit Deposit Amount as determined by the Sponsor on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Broker has informed the Sponsor that the corresponding amount of Solana has been received in the Fund’s account. Disruption of services at the Prime Broker or Solana Custodian would have the potential to delay settlement of the Solana related to Share creations.

Solana transactions that occur on the blockchain are susceptible to delays due to Solana Network outage, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that Solana transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Solana Network, such Solana will not be held in cold storage in the Vault Balance until such transfers can occur.

The Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

In-Kind Creation Procedures

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of Solana attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities), which may be in-kind in exchange for Solana (including any portion for which cash may be substituted, which will be conducted pursuant to the “Cash Creation Procedures” described above). On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. Purchase orders must be placed by [____ Eastern time], or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is properly received by the Transfer Agent is considered the purchase order date.

A creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Creation Units. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each purchase order and (2) the transfer, processing and other transaction costs charged by the Solana Custodian in connection with the issuance of Creation Units for such purchase order (including Solana Network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Solana Custodian according to the amounts invoiced by the Solana Custodian. Any Solana Network fees and similar transaction fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

The date the order is received will determine the amount of Solana the Authorized Participant needs to deposit. Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of a Solana smaller than [0.00000001] are disregarded for purposes of the computation of the Solana deposit amount.

If the Sponsor (or its designee) accepts the purchase order, it will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than [____ Eastern time] on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor (or its designee) and indicating the amount of Solana that the Authorized Participant must deliver to the Prime Broker in exchange for each Creation Unit. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit Solana in exchange for Creation Units and will have no binding effect upon the Fund, the Sponsor, the Transfer Agent, the Solana Custodian or any other party.

The amount of Solana necessary for the creation of a Creation Unit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator will adjust the amount of Solana constituting the Solana deposit amount as appropriate to reflect sales of Solana, any loss of Solana that may occur, and accrued expenses. The Administrator determines the quantity of Solana associated with a creation basket for a given day by dividing the number of Solana held by the Fund as of the opening of business on that Business Day, adjusted for the amount of Solana constituting estimated accrued but unpaid fees and expenses of the Fund as of the opening of business on that Business Day, by the quotient of the number of Shares outstanding at the opening of business divided by 50,000.  The Solana deposit amount so determined will be made available to all Authorized Participants, and will be made available on the Sponsor’s website for the Shares.

For settlement of an in-kind creation (which is generally expected to be the trade date plus [__ (T+__)] Business Day), the Fund delivers Shares to the Authorized Participant in exchange for Solana received from the Authorized Participant.

Upon the deposit of the corresponding amount of Solana with the Fund’s account at the Prime Broker, and the payment of the applicable transaction fee, Custody Transaction Costs, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Transfer Agent will deliver the appropriate number of Creation Units to the DTC account of the depositing Authorized Participant. As of [ ], [     ], [     ] and [     ] have each executed an Authorized Participant Agreement and are the only Authorized Participants. [  ] and [  ] are able to conduct creations and redemptions only in cash. [  ] and [  ] are able to conduct creations and redemptions in cash and in-kind. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the above, the deposit of Solana will initially be credited to the Fund’s Trading Balance with the Prime Broker before being swept to the Fund’s Vault Balance with the Solana Custodian pursuant to a regular end-of-day sweep process. Transfers of Solana into the Fund’s Trading Balance may be “on-chain” or “off-chain” transactions, and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are “on-chain” transactions represented on the Solana blockchain. Any costs related to transactions and transfers to the Fund’s Trading Balance, as well as from the Fund’s Trading Balance to the Fund’s Vault Balance, are borne by the Authorized Participant (and not the Fund or its Shareholders).

The agreement entered into with each Authorized Participant provides that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit the Creation Unit Solana deposit amount as determined by the Sponsor on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Broker has informed the Sponsor that the corresponding amount of Solana has been received in the Fund’s account. Disruption of services at the Prime Broker or Solana Custodian would have the potential to delay settlement of the Solana related to Share creations.

Solana transactions that occur on the blockchain are susceptible to delays due to Solana Network outage, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that Solana transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Solana Network, such Solana will not be held in cold storage in the Vault Balance until such transfers can occur.

The Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order if the Sponsor determines that:

•	the purchase order is not in proper form;
•	it would not be in the best interest of the Shareholders of the Fund;
•	the acceptance of the purchase order would have adverse tax consequences to the Fund or its Shareholders;
•	the acceptance or receipt of the purchase order would, in the opinion of counsel to the Sponsor, be unlawful; or
•
circumstances outside the control of the Fund, the Sponsor, the Marketing Agent or the Solana Custodian or Cash Custodian make it, for all practical purposes, not feasible to process the order (including if the Sponsor determines that the investments available to the Fund at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent, the Solana Custodian or the Cash Custodian will be liable for the rejection of any purchase order. The Fund may reject any purchase order that is not in proper form.

Cash Redemption Procedures

For cash redemptions, the Fund redeems Creation Units in exchange for cash proceeds from selling the amount of Solana represented by the aggregate number of Shares redeemed. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the redemption order date.

A redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Fund. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each redemption order and (2) the transfer, processing and other transaction costs charged by the Solana Custodian in connection with the redemption of Creation Units for such redemption order (including Solana Network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Solana Custodian according to the amounts invoiced by the Solana Custodian. Any Solana Network fees and similar transaction fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

On the date of the redemption order, the Fund may choose, in its sole discretion, to enter into a transaction with a Solana Trading Counterparty or the Prime Broker, to sell Solana in exchange for cash. Also on the date of the redemption order, the Fund instructs the Solana Custodian to unstake the applicable amount of Solana (as needed) and to prepare to move the associated Solana from the Fund’s Vault Balance with the Solana Custodian to the Fund’s Trading Balance with the Prime Broker. For settlement of a redemption (which is generally expected to be the trade date plus three (T+3) Business Days), the Authorized Participant delivers the necessary Shares to the Fund, a Solana Trading Counterparty or the Prime Broker, as applicable, delivers the cash to the Fund associated with the Fund’s sale of Solana, Solana is delivered to the Solana Trading Counterparty’s account at the Prime Broker or directly to the Prime Broker, as applicable, and the Fund delivers cash to the Authorized Participant. On the date of the redemption order, the Fund may need to instruct the Solana Custodian to unstake the applicable amount of Solana depending on the size of the order and the amount of the Fund’s Solana that is staked at that time.  In the event the Fund has not been able to successfully unstake the Solana, or to successfully execute and complete settlement of a Solana transaction, by the settlement date of the redemption order, settlement may be delayed. With respect to a redemption order, between the Fund and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the Solana price utilized in calculating the NAV on trade date and the price realized in selling the Solana to raise the cash needed for the cash redemption order to the extent the price realized in selling the Solana is lower than the Solana price utilized in the NAV. To the extent the price realized from selling the Solana is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of Solana from the Fund’s Trading Balance to the Solana Trading Counterparty’s account at the Prime Broker or to the Prime Broker is an “off-chain” transaction that is recorded in the books and records of the Prime Broker.

The Fund’s Trading Balance with the Prime Broker may not be funded with Solana on trade date for the sale of Solana in connection with the redemption order, when Solana remains in the Fund’s Vault Balance with the Solana Custodian at the point of intended execution of a sale of Solana. In those circumstances the Fund may borrow Trade Credits in the form of Solana from the Trade Credit Lender, which allows the Fund to sell Solana through the Prime Broker on trade date, and the cash proceeds are deposited in the Fund’s Trading Balance with the Prime Broker. For settlement of a redemption where Trade Credits were utilized, the Fund delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Fund will use the Solana moved from the Fund’s Vault Balance with the Solana Custodian to the Trading Balance with the Prime Broker to repay the Trade Credits borrowed from the Trade Credit Lender. Any trade financing fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

Transfers of Solana from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on the Solana blockchain.

Solana transactions that occur on the blockchain are susceptible to delays due to Solana Network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that the unstaking process is delayed, or Solana transfers from the Fund’s Vault Balance to the Fund’s Trading Balance are delayed, due to congestion or other issues with the Solana Network or the Fund’s operations, redemptions in the Fund could be delayed.

Disruption of services at the Staking Provider, Prime Broker, Solana Custodian, Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the Solana related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable transaction fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of Solana for cash by the Fund, the Sponsor (or its designee) will instruct the delivery of cash to the Authorized Participant. As noted above, the Authorized Participant is responsible for the dollar cost of the difference between the value of Solana calculated by the Administrator for the applicable NAV per Share of the Fund and the price at which the Fund sells Solana to raise the cash needed for the cash redemption order to the extent the price realized in selling the Solana is lower than the Solana price utilized in the NAV. To the extent the price realized from selling the Solana is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The redemption distribution due from the Fund will be delivered once the Transfer Agent notifies the Sponsor or its delegate that the Authorized Participant has delivered the Shares represented by the Creation Units to be redeemed to the Fund’s DTC account. If the Fund’s DTC account has not been credited with all of the Shares of the Creation Units requested to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares. Once the Transfer Agent notifies the Sponsor or its delegate that the Shares have been received in the Fund’s DTC account, the Administrator instructs the Cash Custodian to transfer the cash amount from the Fund’s Cash Custodian account to the Authorized Participant. The redemption distribution due from the Fund will generally be delivered on the third Business Day (T+3) following the redemption order date if the Fund’s DTC account has been credited with the Creation Units to be redeemed. Shares can only be surrendered for redemption in Creation Units of 50,000 Shares each.

The date the order is received determines the cash to be received in exchange. Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of cash to the Cash Custodian in exchange for Creation Units (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

In-Kind Redemption Procedures

For in-kind redemptions, the Fund redeems Creation Units in exchange for Solana (including any portion for which cash may be substituted, which will be conducted pursuant to the “Cash Redemption Procedures” described above) represented by the aggregate number of Shares redeemed. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by [___Eastern time], or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the redemption order date.

A redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Fund. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each redemption order and (2) the transfer, processing and other transaction costs charged by the Solana Custodian in connection with the redemption of Creation Units for such redemption order (including Solana Network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Solana Custodian according to the amounts invoiced by the Solana Custodian. Any Solana Network fees and similar transaction fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

On the date of the redemption order, the Fund instructs the Solana Custodian to unstake the applicable amount of Solana (as needed) and prepare to move the associated Solana from the Fund’s Vault Balance with the Solana Custodian to the Fund’s Trading Balance with the Prime Broker. On the date of the redemption order, the Fund may need to instruct the Solana Custodian to unstake the applicable amount of Solana depending on the size of the order and the amount of the Fund’s Solana that is staked at that time.  For settlement of a redemption (which is generally expected to be the trade date plus three (T+3) Business Days), the Authorized Participant delivers the necessary Shares to the Fund, and the Fund delivers Solana to the Authorized Participant.

Transfers of Solana from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on the Solana blockchain.

Solana transactions that occur on the blockchain are susceptible to delays due to Solana Network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that the unstaking process is delayed, or Solana transfers from the Fund’s Vault Balance to the Fund’s Trading Balance, or to the Authorized Participant, are delayed, due to congestion or other issues with the Solana Network or the Fund’s operations, redemptions in the Fund could be delayed.

Disruption of services at the Staking Provider, Prime Broker, Solana Custodian, Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the Solana related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable transaction fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, the Sponsor (or its designee) will instruct the delivery of Solana to the Authorized Participant.

The redemption distribution due from the Fund will be delivered once the Transfer Agent notifies the Sponsor or its delegate that the Authorized Participant has delivered the Shares represented by the Creation Units to be redeemed to the Fund’s DTC account. If the Fund’s DTC account has not been credited with all of the Shares of the Creation Units requested to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares. Once the Transfer Agent notifies the Sponsor or its delegate that the Shares have been received in the Fund’s DTC account, the Administrator instructs the Prime Broker to transfer the Solana amount from the Fund’s Trading Balance to the Authorized Participant. The redemption distribution due from the Fund will generally be delivered on the on the third Business Day (T+3) following the redemption order date if the Fund’s DTC account has been credited with the Creation Units to be redeemed. Shares can only be surrendered for redemption in Creation Units of 50,000 Shares each.

The date the order is received determines the Solana to be received in exchange. Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of Solana in exchange for Creation Units (including any applicable value added tax) will be the sole responsibility of the Authorized Participant.

Suspension of Creation or Redemption Orders

As described above, the Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

The Fund may, in its discretion, and will, when directed by the Sponsor, suspend the right of redemption, generally or with respect to a particular redemption order as follows: (1) during any period in which regular trading on the Cboe BZX Exchange is suspended or restricted, or the Exchange is closed (other than scheduled weekend or holiday closings), (2) during any period when the Sponsor determines that delivery, disposal or evaluation of Solana is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Broker, Solana Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Solana Network, hacking, cybersecurity breach, or power, Internet, or Solana Network outage, or similar event), or (3) during such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Fund, the Sponsor or the Administrator will not be liable to any person or liable in any way for any loss or damages that may result from any such rejection, suspension or postponement.

The Fund may reject any redemption order that is not in proper form.

If the Fund suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

The Prime Broker

Pursuant to the Prime Broker Agreement, a portion of the Fund’s Solana holdings and cash holdings from time to time may be temporarily held with the Prime Broker, an affiliate of the Solana Custodian, in the Trading Balance, for certain limited purposes, in connection with creations and redemptions of Creation Units and the sale of Solana to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Fund, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such prime brokers.

Within the Fund’s Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular Solana (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s Solana (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the Solana associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot walletsˮ (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Solana on behalf of its clients. There are no policies that would limit the amount of Solana that can be held temporarily in the Trading Balance maintained by the Prime Broker. However, Solana is only moved into the Trading Balance in connection with and to the extent of purchases and sales of Solana by the Fund and such Solana is swept from the Fund’s Trading Balance to the Fund’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Fund’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Fund’s Solana is held in the Fund’s Trading Balance.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of Solana that the Prime Broker holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the Solana in the Fund’s Trading Balance in cold storage or to hold any such Solana in segregation, and neither the Fund nor the Sponsor can control the method by which the Prime Broker holds the Solana credited to the Fund’s Trading Balance.

The Prime Broker holds Fund cash credited to the Trading Balance in one of three ways: (i) in one or more omnibus accounts in Prime Broker’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to US dollars, liquid investments, which may include but are not limited to U.S. treasuries and Money Market Funds, in accordance with state money transmitter laws; and (iii) in the Prime Broker’s omnibus accounts at Connected Trading Venues. The Prime Broker will title the FBO accounts it maintains with U.S. depository institutions and maintain records of Fund’s interest in a manner designed to enable receipt of FDIC deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Fund cash for the Fund’s benefit on a passthrough basis. The Prime Broker does not guarantee that pass-through FDIC deposit insurance will apply to Fund cash, since such insurance is dependent in part on compliance of the depository institutions. The Prime Broker may also title its accounts at some or all Connected Trading Venues and maintain records of Fund interests in those accounts in a manner consistent with FDIC requirements for passthrough deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to Coinbase Entities or to any digital asset held by the Prime Broker on Fund’s behalf.

To the extent the Fund sells Solana through the Prime Broker, the Fund’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four additional non-bank market makers (“NBMMs”). The Prime Broker has represented to the Fund that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Broker Agreement, the Fund may engage in purchases or sales of Solana by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the prime broker execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Fund’s orders may be routed to the Prime Broker’s own execution venue where the Fund’s orders may be executed against other customers of the Prime Broker or with the Prime Broker acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Fund’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front running, but is aware of the Fund’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Fund’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Fund’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Fund’s orders.

Coinbase Global currently maintains a commercial crime insurance policy. Coinbase Global has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the

Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Solana Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Fund’s Solana custodied by the Solana Custodian.  The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding Solana with the Solana Custodian or Prime Broker, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Further, the coverage will not be sufficient to fully cover losses for the Fund in the event of a catastrophic, large scale or simultaneous incident affecting multiple Coinbase clients. Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss.

Once the Sponsor places an order to purchase or sell Solana on the Trading Platform, the associated Solana or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Fund’s Trading Balance. The Fund’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Fund, and the Fund will not, by virtue of the Trading Balance the Fund maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Fund may terminate the Prime Broker Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Broker, for itself or as agent on behalf of the Solana Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Broker Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Fund’s Solana in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within two (2) business days following the Fund providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Broker transfers cash to the Fund in an amount equal to the value of the Solana based on the Benchmark Valuation (defined as the CME CF Solana-Dollar Reference Rate - New York Variant) as of the time that the request to sell, transfer or withdraw was originally made by the Fund (the “SOL Cash Value”) or if the Prime Broker delivers cash collateral to an account designated by the Fund and in which the Fund has a perfected, first priority security interest and in an amount equal to the SOL Cash Value until the relevant Solana is sold, withdrawn or transferred or the Fund elects to receive such amount in cash in lieu of the Prime Broker’s obligation to sell, withdraw or transfer the relevant Solana, in each cash, such failure will be deemed cured; provided, further that, the Fund shall have the right to choose whether to receive the SOL Cash Value in lieu of the relevant Solana or receive the SOL Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Broker, returning the relevant Solana would result in material risk to the Fund or the Prime Broker or may result in the relevant Solana being lost or otherwise not successfully returned and the Prime Broker promptly notifies the Fund promptly upon Client’s notice of such failure, (1) the Fund may request that the Prime Broker still sell, withdraw or transfer the Solana, but the Prime Broker will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Broker or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Fund does not receive the withdrawn or transferred Solana or the proceeds of any such sale due to such technology or security issue, or (2) if the Fund does not elect to have the Prime Broker still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Fund in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within one (1) business day following the Fund providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Broker Agreement (other than the provisions of the Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Fund to the Prime Broker; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Fund to the Prime Broker.

The Prime Broker does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund. Under certain circumstances, the Prime Broker is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Fund’s orders.

The Solana Custodian may not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Fund assets in the Vault Balance and no Coinbase Entity may sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s assets credited to Fund’s Trading Balance unless instructed by Client. The Vault Balance and Trading Balance are subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited to the greater of (a) the aggregate amount of fees paid by a Fund to the Prime Broker in respect of the prime broker services in the 12-month period prior to the event giving rise to such liability or (b) the value of the supported digital assets giving rise to such liability. In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement will be limited, in the aggregate, to an amount equal to $2,000,000. Notwithstanding the foregoing, there is no liability limit for losses arising from the Prime Broker’s fraud or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly or indirectly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Fund and the Prime Broker and its affiliates (including the Solana Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

 The Prime Broker Agreement may be terminated in its entirety by the Fund or Prime Broker for any reason and without Cause by providing at least 30 days’ prior written notice to the other party; provided, however, the Fund’s termination of this Coinbase Prime Broker Agreement shall not be effective until the Fund has fully satisfied its material obligations under the Agreement. The Coinbase Entities (defined in the Prime Broker Agreement as the Prime Broker, Solana Custodian and Trade Credit Lender) may, in their sole discretion, suspend, restrict or terminate the Fund’s “Prime Broker Services”, including by suspending, restricting or closing the Fund’s Prime Broker Account and/or any associated trading account, custodial account or any credit account (as applicable), for “Cause,” at any time and with prior notice to the Fund if permitted by applicable law. The Fund may, in its sole discretion, terminate this Agreement for “Coinbase Cause,” at any time and with prior notice to Coinbase and the Coinbase Entities if permitted by applicable law. In the event that the Prime Broker or Fund terminates the Prime Broker Agreement by providing at least 30 days’ prior written notice, the Prime Broker shall use reasonable efforts to assist Fund to transfer any digital assets, fiat currency or funds associated with the digital assets wallet(s) or fiat wallet(s) as applicable to another provider within ninety (90) days of receipt of the Fund’s termination notice.
“Prime Broker Services” in the Prime Broker Agreement means: services relating to custody, trade execution, lending or post-trade credit and other services for certain digital assets.

“Cause” in the Prime Broker Agreement means: (i) Fund materially breaches any provision of the Prime Broker Agreement; (ii) Fund takes any action to dissolve or liquidate, in whole or part; (iii) Fund becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) Fund becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) Prime Broker becomes aware of any facts or circumstances with respect to the Fund’s financial, legal, regulatory or reputational position which may affect Fund’s ability to comply with its obligations under the Prime Broker Agreement; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) Fund’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance associated with Fund’s use of Prime Broker Services; or (viii) Prime Broker reasonably suspects Fund of attempting to circumvent Prime Broker’s controls or uses the Prime Broker Services in a manner Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties.

“Coinbase Cause” in the Prime Broker Agreement means: (i) Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iii) Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; or (iv) Prime Broker materially breaches any provision of the Prime Broker Agreement.

The Prime Broker Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services including that (i) orders to buy or sell Solana may be routed to the Prime Broker’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Broker does not engage in front running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Fund’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Broker will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training.

The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute (i) any marketable orders sent by the Fund and (ii) any other pending Fund orders received by the Coinbase Entities that become marketable, and (b) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Fund’s order, ahead of any order received from the Fund. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price or a buy order equivalent to or better than the best ask price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment.

Pursuant to the Prime Broker Agreement, the Fund compensates the Prime Broker through (i) a “Settlement Fee” assessed per settlement in the Fund’s Trading Balance, (ii) a “Prime Broker Custody ETP Services Fee” assessed as a tiered rate of the Fund’s assets under custody in its custodial account, and (iii) a “Trading Account Fee” assessed as a fixed percentage rate of each executed order. The Prime Broker will invoice the Fund for the Settlement Fee and the Prime Broker Custody ETP Services Fee on a monthly basis and the Fund shall pay all amounts to the Prime Broker within 15 days of the Fund’s receipt of an invoice for such fees.

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Broker with sufficient Solana to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of Solana in connection with cash creations and redemptions and sales of Solana (e.g., to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable), the Fund may borrow Solana or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Fund to buy or sell Solana through the Prime Broker in an amount that exceeds the cash or Solana credited to the Fund’s Trading Balance at the Prime Broker at the time such order is submitted to the Prime Broker, which, for example, is expected to facilitate the Fund’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the Solana price on the trade date for creations and redemptions or the payment date, for payment of the Sponsor’s Fee or any other Fund expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Broker prior to purchasing the Solana or for the Solana held in the Vault Balance to be transferred to a Trading Balance prior to selling the Solana. The Fund is required by the terms of the Coinbase Credit Trade Financing Agreement, which is part of the Prime Broker Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the Business Day following the day that the Trade Credit was extended to the Fund.

The Trade Credit Lender has established a maximum amount of Trade Credits that the Fund may have outstanding at any one time. A Trade Credit may not be in an amount that would cause the US dollar notional amount of all Trade Credits outstanding to exceed the maximum authorized amount. The Fund is required to maintain its Trading Balance to be equal to or greater than the US dollar notional value of all outstanding Trade Credits at the time of execution of trades on the trading platform, by asset, until such Trade Credits have been repaid. In connection with a creation transaction, to the extent that the execution price of Solana acquired exceeds the cash deposit amount, the Authorized Participant (and not the Fund) bears the responsibility for this difference. In addition, for creation and redemption transactions, the interest payable on Trade Credits utilized under the Trade Financing Agreement are included in the execution price and, therefore, are the responsibility of the Authorized Participant (and not the Fund).

The Trade Credit Lender is not obligated to continue to provide Trade Credits to the Fund and may in its sole discretion impose black-out periods during which Trade Credits for any or all Solana or cash may be unavailable, provided, however, that the Trade Credit Lender will provide the Fund advance notice of such black-out periods if feasible to do so.

To secure the repayment of Trade Credits, the Fund has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Fund fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of Solana or cash credited to the Fund’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. If the Fund fails to make payment of Trade Credits by any applicable settlement deadline or pay any other amounts due under the Trade Financing Agreement when due, Coinbase may freeze the Fund’s ability to use the Trading Platform.

Interest rates on Trade Credits will be an amount to be determined, on a daily basis, based on the Trade Credit Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Fund.

The Fund’s Solana holdings are maintained with the Solana Custodian rather than the Prime Broker, except in the limited circumstances of Solana that is held temporarily in the Trading Balance for purchases and sales of Solana in connection with the settlement of cash creations and redemptions, or the payment of Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Fund will first borrow Solana from the Trade Credit Lender using the Trade Financing Agreement, and then sell this Solana. In connection with a purchase order, the Fund will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase Solana. The purpose of borrowing the Solana or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the Solana price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian and Prime Broker to purchasing the Solana or for the Solana held in the Vault Balance to be transferred to a Trading Balance prior to selling the Solana (a process which may take up to twenty four hours, or longer if the Solana blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Solana Custodian to move Solana out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Fund may not be able to lock in the Solana price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the Solana.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders. In addition, to the extent that the execution price for purchases and sales of Solana related to creations and redemptions and sales of Solana in connection with paying the Sponsor’s Fee and any other Fund expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Fund, the Shareholders may be negatively impacted.

The Trade Financing Agreement continues in effect until terminated in accordance with the provisions of the Trade Financing Agreement. The Trust and Coinbase Credit, Inc. may terminate Trade Financing Agreement immediately upon giving the other non-terminating party written notice. Upon notice of termination, all outstanding extensions of Trade Credits will become due and payable immediately.

Trading Counterparties

In addition to the Prime Broker described above, the Trust on behalf of the Fund has entered into a Master Agreement with [      ] to allow the Fund to enter into spot purchase or sale transactions in Solana on a principal to principal basis. Under the Master Agreement, [      ] has no liability: (i) with respect to any breach of the Master Agreement which does not arise from its fraud, willful misconduct, bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third-party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (such damages, “Special Damages”) (even if informed of the possibility or likelihood of such Special Damages). Under the Master Agreement the Trust, on behalf of the Fund, and the Sponsor will each, on a several basis, indemnify, defend and hold [      ] harmless together with its officers, directors, members, affiliates, employees, agents and licensors from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including reasonable attorneys’ fees) resulting from any third-party action related to: (i) the Fund or the Sponsor’s breach of the terms of the Master Agreement, (ii) the Fund’s or the Sponsor’s violation of any applicable law, rule or regulation, (iii) [       ] reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Fund, or (iv) other acts or omissions in connection with the execution or settlement of transactions with [        .] The Master Agreement continues in effect until terminated in writing by either party.

The Trust on behalf of the Fund has also entered into a Liquidity Provider Agreement with [    ] whereby [   ] is a liquidity provider in connection with cash orders from authorized participants to create or redeem Fund shares and, in that capacity, [   ] delivers Solana to the Fund, or delivers cash to the Fund and receives Solana from the Fund, in each case, at the direction of the Sponsor. Under the Liquidity Provider Agreement, each of the Trust, on behalf of the Fund, and the Sponsor, severally and not jointly, (each such party, individually and not collectively, a “Fund Indemnifying Party”) will indemnify and hold harmless the [  ], its affiliates (other than the Trust or any of its representatives or agents (in their capacities as such)), subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “[  ] Indemnified Party”) from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such [  ] Indemnified Party as a result of: (i) any material breach by such Fund Indemnifying Party of any provision of the Liquidity Provider Agreement that relates to such Fund Indemnifying Party; (ii) any failure by such Fund Indemnifying Party to perform any of its obligations set forth in the Liquidity Provider Agreement applicable to it; (iii) any failure on the part of such Fund Indemnifying Party to comply in all material respects with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Liquidity Provider Agreement; (iv) actions of such [  ] Indemnified Party taken in reliance upon any instructions issued or representations made in accordance with the Liquidity Provider Agreement; (v) gross negligence, fraud, bad faith, reckless or willful misconduct of the Trust, on behalf of the Fund, or Sponsor; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the registration statement or the prospectus based on information furnished in writing by or on behalf of an Authorized Participant expressly for use in the registration statement or the prospectus.

The indemnification shall not apply to the extent any such losses, liabilities, damages, costs, and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a [  ] Indemnified

Party. The Liquidity Provider Agreement may be terminated at any time by any party upon sixty days prior written notice delivered to the other parties and may be terminated earlier by any party to the Liquidity Provider Agreement at any time on the event of a material breach by any other party hereto of any provision of the Liquidity Provider Agreement. Notwithstanding the foregoing, any party may, by prior written notice to the other party, terminate the Liquidity Provider Agreement at any time if: (i) required by applicable law, (ii) the other party terminates or suspends its business, becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority, (iii) the other party becomes subject to any bankruptcy or insolvency proceeding under applicable law, such termination being effective immediately upon any declaration of bankruptcy, or (iv) a party is in breach of any material term, condition, or provision of this Agreement, and such breach cannot be or has not been cured within thirty days after the giving of written notice specifying such breach.

There is no set term for the agreements with the Solana Trading Counterparties and such parties are not obligated to participate in transactions with the Fund. Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Solana as part of the creation or redemption process or otherwise direct the Fund or a third-party with respect to purchasing, holding, delivering, or receiving Solana as part of the creation or redemption process. The Sponsor conducts due diligence on potential Solana Trading Counterparties, with entities being added or removed from consideration on an ongoing basis. Each Solana Trading Counterparty must undergo onboarding by the Sponsor prior to entering into Solana transactions on behalf of the Fund. The Sponsor will not place orders with any Solana Trading Counterparty that is an affiliate of the Fund, the Trust or the Sponsor. Each of the Solana Trading Counterparties are, and any other Solana Trading Counterparty that the Sponsor, on behalf of the Fund, places orders with in the future, will be subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with anti-money laundering (“AML”) and know your customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Administrator on behalf of the Fund. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

If the Sponsor and the Administrator determine that there is more cash being held in the Fund than is needed to pay the Fund’s expenses for the next month (or, if later, the end of the current calendar quarter), the Administrator will distribute the extra cash to DTC.

If the Fund receives cash (other than in connection with purchase orders), or any property other than Solana or cash (other than any Incidental Rights or IR Virtual Currency), the Administrator may distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Administrator may (at the instruction of the Sponsor) sell the property and distribute the net proceeds, in the same way as it does with cash. The Administrator and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Administrator pursuant to the Sponsor’s instruction or otherwise made by the Administrator in good faith. With respect to any non-Solana crypto asset (including Incidental Rights or IR Virtual Currency), the Sponsor will cause the Fund to irrevocably abandon such non-Solana crypto asset.

Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Administrator may deduct any applicable withholding taxes and any fees and expenses of the Fund that have not been paid. The Administrator distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Fund to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

Management of the Trust and the Fund

The Sponsor manages the Fund’s business and affairs. The Trust does not have a board of directors or an audit committee but certain oversight functions with respect to the Trust are performed by certain executive officers of the Sponsor. See “The Sponsor—Key Personnel of the Sponsor.”

Fees and Expenses of the Administrator

Each purchase order for the creation of Creation Units and each surrender of Creation Units for a redemption must be accompanied by a payment to BNYM of the applicable transaction fees.

The Administrator is entitled to reimbursement from the assets of the Fund for all expenses and disbursements incurred by it for extraordinary services it may provide to the Fund or in connection with any discretionary action the Administrator may take to protect the Fund or the interests of the holders.

Fund Expenses and Solana Sales

In addition to the fee payable to the Sponsor (See “The Sponsor—The Sponsor’s Fee”), the following expenses will be paid out of the assets of the Fund:

•	any expenses or liabilities of the Fund that are not assumed by the Sponsor;
•	any taxes and other governmental charges that may fall on the Fund or its property;
•
any expenses or costs of any extraordinary services performed by the Sponsor on behalf of the Fund or expenses of any action taken by the Sponsor to protect the Fund or the rights and interests of holders of Shares (including, for example, in connection with any fork of the Solana blockchain, any Incidental Rights and any IR Virtual Currency);

•	any indemnification of the Sponsor or other Fund service providers as described below; and
•	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Administrator will, when directed by the Sponsor, sell the Fund’s Solana from time to time as necessary to permit payment of the fees and expenses that the Fund is required to pay. See “Business of the Fund—Fund Expenses.”

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert Solana into U.S. dollars generally at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The Fund bears transaction costs (including Solana Network fees and other similar transaction costs) in connection with payment of the Sponsor Fee and other Fund expenses not assumed by the Sponsor (if any). The number of Solana represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling Solana. The Fund bears transaction costs, including any Solana Network fees or other similar transaction fees, in connection with any sales of Solana necessary to pay the Sponsor’s Fee. In the event of the liquidation of the Fund, the Fund will bear any liquidation-related expenses (including any transaction costs such as any Solana Network fees or other similar transaction fees in connection with the liquidation of the Fund’s portfolio).

The Administrator is not responsible for any depreciation or loss incurred by reason of sales of Solana made in compliance with the terms of the Administration Agreement.

Payment of Taxes

The Administrator may deduct the amount of any taxes owed from any distributions it makes. It may also sell Fund assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Solana and the Fund Assets

See “Business of the Fund—Net Asset Value” and “Business of the Fund—Valuation of Solana; the CF Benchmark Index.”

THE TRUSTEE

This section summarizes some of the important provisions of the Declaration of Trust which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see the section “Prospectus Summary—Key Service Providers.”

Liability of the Trustee and indemnification

The Trustee will not be liable for the acts or omissions of the Sponsor, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Fund under the Declaration of Trust, except as otherwise set forth therein. The Trustee will not be liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Fund, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided, however, that the Fund shall not be required to indemnify any Indemnified Person for any expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.
Duties

The Trustee will have none of the duties or liabilities of the Sponsor. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, (iii) taking such action under the Declaration of Trust as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of the Declaration of Trust or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law; and (iv) any other duties specifically allocated to the Trustee in the Declaration of Trust or agreed in writing with the Sponsor from time to time.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may resign at any time by giving at least 60 days written notice to the Sponsor, provided that such resignation will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Sponsor may remove a Trustee at any time by giving at least 60 days written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.
STATEMENTS, FILINGS AND REPORTS

Proper books of account for the Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each fund’s business as are required by the Securities Act, as amended, and all other applicable rules and regulations, and as are usually entered into books of account kept by persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust.

FISCAL YEAR

The fiscal year of the Fund will initially be the period ending March 31 of each year. The Sponsor has the continuing right to select an alternate fiscal year.
THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its Book-Entry System in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Administrator and the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administrator on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Administrator or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrator and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Administrator and the Sponsor. Under such circumstances, the Administrator and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.
THE SPONSOR

The Sponsor of the Trust and Fund is Franklin Holdings, LLC, a Delaware limited liability company and an indirect subsidiary of Franklin. The Sponsor’s principal office is located at One Franklin Parkway, San Mateo, CA 94403-1906.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Cboe BZX Exchange. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Fund: the fees charged by the Administrator, the Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $[ ] per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $[ ] per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Sponsor will also pay the costs of the Trust’s and Fund’s organization and the initial offering costs.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Solana Network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Solana blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Solana Custodian, Prime Broker, Staking Provider, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor is a Delaware limited liability company formed on July 21, 2021. The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor generally oversees the performance of the Fund’s principal service providers, but does not exercise day-to-day oversight over such service providers. The Sponsor, with assistance and support from the Administrator, is responsible for preparing and filing periodic reports on behalf of the Fund with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Fund and may from time to time employ legal counsel for the Fund. The Marketing Agent assists the Sponsor in marketing the Shares. The Marketing Agent is an affiliate of the Sponsor. See “—The Marketing Agent” for more information about the Marketing Agent.

The Sponsor will maintain a public website on behalf of the Fund, containing information about the Fund and the Shares. The Fund’s website is [ ]. This website is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this Prospectus.

The Sponsor Agreement provides that the Sponsor will not be liable for losses to the Fund, and Sponsor shall be indemnified, to the extent provided in Section [4.05] of the Declaration of Trust. Section [4.05] of the Declaration of Trust provides that the Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Fund and held harmless against any loss, liability or expense incurred thereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Declaration of Trust.

The Sponsor Agreement may be terminated: (i) by the Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties thereunder.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

David Mann – President and Chief Executive Officer
Matthew Hinkle – Chief Financial Officer
Vivek Pai – Chief Accounting Officer and Treasurer
Todd Mathias – Vice President
Julie Patel – Vice President and Secretary
Navid Tofigh – Vice President and Assistant Secretary
Ryan Wheeler – Assistant Treasurer
Ajay Narayan – Assistant Treasurer
Jeff White – Assistant Treasurer

The Executive Officers of the Sponsor serve for an indefinite term.

David Mann, 50, has served as President and Chief Executive Officer of the Sponsor since July 2021. Mr. Mann is head of ETF Product & Capital Markets for Franklin Templeton since 2016.

Matthew Hinkle, 52, has served as Vice President and Chief Financial Officer of the Sponsor since July 2021. Mr. Hinkle is President of Franklin Templeton Services, LLC, responsible for Franklin Templeton’s middle and back office services, and has served as an officer of various entities within Franklin Templeton during at least the past five years.

Vivek Pai, 53, has served as Treasurer and Chief Accounting Officer of the Sponsor since July 2021. Mr. Pai is a Treasurer, U.S. Fund Administration & Oversight for Franklin Templeton Services, LLC and has served as an officer of various entities within Franklin Templeton during at least the past five years.

The Sponsor’s Fee

The Sponsor’s Fee, which is compensation for the Sponsor’s services rendered to the Fund, is calculated and accrued daily at an annualized rate of [ ]% (i.e., [_]%/365 days) of the net asset value of the Fund and is paid at least quarterly in arrears in U.S. dollars. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. [As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor’s Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee.] In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund. See “Risk Factors—The Sponsor may amend the Declaration of Trust without the consent of the Shareholders.”

THE TRUSTEE

CSC Delaware Trust Company, a subsidiary of the Corporation Service Company, serves as Trustee of the Trust. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808. The structure of the Trust and the number and/or identity of the Trustee may be amended in the future via amendments to the Trust’s Certificate of Trust and the Declaration of Trust.

Under the Declaration of Trust, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee accepts service of legal process on behalf of the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act (“DSTA”) and may perform certain other limited administrative services pursuant to the Declaration of Trust. The Trustee does not owe any other duties to the Trust or the Shareholders. The Declaration of Trust provides that the Trustee is compensated by the Sponsor. The Sponsor has the discretion to replace the Trustee. The rights and duties of the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the Delaware Statutory Trust Act, such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in the Declaration of Trust. The Trustee will have no obligation to supervise, nor will they be liable for, the acts or omissions of the Sponsor, Transfer Agent, Prime Broker, Staking Provider, Custodians or any other person. Neither the Trustee, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Declaration of Trust provides that the management authority with respect to the Trust is vested directly in the Sponsor.

The Trustee has not signed the registration statement of which this Prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

The Trustee’s fees are paid by the Sponsor on behalf of the Fund.

General Duty of Care of the Trustee

As indicated above, the Trustee acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving sixty (60) days’ written notice to the Sponsor; provided, however, that said resignation of the Trustee shall not be effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Trustee may be removed at any time by the Sponsor upon sixty (60) days’ written notice to the Trustee; provided, however, such removal shall not be effective until such time as a successor Trustee has accepted such appointment. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Declaration of Trust, with like effect as if originally named as trustee, and the outgoing Trustee shall be discharged of its duties and obligations under the Declaration of Trust. If no successor trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the outgoing Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee resigns and no successor trustee is appointed, the Sponsor may, in its sole discretion, liquidate the Fund and distribute its remaining assets and dissolve the Trust.
THE ADMINISTRATOR

The Bank of New York Mellon (“BNYM”) serves as the Fund’s Administrator. BNYM, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 240 Greenwich Street, New York, NY 10286. BNYM is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operations and administration of the Fund. These services include receiving and processing orders from Authorized Participants to create and redeem Creation Units, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including Creation Unit creation and redemption books and records; Fund accounting; ledgers with respect to assets, liabilities, capital, income and expenses; the registrar; transfer journals; and related details and trading and related documents received from custodians.

The term of the Administration Agreement is one year from its effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided therein, including in the event of bankruptcy or insolvency of a party (or similar proceeding or event) or a material breach that is not remedied or waived in accordance with the terms of the Administration Agreement.

The Fund has agreed to indemnify BNYM and certain of its affiliates (referred to as “covered affiliates”) against any and all costs, expenses, damages, liabilities and claims, and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNYM or covered affiliates, by reason of or as a result of any action taken or omitted to be taken by BNYM or a covered affiliate without bad faith, negligence, willful misconduct, reckless disregard of its duties under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Fund’s offering materials and documents (excluding information provided by BNYM), (iii) instructions properly provided to BNYM pursuant to the terms of the Administration Agreement, or (iv) any opinion of legal counsel for the Fund or BNYM, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of the Administration Agreement; provided, that the Fund is not required to indemnify BNYM nor any covered affiliate for costs, expenses, damages, liabilities or claims for which BNYM or any covered affiliate is liable under the Administration Agreement due to a breach of the standard of care provided therein.

As a service provider to the Fund, BNYM makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Administration Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

 The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.
THE CUSTODIANS
Cash Custodian

The Cash Custodian is BNYM. The Cash Custodian’s services are governed under the Custody Agreement between BNYM and the Trust. In performing its duties under the Custody Agreement, BNYM is required to exercise the standard of care and diligence that a professional custodian for exchange-traded funds would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market and to perform its duties without negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties under the Custody Agreement. Under the Custody Agreement, BNYM is not liable for any all losses, damages, costs, charges, expenses or liabilities (including reasonable counsel fees and expenses) (collectively, “Losses”) except to the extent caused by BNYM’s own bad faith, negligence, willful misconduct or reckless disregard of its duties under the Custody Agreement. The Trust, on behalf of the Fund, will indemnify and hold harmless BNYM from and against all Losses, incurred by BNYM arising out of or relating to BNYM’s performance under the Custody Agreement, except to the extent resulting from BNYM’s failure to perform its obligations under the Custody Agreement in accordance with the agreement’s standard of care. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

As a service provider to the Fund, BNYM makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Custody Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

The Custody Agreement continues in effect until terminated in accordance with the provisions provision of the Custody Agreement. The Trust and BNYM may terminate the Custody Agreement by giving to the non-terminating party a notice in writing specifying the date of such termination, which can be not less than ninety days after the date of such notice. Either party to the Custody Agreement may terminate the Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; or (iii) a party makes a general assignment for the benefit of creditors.

Solana Custodian

The Solana Custodian for the Fund’s Solana holdings is Coinbase Custody Trust Company, LLC, and the Trust, on behalf of the Fund, has entered the Custodian Agreement with the Solana Custodian. The Sponsor may, in its sole discretion, add or terminate Solana Custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Fund’s Solana holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such custodians.

The Solana Custodian will keep custody of all of the Fund’s Solana in segregated accounts in the cold (i.e. non-networked) Vault Balance other than the Fund’s Solana, which is temporarily maintained in the Trading Balance with the Prime Broker as described below in “The Prime Broker”. Fund assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Solana Custodian’s or its affiliates’ assets, or the assets of the Solana Custodian’s other customers. The Fund has not established a policy designating any specific parameters regarding amount of Solana to be held in each cold storage wallet, and there is no limit on such amount. The Vault Balance is held at Solana blockchain addresses at which only the Fund’s assets are held. The percentage of the Fund’s Solana that is held in cold storage will vary as dictated by business needs and there is no set percentage. The Solana Custodian will keep all of the private keys associated with the Fund’s Solana in cold storage (i.e., on a non-networked computer or electronic or storage device).

Cold storage is a safeguarding method by which the private key(s) corresponding to Solana is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Solana Custodian may receive deposits of Solana but may not send Solana without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Solana Custodian are involved in private key management operations, and the Solana Custodian has represented that no single individual has access to full private keys.

The Trust retains audit rights with respect to the verification of the Fund’s Solana. Specifically, all copies of records of Coinbase Custody are at all times during its regular business hours open for inspection and use by duly authorized officers, employees or agents of the Trust. In addition, the Solana Custodian will provide once per calendar year the Trust with a copy of its Service Organizational Control (SOC) 1 and 2 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization or other information necessary to verify that satisfactory internal control systems and procedures are in place. Such reports will include verification of the Fund’s Solana. The Solana Custodian’s internal audit team performs periodic internal audits over custody operations, and the Solana Custodian has represented that SOC attestations covering private key management controls are also performed on the Solana Custodian by an external provider.

Coinbase Global, Inc. (“Coinbase Global”) currently maintains a commercial crime insurance policy. Coinbase Global has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Solana Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Fund’s Solana custodied by the Solana Custodian.  The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding Solana with the Solana Custodian or Prime Broker, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Further, the coverage will not be sufficient to fully cover losses for the Fund in the event of a catastrophic, large scale or simultaneous incident affecting multiple Coinbase clients. Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss.

In the event of a fork, the Coinbase Entities may temporarily suspend Prime Broker Services (with or without notice to the Fund). The Coinbase Entities may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely. The Coinbase Entities are required to use commercially reasonable efforts to timely select at least one of the forked protocol branches to support and will identify such selection in a notice reasonably in advance of such fork (to the extent practicable) to provide a Fund the opportunity to arrange for the transfer of the relevant digital assets, which the Coinbase Entities shall use commercially reasonable efforts to accomplish in advance of such fork. Neither the Solana Custodian nor the Prime Broker shall have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the Solana blockchain in the event of a fork. Neither the Solana Custodian nor the Prime Broker support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with Solana. The Fund holds only Solana and cash and may not hold any non-Solana crypto asset. The Trust has issued a standing instruction regarding airdrops and forks to the Solana Custodian consistent with the foregoing policy.

Under the Custodian Agreement, the Solana Custodian’s liability is limited to the greater of (i) the aggregate amount of fees paid by the Fund to the Solana Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability or (ii) the value of the supported digital assets on deposit in the Fund’s custodial account(s) giving rise to such liability at the time of the event giving rise to such liability; provided, that in no event shall Solana Custodian aggregate liability in respect of each cold storage address exceed $100,000,000. In addition, Coinbase’s defense and indemnity obligations under the Prime Broker Agreement (the Custodian Agreement is part of the Prime Broker Agreement) will be limited, in the aggregate, to an amount equal to $2,000,000. Notwithstanding the foregoing, there is no liability limit for losses arising from the Solana Custodian’s fraud or willful misconduct. The Solana Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service, which result directly or indirectly from a cause or condition beyond the reasonable control of the Solana Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud or willful misconduct, the Solana Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Fund’s computer or other equipment, or any phishing, spoofing or other attack.

The Solana Custodian Agreement forms a part of the Prime Broker Agreement, and is subject to the termination provisions in the Prime Broker Agreement. These termination provisions are described in more detail in “The Prime Broker” below. If the Solana Custodian closes the Fund’s custodial account or terminates the Fund’s use of the custodial services, the Fund will be permitted to withdraw Solana associated with the Fund’s custodial account for a period of up to ninety days following the date of deactivation or cancellation to the extent not prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order, or binding order of a government authority. The Solana Custodian may not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Fund assets in the Vault Balance and no Coinbase Entity may sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s assets credited to Fund’s Trading Balance unless instructed by Client. The Vault Balance and Trading Balance are subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

THE STAKING PROVIDER

[ ] is expected to serve as the Staking Provider for the Fund from the date the Shares are initially listed on the Exchange.

The Fund intends to stake as much of the Fund’s Solana as possible (i.e., up to 100%) (“Staking Rewards”) through one or more Staking Providers. As a result of any staking activity in which the Fund may engage, the Fund expects to receive certain Staking Rewards of Solana, which may be treated for federal income tax purposes as income to the Fund. Staking activity on the Solana Network involves the delegation of Solana to validators and carries certain risks. Staked Solana may be subject to community-determined penalties for validator misbehavior, or slashing. If the Staking Provider causes the Fund’s staked Solana to be subject to such slashing losses, the Fund could suffer losses of the staked Solana. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked Solana is temporarily locked and inaccessible. These phases affect when Solana begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The description and considerations related to staking are discussed more fully in “Risk Factors Related to Digital Assets - Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Solana Network less attractive.”

THE PRIME BROKER AND THE TRADE CREDIT LENDER

The Prime Broker

Pursuant to the Prime Broker Agreement, a portion of the Fund’s Solana holdings and cash holdings from time to time may be temporarily held with the Prime Broker, an affiliate of the Solana Custodian, in the Trading Balance, for certain limited purposes, in connection with creations and redemptions of Creation Units and the sale of Solana to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Fund, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such prime brokers.

Within the Fund’s Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular Solana (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s Solana (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the Solana associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot walletsˮ (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Solana on behalf of its clients. There are no policies that would limit the amount of Solana that can be held temporarily in the Trading Balance maintained by the Prime Broker. However, Solana is only moved into the Trading Balance in connection with and to the extent of purchases and sales of Solana by the Fund and such Solana is swept from the Fund’s Trading Balance to the Fund’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Fund’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Fund’s Solana is held in the Fund’s Trading Balance.

 Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of Solana that the Prime Broker holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the Solana in the Fund’s Trading Balance in cold storage or to hold any such Solana in segregation, and neither the Fund nor the Sponsor can control the method by which the Prime Broker holds the Solana credited to the Fund’s Trading Balance.

The Prime Broker holds Fund cash credited to the Trading Balance in one of three ways: (i) in one or more omnibus accounts in Prime Broker’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to US dollars, liquid investments, which may include but are not limited to U.S. treasuries and Money Market Funds, in accordance with state money transmitter laws; and (iii) in the Prime Broker’s omnibus accounts at Connected Trading Venues. The Prime Broker will title the FBO accounts it maintains with U.S. depository institutions and maintain records of Fund’s interest in a manner designed to enable receipt of FDIC deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Fund cash for the Fund’s benefit on a passthrough basis. The Prime Broker does not guarantee that pass-through FDIC deposit insurance will apply to Fund cash, since such insurance is dependent in part on compliance of the depository institutions. The Prime Broker may also title its accounts at some or all Connected Trading Venues and maintain records of Fund interests in those accounts in a manner consistent with FDIC requirements for passthrough deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to Coinbase Entities or to any digital asset held by the Prime Broker on Fund’s behalf.

To the extent the Fund sells Solana through the Prime Broker, the Fund’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four additional non-bank market makers (“NBMMs”). The Prime Broker has represented to the Fund that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Broker Agreement, the Fund may engage in purchases or sales of Solana by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the prime broker execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Fund’s orders may be routed to the Prime Broker’s own execution venue where the Fund’s orders may be executed against other customers of the Prime Broker or with the Prime Broker acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Fund’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front running, but is aware of the Fund’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Fund’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Fund’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Fund’s orders.

Coinbase Global currently maintains a commercial crime insurance policy. Coinbase Global has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Solana Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Fund’s Solana custodied by the Solana Custodian.  The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding Solana with the Solana Custodian or Prime Broker, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Further, the coverage will not be sufficient to fully cover losses for the Fund in the event of a catastrophic, large scale or simultaneous incident affecting multiple Coinbase clients. Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss.

Once the Sponsor places an order to purchase or sell Solana on the Trading Platform, the associated Solana or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Fund’s Trading Balance. The Fund’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Fund, and the Fund will not, by virtue of the Trading Balance the Fund maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Fund may terminate the Prime Broker Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Broker, for itself or as agent on behalf of the Solana Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Broker Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Fund’s Solana in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within two (2) business days following the Fund providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Broker transfers cash to the Fund in an amount equal to the value of the Solana based on the Benchmark Valuation (defined as the CME CF Solana-Dollar Reference Rate - New York Variant) as of the time that the request to sell, transfer or withdraw was originally made by the Fund (the “SOL Cash Value”) or if the Prime Broker delivers cash collateral to an account designated by the Fund and in which the Fund has a perfected, first priority security interest and in an amount equal to the SOL Cash Value until the relevant Solana is sold, withdrawn or transferred or the Fund elects to receive such amount in cash in lieu of the Prime Broker’s obligation to sell, withdraw or transfer the relevant Solana, in each cash, such failure will be deemed cured; provided, further that, the Fund shall have the right to choose whether to receive the SOL Cash Value in lieu of the relevant Solana or receive the SOL Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Broker, returning the relevant Solana would result in material risk to the Fund or the Prime Broker or may result in the relevant Solana being lost or otherwise not successfully returned and the Prime Broker promptly notifies the Fund promptly upon Client’s notice of such failure, (1) the Fund may request that the Prime Broker still sell, withdraw or transfer the Solana, but the Prime Broker will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Broker or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Fund does not receive the withdrawn or transferred Solana or the proceeds of any such sale due to such technology or security issue, or (2) if the Fund does not elect to have the Prime Broker still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Fund in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within one (1) business day following the Fund providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Broker Agreement (other than the provisions of the Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Fund to the Prime Broker; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Fund to the Prime Broker.

The Prime Broker does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund. Under certain circumstances, the Prime Broker is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Fund’s orders.

The Solana Custodian may not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Fund assets in the Vault Balance and no Coinbase Entity may sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s assets credited to Fund’s Trading Balance unless instructed by Client. The Vault Balance and Trading Balance are subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited to the greater of (a) the aggregate amount of fees paid by a Fund to the Prime Broker in respect of the prime broker services in the 12-month period prior to the event giving rise to such liability or (b) the value of the supported digital assets giving rise to such liability. In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement will be limited, in the aggregate, to an amount equal to $2,000,000. Notwithstanding the foregoing, there is no liability limit for losses arising from the Prime Broker’s fraud or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly or indirectly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Fund and the Prime Broker and its affiliates (including the Solana Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

 The Prime Broker Agreement may be terminated in its entirety by the Fund or Prime Broker for any reason and without Cause by providing at least 30 days’ prior written notice to the other party; provided, however, the Fund’s termination of this Coinbase Prime Broker Agreement shall not be effective until the Fund has fully satisfied its material obligations under the Agreement. The Coinbase Entities (defined in the Prime Broker Agreement as the Prime Broker, Solana Custodian and Trade Credit Lender) may, in their sole discretion, suspend, restrict or terminate the Fund’s “Prime Broker Services”, including by suspending, restricting or closing the Fund’s Prime Broker Account and/or any associated trading account, custodial account or any credit account (as applicable), for “Cause,” at any time and with prior notice to the Fund if permitted by applicable law. The Fund may, in its sole discretion, terminate this Agreement for “Coinbase Cause,” at any time and with prior notice to Coinbase and the Coinbase Entities if permitted by applicable law. In the event that the Prime Broker or Fund terminates the Prime Broker Agreement by providing at least 30 days’ prior written notice, the Prime Broker shall use reasonable efforts to assist Fund to transfer any digital assets, fiat currency or funds associated with the digital assets wallet(s) or fiat wallet(s) as applicable to another provider within ninety (90) days of receipt of the Fund’s termination notice.
“Prime Broker Services” in the Prime Broker Agreement means: services relating to custody, trade execution, lending or post-trade credit and other services for certain digital assets.

“Cause” in the Prime Broker Agreement means: (i) Fund materially breaches any provision of the Prime Broker Agreement; (ii) Fund takes any action to dissolve or liquidate, in whole or part; (iii) Fund becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) Fund becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) Prime Broker becomes aware of any facts or circumstances with respect to the Fund’s financial, legal, regulatory or reputational position which may affect Fund’s ability to comply with its obligations under the Prime Broker Agreement; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) Fund’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance associated with Fund’s use of Prime Broker Services; or (viii) Prime Broker reasonably suspects Fund of attempting to circumvent Prime Broker’s controls or uses the Prime Broker Services in a manner Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties.

“Coinbase Cause” in the Prime Broker Agreement means: (i) Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iii) Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; or (iv) Prime Broker materially breaches any provision of the Prime Broker Agreement.

The Prime Broker Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services including that (i) orders to buy or sell Solana may be routed to the Prime Broker’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Broker does not engage in front running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Fund’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Broker will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training.

The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute (i) any marketable orders sent by the Fund and (ii) any other pending Fund orders received by the Coinbase Entities that become marketable, and (b) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Fund’s order, ahead of any order received from the Fund. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price or a buy order equivalent to or better than the best ask price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment.

Pursuant to the Prime Broker Agreement, the Fund compensates the Prime Broker through (i) a “Settlement Fee” assessed per settlement in the Fund’s Trading Balance, (ii) a “Prime Broker Custody ETP Services Fee” assessed as a tiered rate of the Fund’s assets under custody in its custodial account, and (iii) a “Trading Account Fee” assessed as a fixed percentage rate of each executed order. The Prime Broker will invoice the Fund for the Settlement Fee and the Prime Broker Custody ETP Services Fee on a monthly basis and the Fund shall pay all amounts to the Prime Broker within 15 days of the Fund’s receipt of an invoice for such fees.

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Broker with sufficient Solana to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of Solana in connection with cash creations and redemptions and sales of Solana (e.g., to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable), the Fund may borrow Solana or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Fund to buy or sell Solana through the Prime Broker in an amount that exceeds the cash or Solana credited to the Fund’s Trading Balance at the Prime Broker at the time such order is submitted to the Prime Broker, which, for example, is expected to facilitate the Fund’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the Solana price on the trade date for creations and redemptions or the payment date, for payment of the Sponsor’s Fee or any other Fund expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Broker prior to purchasing the Solana or for the Solana held in the Vault Balance to be transferred to a Trading Balance prior to selling the Solana. The Fund is required by the terms of the Coinbase Credit Trade Financing Agreement, which is part of the Prime Broker Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the Business Day following the day that the Trade Credit was extended to the Fund.

The Trade Credit Lender has established a maximum amount of Trade Credits that the Fund may have outstanding at any one time. A Trade Credit may not be in an amount that would cause the US dollar notional amount of all Trade Credits outstanding to exceed the maximum authorized amount. The Fund is required to maintain its Trading Balance to be equal to or greater than the US dollar notional value of all outstanding Trade Credits at the time of execution of trades on the trading platform, by asset, until such Trade Credits have been repaid. In connection with a creation transaction, to the extent that the execution price of Solana acquired exceeds the cash deposit amount, the Authorized Participant (and not the Fund) bears the responsibility for this difference. In addition, for creation and redemption transactions, the interest payable on Trade Credits utilized under the Trade Financing Agreement are included in the execution price and, therefore, are the responsibility of the Authorized Participant (and not the Fund).

The Trade Credit Lender is not obligated to continue to provide Trade Credits to the Fund and may in its sole discretion impose black-out periods during which Trade Credits for any or all Solana or cash may be unavailable, provided, however, that the Trade Credit Lender will provide the Fund advance notice of such black-out periods if feasible to do so.

To secure the repayment of Trade Credits, the Fund has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Fund fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of Solana or cash credited to the Fund’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. If the Fund fails to make payment of Trade Credits by any applicable settlement deadline or pay any other amounts due under the Trade Financing Agreement when due, Coinbase may freeze the Fund’s ability to use the Trading Platform.

Interest rates on Trade Credits will be an amount to be determined, on a daily basis, based on the Trade Credit Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Fund.

The Fund’s Solana holdings are maintained with the Solana Custodian rather than the Prime Broker, except in the limited circumstances of Solana that is held temporarily in the Trading Balance for purchases and sales of Solana in connection with the settlement of cash creations and redemptions, or the payment of Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Fund will first borrow Solana from the Trade Credit Lender using the Trade Financing Agreement, and then sell this Solana. In connection with a purchase order, the Fund will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase Solana. The purpose of borrowing the Solana or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the Solana price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian and Prime Broker to purchasing the Solana or for the Solana held in the Vault Balance to be transferred to a Trading Balance prior to selling the Solana (a process which may take up to twenty four hours, or longer if the Solana blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Solana Custodian to move Solana out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Fund may not be able to lock in the Solana price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the Solana.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders. In addition, to the extent that the execution price for purchases and sales of Solana related to creations and redemptions and sales of Solana in connection with paying the Sponsor’s Fee and any other Fund expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Fund, the Shareholders may be negatively impacted.

The Trade Financing Agreement continues in effect until terminated in accordance with the provisions of the Trade Financing Agreement. The Trust and Coinbase Credit, Inc. may terminate Trade Financing Agreement immediately upon giving the other non-terminating party written notice. Upon notice of termination, all outstanding extensions of Trade Credits will become due and payable immediately.

TRADING COUNTERPARTIES

In addition to the Prime Broker described above, the Trust on behalf of the Fund has entered into a Master Agreement with [      ] to allow the Fund to enter into spot purchase or sale transactions in Solana on a principal to principal basis. Under the Master Agreement, [      ] has no liability: (i) with respect to any breach of the Master Agreement which does not arise from its fraud, willful misconduct, bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third-party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (such damages, “Special Damages”) (even if informed of the possibility or likelihood of such Special Damages). Under the Master Agreement the Trust, on behalf of the Fund, and the Sponsor will each, on a several basis, indemnify, defend and hold [      ] harmless together with its officers, directors, members, affiliates, employees, agents and licensors from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including reasonable attorneys’ fees) resulting from any third-party action related to: (i) the Fund or the Sponsor’s breach of the terms of the Master Agreement, (ii) the Fund’s or the Sponsor’s violation of any applicable law, rule or

regulation, (iii) [       ] reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Fund, or (iv) other acts or omissions in connection with the execution or settlement of transactions with [        .] The Master Agreement continues in effect until terminated in writing by either party.

The Trust on behalf of the Fund has also entered into a Liquidity Provider Agreement with [    ] whereby [   ] is a liquidity provider in connection with cash orders from authorized participants to create or redeem Fund shares and, in that capacity, [   ] delivers Solana to the Fund, or delivers cash to the Fund and receives Solana from the Fund, in each case, at the direction of the Sponsor. Under the Liquidity Provider Agreement, each of the Trust, on behalf of the Fund, and the Sponsor, severally and not jointly, (each such party, individually and not collectively, a “Fund Indemnifying Party”) will indemnify and hold harmless the [  ], its affiliates (other than the Trust or any of its representatives or agents (in their capacities as such)), subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “[  ] Indemnified Party”) from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such [  ] Indemnified Party as a result of: (i) any material breach by such Fund Indemnifying Party of any provision of the Liquidity Provider Agreement that relates to such Fund Indemnifying Party; (ii) any failure by such Fund Indemnifying Party to perform any of its obligations set forth in the Liquidity Provider Agreement applicable to it; (iii) any failure on the part of such Fund Indemnifying Party to comply in all material respects with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Liquidity Provider Agreement; (iv) actions of such [  ] Indemnified Party taken in reliance upon any instructions issued or representations made in accordance with the Liquidity Provider Agreement; (v) gross negligence, fraud, bad faith, reckless or willful misconduct of the Trust, on behalf of the Fund, or Sponsor; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the registration statement or the prospectus based on information furnished in writing by or on behalf of an Authorized Participant expressly for use in the registration statement or the prospectus.

The indemnification shall not apply to the extent any such losses, liabilities, damages, costs, and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a [  ] Indemnified Party. The Liquidity Provider Agreement may be terminated at any time by any party upon sixty days prior written notice delivered to the other parties and may be terminated earlier by any party to the Liquidity Provider Agreement at any time on the event of a material breach by any other party hereto of any provision of the Liquidity Provider Agreement. Notwithstanding the foregoing, any party may, by prior written notice to the other party, terminate the Liquidity Provider Agreement at any time if: (i) required by applicable law, (ii) the other party terminates or suspends its business, becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority, (iii) the other party becomes subject to any bankruptcy or insolvency proceeding under applicable law, such termination being effective immediately upon any declaration of bankruptcy, or (iv) a party is in breach of any material term, condition, or provision of this Agreement, and such breach cannot be or has not been cured within thirty days after the giving of written notice specifying such breach.

There is no set term for the agreements with the Solana Trading Counterparties and such parties are not obligated to participate in transactions with the Fund. Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive a Digital Asset as part of the creation or redemption process or otherwise direct the Fund or a third-party with respect to purchasing, holding, delivering, or receiving a Digital Asset as part of the creation or redemption process. The Sponsor conducts due diligence on potential Solana Trading Counterparties, with entities being added or removed from consideration on an ongoing basis. Each Solana Trading Counterparty must undergo onboarding by the Sponsor prior to entering into Solana transactions on behalf of the Fund. The Sponsor will not place orders with any Solana Trading Counterparty that is an affiliate of the Fund, the Trust or the Sponsor. Each of the Solana Trading Counterparties are, and any other Solana Trading Counterparty that the Sponsor, on behalf of the Fund, places orders with in the future, will be subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with anti-money laundering (“AML”) and know your customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

THE INDEX ADMINISTRATOR AND SECONDARY INDEX PROVIDER

The Index is owned, administered and calculated by the Index Administrator. The Index Administrator is experienced in calculating and administering digital asset benchmarks. The Index Administrator publishes the intraday value of the Index and the daily settlement value of the Index, which is effectively the Index’s closing value. The Index Administrator administers, calculates and publishes the Index, which serve as a once-a-day benchmark rate of the U.S. dollar price of Solana, calculated as of 4:00 p.m. ET. The agreement between an affiliate of the Sponsor and the Index Administrator (the “Index Administrator Agreement”) related to the Index is subject to a three-year initial term period and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the Index Administrator Agreement.

The agreement between an affiliate of the Sponsor and the Lukka (the “Secondary Index Agreement”) is subject to an initial one year period and will automatically be renewed for successive one-year periods pursuant to the terms of the Secondary Index Agreement unless terminated pursuant to the terms of the Secondary Index Agreement.
THE MARKETING AGENT

Franklin Distributors, LLC is the Marketing Agent of the Fund. The Marketing agent is an affiliate of the Sponsor and has its principal address at One Franklin Parkway, San Mateo, CA 94403-1906.

The Marketing Agent and its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Marketing Agent is responsible for marketing the Fund and the Shares on a continuous basis. Among other things, the Marketing Agent will assist the Sponsor in: (1) developing a marketing plan for the Fund on an ongoing basis; (2) preparing marketing materials regarding the Shares, including the content on the Fund’s website; (3) executing the marketing plan for the Fund; (4) conducting public relations activities related to the marketing of Shares; and (5) incorporating Solana into its strategic and tactical exchange-traded fund research.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund, and constitutes, insofar as it describes matters of U.S. federal income tax law or legal conclusions relating thereto and subject to the limitations and qualifications described therein, the opinion of [Stradley Ronon Stevens and Young LLP]. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, U.S. Tax-Exempt Shareholders (as defined below) who acquire their Shares with acquisition indebtedness, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations (or other types of fiscally transparent entities) for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares, or the alternative minimum tax or the Medicare contribution tax imposed on certain net investment income. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is not a U.S. Shareholder and who, in addition is not:

•	an individual present in the United States for one-hundred eighty-three (183) days or more in a taxable year who meets certain other conditions; or

•	subject to certain rules applicable to certain expatriates or former long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Fund

The Sponsor will treat the Fund as a grantor trust for U.S. federal income tax purposes. Assuming that the Fund is a grantor trust, the Fund will not be subject to U.S. federal income tax. Instead, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Fund’s assets and a pro rata portion of the Fund’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

There can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. The Sponsor will not request a ruling from the IRS with respect to the classification of the Fund for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Fund is not classified as a “grantor trust,” the Fund would likely be classified as either a partnership for U.S. federal income tax purposes, in which case there might be different timing or other tax consequences to the Shareholders, or as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Fund would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Fund generally would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate Shareholders, or a dividends received deduction, in the case of corporate Shareholders). However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Fund is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Fund. Shareholders also will be treated as if they directly received their respective pro rata shares of the Fund’s income, if any (including staking income, as applicable), and as if they directly incurred their respective pro rata shares of the Fund’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying Solana related to such Shares.

On March 25, 2014, the IRS released the Notice, which provides guidance on certain aspects of the treatment of convertible virtual currencies (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency), including Solana, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital currency (i) is “property”, (ii) is not “currency” for purposes of the rules of the Code relating to foreign currency gain or loss, and (iii) may be held as a capital asset. However, current IRS guidance does not address several other aspects of the U.S. federal income tax treatment of Solana, including the kind of property that Solana should be regarded as for U.S. federal tax purposes. Because Solana is a recent technological innovation, the U.S. federal income tax treatment of Solana or transactions relating to investments in Solana may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving Solana. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in Solana or in transactions relating to investments in Solana is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any Solana the Fund may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Fund expects to sell or use Solana to pay certain expenses of the Fund and as necessary to satisfy redemptions paid in cash. If the Fund sells Solana (for example to generate cash to pay fees or expenses) or is treated as selling Solana (for example by using Solana to pay fees or expenses), a Shareholder generally will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Fund upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the Solana that was sold. A Shareholder’s tax basis for its share of any Solana sold by the Fund should generally be determined by multiplying the Shareholder’s total basis for its share of all of the Solana held in the Fund immediately prior to the sale, by a fraction the numerator of which is the amount of Solana sold, and the denominator of which is the total amount of the Solana held in the Fund immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the Solana remaining in the Fund should be equal to its tax basis for its share of the total amount of the Solana held in the Fund immediately prior to the sale, less the portion of such basis allocable to its share of the Solana that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the Solana held in the Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the Solana held in the Fund at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Fund selling Solana) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the Solana that was sold.

Gains or losses from the sale of Solana to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss generally will equal the difference between

(a) the amount realized pursuant to the sale of the Solana, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the Solana held in the Fund that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the Solana held in the Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the Solana held in the Fund immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for money or, in the case of an in-kind redemption (if applicable), that is treated as the basis of the Solana received by the Shareholder in the redemption.

If a hard fork occurs in the Solana blockchain, the Fund could temporarily hold both the original Solana and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as Solana. The other asset will be treated as an Incidental Right and/or IR Virtual Currency, in accordance with the procedures specified herein. Pursuant to the Rulings & FAQs released in 2019, the IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold.

If the Fund were to receive staking awards, likely in the form of new Solana tokens, any such Staking Rewards received by the Fund would be reportable to Shareholders as taxable income under current IRS guidance. In 2023, the IRS released a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that Staking Rewards will, under certain circumstances, be treated as giving rise to taxable income (the “Staking Guidance”). Assuming that the Fund is treated as a grantor trust for U.S. federal income tax purposes, any Staking income received will be a taxable event to beneficial owners of Shares. Thus, the Fund’s receipt of Staking Rewards could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Fund.

Brokerage Fees and Fund Expenses

Any brokerage, financing or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. It is also possible that, based on the mechanics associated with redemptions, a Shareholder may recognize some amount of income, expense, gain or loss in connection with redemptions of other Shareholders, based on differences between the prices at which Shareholders generally will be redeemed and the actual prices at which the Fund sells Solana.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of Solana by the Fund (as discussed above), including to the extent some or all of the proceeds of such sale are used by the Sponsor to pay Fund expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by U.S. Tax-Exempt Shareholders

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the ability to purchase Shares and the tax consequences of a purchase of Shares.

Taxation of U.S. Tax-Exempt Shareholders

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax except to the extent of such Shareholders’ unrelated business taxable income (“UBTI”). UBTI is defined generally as income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to the entity’s exempt purpose. Dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property are generally excluded from UBTI (so long as not derived from debt-financed property). Debt-financed property generally consists of property with respect to which there is “acquisition indebtedness” at any time during the taxable year. When a U.S. Tax-Exempt Shareholder owns an interest in a grantor trust, such as the Fund, the activities of the Fund (and any pass-through entities or disregarded entities in which the Fund owns an interest) are attributed to the U.S. Tax-Exempt Shareholder for purposes of determining whether such Shareholder’s share of income is of the grantor trust UBTI.

The Fund’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, staking, or similar event may be treated as UBTI. If the Fund were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax-Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

A U.S. private foundation considering an investment should be aware that, if such a foundation acquires a sufficiently large number of Shares, such Shares could become an “excess business holding” that could subject the foundation to a U.S. excise tax. A private foundation should consult its own tax advisors regarding the excess business holdings provisions of the Code and other respects in which the provisions of Chapter 42 of the Code could affect the consequences to such foundation of acquiring and holding Shares.

Prospective investors who are U.S. Tax-Exempt Shareholders should consult their own tax advisors with respect to the U.S. federal income tax consequences of an investment in Shares.

Taxation of Non-U.S. Shareholders

The U.S. federal income tax treatment of a Non-U.S. Shareholder is complex and will vary depending on the circumstances and activities of such Non-U.S. Shareholder. Each Non-U.S. Shareholder is urged to consult with its own tax advisor regarding the U.S. federal, state and local, and non-U.S. income, estate and other tax consequences of acquiring Shares.

The Fund does not expect (though no assurance can be given) that it will be treated as engaged in a trade or business within the United States or recognize income that is treated as “effectively connected” with the conduct of a trade or business in the United States (“ECI”). However, while it is unlikely that any income that the Fund might recognize as a result of a fork, airdrop or similar event would give rise to effectively connected income, there has been no guidance as to how such events may be treated. Therefore, there can be no assurance that the Fund will not be treated as engaged in a U.S. trade or business or will not otherwise generate income treated as effectively connected with a U.S. trade or business for U.S. federal income tax purposes.

Provided that the Fund is not engaged in the conduct of a U.S. trade or business, and that it does not otherwise generate ECI, the U.S. federal income tax liability of a Non-U.S. Shareholder with respect to that Shareholder’s Shares generally will be limited to withholding tax on certain gross income from U.S. sources (if any) generated by the Fund.

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income” (“FDAP”) that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty). There is currently no guidance as to whether income recognized by the Fund as a result of a fork, airdrop, staking or similar event would constitute U.S. source FDAP.

A Non-U.S. Shareholder resident in a jurisdiction with which the U.S. has an income tax treaty may be entitled to the benefits of that treaty in order to reduce or eliminate the 30% U.S. withholding tax with respect to that Shareholder’s distributive share of income that the Fund treats as U.S.-source FDAP if under the laws of that non-U.S. jurisdiction, the Fund is treated as tax-transparent and certain other conditions are met. In order to secure the benefits of an applicable income tax treaty through a reduction or elimination of withholding, Non-U.S. Shareholders will generally be required to certify their non-U.S. status by providing the Fund with an executed IRS Form W-8BEN or W-8BEN-E. However, if a Non-U.S. Shareholder fails to provide such IRS Forms, the Fund intends to withhold at a full 30% rate on any Non-U.S. Shareholder’s share of U.S.-source FDAP, in which case the Non-U.S. Shareholder must file a refund claim with the IRS in order to obtain the benefit of a reduced rate or exemption.

If the proper amounts are withheld and remitted to the U.S. government and the Fund does not recognize ECI, Non-U.S. Shareholders that are individuals or corporations will generally not be required to file U.S. federal income tax returns or pay additional U.S. federal income taxes solely as a result of their investments in the Fund (though Non-U.S. Shareholders treated as trusts for U.S. federal income purposes are subject to special rules).

Alternatively, if the Fund is treated as having any ECI, or any portion of the gain realized by a Non-U.S. Shareholder on its disposition of Shares is treated as ECI, then a Non-U.S. Shareholder would be required to file U.S. income tax returns and pay tax on any ECI at applicable U.S. income tax rates. Any ECI received by a Non-U.S. Shareholder that is treated as a corporation may also be subject to U.S. federal “branch profits tax” at a 30% rate, or such lower rate as may be provided in an applicable tax treaty. Finally, if the Fund is treated as a partnership (for U.S federal income tax purposes), and any portion of the gain realized by a Non-U.S. Shareholder on its disposition of Shares is treated as ECI, such Non-U.S. Shareholder may be subject to a withholding tax equal to 10% of the amount realized on the disposition (subject to reduction or elimination in certain circumstances). Non-U.S. Shareholders are urged to consult with their own tax advisers regarding the application of this withholding tax.

United States Information Reporting and Backup Withholding

The Sponsor will cause the Fund to file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Fund. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Fund’s annual income, expenses, gains and losses (if any). U.S. Shareholders generally may comply with these identification procedures by providing the Fund a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Non-U.S. Shareholders generally may comply with these identification procedures by providing the Fund with the relevant IRS Form W-8BEN, duly completed and executed. Shareholders may be required to satisfy certain information reporting or certification requirements, e.g., those imposed by FATCA, in order to avoid certain information reporting and withholding tax requirements.

Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS TO DISCUSS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM ASSOCIATED WITH ANY

 PURCHASE, HOLDING, SALE, REDEMPTION OR OTHER DEALING IN THE SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.
ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is expected that the Shares will constitute “publicly-offered securities” as defined in the DOL Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Solana held in the Fund represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code. Nevertheless, it is possible that the underlying assets of the Fund will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. See “Risk Factors Related to ERISA” above for further information regarding the consequences of the underlying assets of the Fund being deemed to include “plan assets.”

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment could constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the fiduciary standards under ERISA, including investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing in the Shares, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Administrator, the Custodians, the Marketing Agent or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold, or dispose of such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.
SEED CAPITAL INVESTOR

On [ ] the Seed Capital Investor, subject to conditions, purchased [ ] Shares at a per-Share price equal to $[ ] (the “Initial Seed Shares”). Delivery of the Initial Seed Shares was made on [ ]. Total proceeds to the Fund from the sale of the Initial Seed Shares were $[ ]. On [ ], the Initial Seed Shares were redeemed for $[ ] and the Seed Capital Investor purchased [ ] creation units in a cash transaction comprised of a total of [ ] Shares at a per-Share price based on [ ] Solana per Creation Unit (or [ ] Solana per Share), for a total of [ ] Solana (the “Seed Creation Units”). The cash proceeds to the Fund from the sale of the Seed Creation Units were used by the Fund to purchase [ ] Solana at the price of $[ ] per Solana on [ ] (exclusive of transaction and other costs incurred in connection with the conversion of the cash proceeds to Solana, which were paid by the Seed Capital Investor). Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $[ ] (an amount representing [ ] Solana). As noted above, the transaction and other costs incurred in connection with the Seed Creation Units were paid by the Seed Capital Investor and not borne by the Fund. As of the date of this prospectus, these [ ] Shares represent all of the outstanding Shares. The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Units to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Units. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Creation Units.

The Sponsor and the Fund have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.
PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Fund issues Shares in Creation Units to Authorized Participants on a continuous basis. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Units from, and submit Creation Units for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public Shares of any Creation Units it does create.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted with ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of Financial Industry Regulatory Authority, Inc. (“FINRA”). Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the

FINRA Rules. The Authorized Participants do not receive from the Fund or the Sponsor any compensation in connection with an offering of the Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Units, and its activities with respect to the Seed Creation Units will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Creation Units in the future.

The Shares will be listed and traded on the Cboe BZX Exchange under the ticker symbol “SOEZ.”
CONFLICTS OF INTEREST

General

Prospective investors should be aware that it is the Sponsor’s and the Trust’s position that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders.

There are certain entities with which the Sponsor may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor and the Marketing Agent (including Franklin Resources, Inc., each of its affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “Affiliates”). The Sponsor and its staff service affiliates of the Sponsor and their respective clients, and may also service other digital asset investment vehicles (including serving as the sponsor of other digital asset related exchange-traded products such as the Franklin Bitcoin ETF, the Franklin Ethereum ETF, Franklin Crypto Index ETF and the Franklin XRP ETF). The Sponsor’s trading decisions for the Fund may be influenced by the effect they would have on the on the other funds and accounts it manages.

The activities of the Sponsor, the Marketing Agent and the Affiliates in the management of, or their interests in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its Shareholders. One or more of the Sponsor, the Marketing Agent or the Affiliates provide investment management services to other pooled investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Fund. The Sponsor, the Marketing Agent and the Affiliates collectively are engaged in the business of providing a broad spectrum of financial services and asset management activities world wide, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund and its Shareholders. One or more of the Sponsor, the Marketing Agent or the Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Fund directly and indirectly invest.

[For example, as of the date of the prospectus, an affiliate of the Sponsor holds positions (including initially for purposes of seed investment) in multiple strategies that include Solana. Affiliates of the Sponsor currently provide model portfolios that include exposure to Solana. Additionally, various funds managed by affiliates of the Sponsor may in the future and recently have from time to time taken long and/or short positions in the CME cash-settled Solana futures market.] Further, various officers and employees of the Sponsor may hold positions in or obtain exposure to Solana from time to time to various degrees given increasing global adoption of Solana.

The Sponsor, the Marketing Agent and the Affiliates may participate in transactions related to Solana, either for their own account (subject to certain internal employee trading operating practices and/or preclearance requirements as discussed below) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the Solana held by the Fund and, consequently, on the market value of Solana. The Sponsor will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Fund (“Solana Access Persons”) pre-clear personal trading activity in Solana. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares of the Fund. Finally, trading on behalf of clients in the shares of the Fund will be subject to controls embedded in Franklin Templeton’s portfolio trading compliance systems.

Because these parties may trade Solana for their own accounts at the same time as the Fund, prospective Shareholders should be aware that such persons may take positions in Solana which are opposite, or ahead of, the positions taken for the Fund. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Fund.

Thus, it is likely that the Fund will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Marketing Agent or an Affiliate performs or seeks to perform investment banking or other services.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including service providers engaged in connection with valuation of the Fund’s assets. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in Solana and/or in Shares, and due to the fact that the Sponsor’s Fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the valuation of Shares as described below.

Resolution of Certain Conflicts

The Declaration of Trust provides that whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or whenever Declaration of Trust or any other agreement contemplated therein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Declaration of Trust or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Issues Relating to the Valuation of Assets

The Sponsor will value the Fund’s assets in accordance with valuation policies, procedures and/or methodologies selected or established by the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Fund. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. In addition, various divisions and units within Franklin Templeton are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts (“Client Accounts”). These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Fund, the Sponsor will value investments according to valuation policies and methodologies as described herein, and may value an identical asset differently than such other divisions, units or affiliated entities.

The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws are not governed by this limitation. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to the Declaration of Trust provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Additionally, the federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the Securities Act.
LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Stradley Ronon Stevens & Young, LLP.
EXPERTS

The financial statements of the Trust and Fund as of [ ] included in this prospectus have been so included in reliance on the report of [ ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Fund or the Shares can also be obtained from the Fund’s website at [ ]. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Fund will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Fund, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Fund, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Administration Agreement” — The Fund Administration and Accounting Agreement between the Administrator and the Fund.
“Administrator” — The Bank of New York Mellon.
“Affiliate” — Any affiliates of the Sponsor and the Marketing Agent (including Franklin Resources, Inc., each of its affiliates, directors, partners, trustees, managing members, officers and employees).
“Airdrop” — An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.
“API” — Application Programming Interface.
“Article 8” — Article 8 of the New York Uniform Commercial Code.
“ASC Topic 820” — The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures.”
“ASC” — Accounting Standards Codification.
“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Administrator that provides the procedures for the creation and redemption of Creation Units.
“Authorized Participant” — A person who, at the time of submitting an order to create or redeem one or more Creation Units (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.
“BitLicense” — A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.
“BNYM” – The Bank of New York Mellon.
“BSA” — U.S. Bank Secrecy Act, as amended.
“Business Day” — Any day other than: (1) a Saturday or a Sunday, or (2) a day on which the Cboe BZX Exchange is closed for regular trading.
“Cash Custodian” — The Bank of New York Mellon.
“CB Return Cure” — the failure of any Coinbase Entity to sell or withdraw or transfer the Fund’s Solana in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within two (2) business days following the Fund providing written notice to the relevant Coinbase Entity.
“CBDCs” — Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.
“Cboe BZX Exchange” — Cboe BZX Exchange, Inc.
“CF Benchmarks Index” — The CME CF Solana-Dollar Reference Rate — New York Variant for Solana — U.S. Dollar Trading pair.

“CFPB” — The Consumer Financial Protection Bureau.
“CFTC” — The U.S. Commodity Futures Trading Commission.
“Client Account” — Other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within Franklin Templeton manage or advise.
“CME” — Chicago Mercantile Exchange.
“Code” — The United States Internal Revenue Code of 1986, as amended.
“Coinbase Custody” — Coinbase Custody Trust Company, LLC.
“Coinbase Exchange” — The Prime Broker’s exchange platform.
“Coinbase Global” — The Prime Broker’s parent.
“Coinbase Insureds” — Coinbase Global and its subsidiaries, including the Solana Custodian and the Prime Broker.
“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.
“Connected Trading Venue” — A venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Solana on behalf of the Fund.
“Consensus Client” — A consensus-layer client software program.
“Constituent Platforms” — The constituent digital asset platforms of the CF Benchmarks Index, which are chosen by the Index Administrator and could change over time.
[“Creation Solana Amount” — The amount of Solana to be purchased by the Fund which the Sponsor will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit (50,000) and dividing the resulting product by that day’s CF Benchmarks Index.]
[“Creation Unit Deposit Amount” — The amount of cash to be delivered in a creation which BNYM will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit (50,000)].
“Creation Unit” — A block of 50,000 Shares.
“CTA” — The Consolidated Tape Association.
“Custodian Agreement” — The agreement, governed by New York law, between the Fund and the Solana Custodian regarding the custody of the Fund’s Solana.
“Custodians” —The Cash Custodian and Solana Custodian, collectively.
“Custody Transaction Costs” — The transfer, processing and other transaction costs charged by the Solana Custodian in connection with the issuance of Creation Units for such purchase order (including Solana Network fees).
“CVC” — Convertible currency.
“DAOs” — Decentralized autonomous organizations.

“DApps” — Short for decentralized applications, which consistent with common usage, refers to all applications which are built on the Solana Network or other blockchains, whether or not decentralized in fact.
“DCM” — Designated contract market.
“Declaration of Trust” — The Agreement and Declaration of Trust dated as of [ ], among the Sponsor, the Trust and the Trustee.
“DeFi” — Decentralized finance.
“DFPI” — The California Department of Financial Protection and Innovation.
“DOL” — The U.S. Department of Labor.
“DSTA” — The Delaware Statutory Trust Act.
“DTC Participant” — An entity that has an account with DTC.
“DTC” — The Depository Trust Company.
“ECI” — Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.
“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.
“ET” — Eastern Time Zone.
“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.
“Exchange” — Cboe BZX Exchange, Inc.
“Execution Client” — An execution-layer client software program.
“Fair Value Event” — An event which occurs if the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable.
“FASB” — Financial Accounting Standards Board.
“FBO Account” — An omnibus account in the Prime Broker’s name FBO its customers at each of multiple FDIC-insured banks.
“FBO” — For the benefit of.
“FCA” — The Financial Conduct Authority of the United Kingdom.
“FDAP” — A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”
“FDIC” — The Federal Deposit Insurance Corporation.
“FinCen” — The U.S. Department of the Treasury Financial Crimes Enforcement Network.
“FINRA” — The Financial Industry Regulatory Authority.

“Fork” — A non-backward compatible change to the original Solana blockchain and the source code of the original Solana Network which results in the original Solana Network and the original Solana blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.
“Franklin” or “FRI” — Franklin Resources, Inc.
“FSMB” — Financial Services and Markets Bill.
“FTX” — FTX Trading Ltd.
“GAAP” — The U.S. generally accepted accounting principles.
“Genesis” — Genesis Global Capital, LLC and its affiliates.
“Geth” — Go-Ethereum client, a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation.
“Hard fork” — A permanent split in a network’s blockchain that separates an existing blockchain network into two networks, each with its own digital asset, blockchain and source code, which are not backwards compatible.
“IIV” — Intraday indicative value per share.
“Incidental Rights” — Any virtual currency (for avoidance of doubt, other than Solana) or other asset or right that the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Fund’s ownership of Solana and arise without any action of the Fund, or of the Sponsor, Administrator or other service provider on behalf of the Fund.
“Index Administrator” —CF Benchmarks Ltd.
“Index” — The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index.
“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.
“Initial Seed Shares” — $[ ] in Shares, comprising [ ] Shares at a per-Share price equal to $[ ], delivered on [ ] to the Seed Capital Investor.
“Investment Company Act” — The United States Investment Company Act of 1940, as amended.
“IR Virtual Currency” — A virtual currency acquired through Incidental Rights.
“IRA” — Individual retirement account.
“IRS” — The United States Internal Revenue Service.
“ISG” — Intermarket Surveillance Group.
“JOBS Act” — The Jumpstart Our Business Startups Act.
“KYC” — Know your customer.

“Layer 1” — The main Solana Network.
“Layer 2” — Solutions designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Solana Network.
“Marketing Agent” — Franklin Distributors, LLC.
“MEV” — Maximal Extractable Value.
“MiCA” — Markets in Crypto-Assets.
“Money Market Fund” — A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service).
“MSB” — A U.S.-based platform registered as a money services business with FinCen.
“NAV” — Net asset value per Share.
“NBMM” — Non-bank market maker.
“NFA” — National Futures Association.
“NFTs” — Non-Fungible tokens.
“Non-U.S. Shareholder” — A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.
“Notice” — The 2014 notice released by the IRS.
“NYDFS” — The New York State Department of Financial Services.
“Observable Inputs” — Independent market data.
“OCC” — The Office of the Comptroller of the Currency.
“OFAC” — The Office of Foreign Assets Control.
“Order Book” — A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.
“OTC” — Over the counter.
“Oversight Committee” — The Oversight Committee of the Index Administrator.
“Person” — Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Plan Assets Regulation” — Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Planned Forks” — Forks that take place through a formal process.

“Plans” — Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.
“Prime Broker Agreement” — The agreement between the Sponsor, Trustee and the Prime Broker.
“Prime Broker” — Coinbase Inc., an affiliate of the Solana Custodian.
“Proof-of-History” or “PoH” — A timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time
“Proof-of-Stake” — A blockchain consensus mechanism used to verify cryptocurrency through staking cryptocurrency coins.
“Proof-of-Work” — A blockchain consensus mechanism whereby one party proves to verifies that a certain amount of computational effort was expended.
“Regular Market Session” — The Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET.
“Relevant Coinbase Entities” — The Prime Broker (Coinbase Inc.) and its parent (Coinbase Global).
“Relevant Pair” — The relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets.
“Relevant Transaction” — Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the ETH/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Administrator.
“Ruling & FAQs” — The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.
“Sarbanes-Oxley Act” — The Sarbanes–Oxley Act of 2002.
“SDRTI” — CME CF Solana-Dollar Real Time Index.
“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.
“Secondary Index” — Lukka Digital Asset Reference Rate – Solana.
“Securities Act” — The United States Securities Act of 1933, as amended.
“Seed Capital Investor” — Franklin Resources, Inc.
“Seed Creation Units” — [ ] Shares delivered to the Seed Capital Investor on [ ] in exchange for cash which the Fund used to purchase [ ] Solana at the price of $[ ] per Solana on [ ] (exclusive of transaction and other costs incurred in connection with the conversion of the cash proceeds to Solana, which were paid by the Seed Capital Investor), all at a per-Share price based on [ ] Solana per Creation Unit (or [ ] Solana per Share). Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $[ ] (an amount representing [ ] Solana).
“Service Providers” — Custodians, Administrator, Trustee, Sponsor, Authorized Participants, Solana Trading Counterparties, Staking Provider(s), the listing exchange, and the Fund’s other service providers and counterparties.

“Settlement Deadline” — 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund or, if such day is not a business day, on the next business day.
“Shareholders” — Owners of beneficial interests in the Shares.
“Shares” — Units of fractional undivided beneficial interest in the net assets of the Fund.
“SIMD” — Solana Improvement Documents. Documents that describe proposed and accepted changes to the Solana Protocol.
“SIPC” — The Securities Investor Protection Corporation.
“Slashing” — Penalty if a validator commits malicious acts related to the validation of blocks with invalid transactions.
“SOL Cash Value” — The value of the Solana based on the Benchmark Valuation (defined as the CME CF Solana-Dollar Reference Rate — New York Variant) as of the time that the request to sell, transfer or withdraw was originally made by the Fund.
“SOL” — The currency code for Solana.
“Solana Access Persons” — Sponsor personnel who have access to information about creation and redemption activity in Shares of the Fund.
“Solana blockchain” — The blockchain ledger for Solana.
“Solana Client” — software application that implements the Solana Network specification, communicates with the Solana Network and allows them to act as a node in the network to the new specification.
“Solana Custodian” or “Coinbase Custody” — Coinbase Custody Trust Company, LLC.
“Solana Network” — Solana blockchain and any digital asset network, including the Solana peer-to-peer network.
“Solana Trading Counterparty” — Designated third parties who transact in Solana pursuant to written agreements with the Fund.
“SOLUSD_NY” — CME CF Solana-Dollar Reference Rate.
“Sponsor’s Fee” — The fee of the Sponsor, which is compensation for the Sponsor’s services rendered to the Fund, is calculated and accrued daily at an annualized rate of [ ]% (i.e., [_]%/365 days) of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver. [As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor’s Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee.]  In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund.
“Sponsor” — Franklin Holdings, LLC, an indirect subsidiary of Franklin Resources, Inc.
“Spot Price” — The current market value of the underlying Solana.

“Staking Rewards” — Any consideration of any kind whatsoever, including, but not limited to, any staking reward paid in fiat currency or paid in kind, in exchange for using, or permitting to be used, any portion of the Fund’s Solana for Staking Activities.
“SVB” — Silicon Valley Bank.
“Throughput” — The number of transactions that can processed in a given period.
“Trade Credit Lender” — Coinbase Credit, Inc.
“Trade Credit” — The Fund may borrow Solana or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.
“Trade Financing Agreement” — The Coinbase Credit Post-Trade Financing Agreement.
“Trading Balance” — A trading account at which, pursuant to the Prime Broker Agreement, a portion of the Fund’s Solana holdings and cash holdings from time to time may be held with the Prime Broker, including in connection with the sale of Solana to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor.
“Trading Platform” — The Prime Broker’s execution platform where the Sponsor may place an order.
“Transaction Parties” — The Sponsor, the Trustee, the Custodians and any of their respective affiliates.
“Transfer Agency and Service Agreement” — The agreement between the Fund and BNYM to perform transfer agency services.
“Transfer Agent” — The Bank of New York Mellon.
“Treasury Regulations” — Tax regulations issued by the IRS.
“Trust” — Franklin Solana Trust, a Delaware statutory trust formed pursuant to the Agreement and Declaration of Trust.
“Trustee” — CSC Delaware Trust Company, a subsidiary of Corporation Service Company.
“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
“UBTI” — Unrelated business taxable income.
“USD” — The currency code the US Dollar.
“USDC” — US Dollar Coin.
“Vault Balance” — Accounts storing the Fund’s Solana that are required to be segregated from the assets held by the Solana Custodian as principal and the assets of its other customers.
“VWAP” — Volume Weight Average Prices.

“VWMP” — Volume Weight Median Prices.

Franklin Solana Trust-Shares of Franklin Solana ETF

PROSPECTUS

[ ]

[Until [ ] (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is an addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.]

PROSPECTUS

, 2025

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

Neither the Trust nor the Fund will bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Sponsor. Except for Exchange Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	**
Exchange Listing Fee	$[ ]
Printing and engraving expenses	$[ ]
Legal fees and expenses	$[ ]
Accounting fees and expenses	$[ ]
Total	$[ ]

*	Subject to revision upon completion of the offering.
**
An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust, on behalf of the Fund, is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14.  Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section [4.05] of the Declaration of Trust provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates (as defined in the Declaration of Trust) and subsidiaries shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Declaration of Trust or any actions taken in accordance with the provisions of the Declaration of Trust. Any amounts payable to an indemnified under Section [4.05] may be payable in advance or shall be secured by a lien on the Trust. In addition, Section [4.05] provides that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Declaration of Trust and the rights and duties of the parties thereto and the interests of the Shareholders (as defined in the Declaration of Trust) and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust. The foregoing indemnification obligations of the Trust as provided in Section [4.05] shall survive the termination of the Declaration of Trust.

Section [3.05] of the Declaration of Trust provides that the Trustee or any officer, Affiliate (as defined in the Declaration of Trust), director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Trust to indemnify the Indemnified Persons as provided in Section [3.05] shall survive the termination of the Declaration of Trust.

Item 15.  Recent Sales of Unregistered Securities.

[None.]

Item 16. Exhibits.

Exhibit No	Description

1.1	Seed Capital Investor Subscription Agreement.*
1.2	Seed Capital Investor Agreement.*

3.1	Certificate of Trust is incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-285121) filed by the Trust on February 21, 2025.

4.1	Agreement and Declaration of Trust.*

4.2	Form of Authorized Participant Agreement.*

5.1	Opinion of [Stradley Ronon Stevens & Young, LLP] as to legality.*
8.1	Opinion of [Stradley Ronon Stevens & Young, LLP] as to tax matters.*
10.1	Coinbase Prime Broker Agreement.*

10.2	Coinbase Post-Trade Financing Agreement.*
10.3	Coinbase Custody Custodial Services Agreement. (included in Exhibit 10.1)*
10.4	Custody Agreement with the Cash Custodian.*
10.5	Fund Administration and Accounting Agreement with the Administrator.*

10.6	Transfer Agency and Service Agreement with the Administrator.*

10.7	Sponsor Agreement.*

23.1	Consent of [ ].*

23.2	Consents of [Stradley Ronon Stevens & Young, LLP] (included in Exhibit 5.1 & 8.1)*

107	Filing Fee Table is incorporated by reference to Exhibit 107 of the Registration Statement on Form S-1 (File No. 333-285121) filed by the Trust on February 21, 2025.

*	To be furnished by amendment.

 Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on July 31, 2025.

By: Franklin Holdings, LLC Sponsor of Franklin Solana Trust *

By:	/s/ David Mann
David Mann
President and Chief Executive Officer
(Principal executive officer)

* The Registrant is a trust and the persons are signing in their capacities as officers of the sponsor of the Registrant.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.
Signature	Title	Date

/s/ David Mann	President and Chief Executive Officer	July 31, 2025
David Mann	(Principal executive officer)

/s/ Matthew Hinkle	Chief Financial Officer	July 31, 2025
Matthew Hinkle

/s/ Vivek Pai	Chief Accounting Officer and Treasurer	July 31, 2025
Vivek Pai

*	The Registrant is a trust and the persons are signing in their capacities as officers of Franklin Holdings, LLC, the sponsor of the Registrant.